Exhibit 10.1
Execution Version
REFINANCING FACILITY AGREEMENT dated as of September 18, 2025 (this “Agreement”) to the Credit Agreement dated as of September 27, 2023, among NCR ATLEOS CORPORATION, a Maryland corporation (the “Company”), the Foreign Borrowers from time to time party thereto, the lenders party thereto (the “Existing Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) (as amended and in effect prior to the effectiveness of this Agreement, the “Credit Agreement”; the Credit Agreement, as modified by this Agreement, the “Amended Credit Agreement”).
WHEREAS, the Company has requested, and the Lenders party hereto (the “Lenders”) and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that pursuant to Section 2.25 of the Credit Agreement, (a) the Term B Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Agreement (the “Existing Term B Loans”) shall be refinanced and replaced in their entirety with a new tranche of term loans under the Credit Agreement in an aggregate principal amount equal to $320,000,000 (the “New Term B Loans”) and (b) the Credit Agreement will be amended as provided herein in order to effect the foregoing. The Company has appointed Wells Fargo Securities, LLC (the “Amendment Left Lead Arranger”) and BofA Securities, Inc., Barclays Bank PLC, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Royal Bank of Canada, Capital One, National Association, Citibank, N.A., Fifth Third Bank, National Association, Manufacturers and Traders
Trust Company, MUFG Bank, Ltd., PNC Capital Markets LLC, Regions Capital Markets, TD
Securities (USA) LLC, Truist Securities, Inc. and U.S. Bank National Association as joint lead arrangers and joint bookrunners for this Agreement and the New Term B Loans described herein.
WHEREAS, each Person party hereto whose name is set forth on Schedule I hereto under the heading “Term B Lender” (each such Person, a “Term B Lender”) has agreed (a) to provide Term B Commitments to the Company on the 2025 Refinancing Facility Effective Date (as defined below) in the amount set forth opposite such Term B Lender’s name on such Schedule I and (b) to make (or continue) New Term B Loans on the 2025 Refinancing Facility Effective Date to the Company in an aggregate principal amount not to exceed the Term B Commitment of such Term B Lender, in each case, subject to the terms and conditions set forth herein and in the Amended Credit Agreement.

WHEREAS, each Person identified on the signature pages hereto as a Term B Lender will be deemed to have irrevocably agreed and consented to the terms of this Agreement and the Amended Credit Agreement.

WHEREAS, this Agreement is a Refinancing Facility Agreement entered into pursuant to Section 2.25 of the Credit Agreement to provide for the New Term B Loans referred to above.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Credit Agreement.
SECTION 2. New Term B Loans.
(a) Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, each Term B Lender agrees, severally and not jointly, to make, on the 2025 Refinancing Facility Effective Date, a New Term B Loan denominated in Dollars in a principal amount not to exceed the Term B Commitment of such Term B Lender set forth on Schedule I hereto. The commitments and the undertakings of each Term B Lender are several.
(b) The New Term B Loans shall have the terms set forth in the Amended Credit Agreement and shall constitute “Term Loans” and “Term B Loans” thereunder and under the other Loan Documents. From and after the 2025 Refinancing Facility Effective Date, the Term B Lenders shall constitute “Term Lenders”, “Term B Lenders” and “Lenders” for all purposes of the Amended Credit Agreement and the other Loan Documents. The New Term B Loans shall replace in full the Term B Loans (as defined in the Credit Agreement prior to giving effect to this Agreement).
(c) The proceeds of the New Term B Loans will be used by the Company to prepay in full the Existing Term B Loans.
(d) Notwithstanding anything herein to the contrary, (i) each Term B Lender that is an Existing Lender and that has delivered its signature page hereto (each such Term B Lender, a “Converting Term B Lender”) shall, in lieu of its requirement to make a New Term B Loan in accordance with Section 2(a), be deemed to have made to the Company a New Term B Loan on the 2025 Refinancing Facility Effective Date in an amount equal to the aggregate principal amount of the Existing Term B Loans of such Converting Term B Lender immediately prior to the effectiveness of this Agreement (or such lesser amount as may be notified to such Converting Term B Lender by the Administrative Agent prior to the 2025 Refinancing Facility Effective Date) and (ii) the Company shall, in lieu of its obligation to prepay such Existing Term B Loans of such Converting Term B Lender in accordance with Sections 2(c) and 2(e) hereof, be deemed to have prepaid such Converting Term B Lender’s Existing Term B Loans on the 2025 Refinancing Facility Effective Date in an aggregate principal amount equal to such Converting Term B Lender’s Term B Commitment, in each case, on a cashless basis. For purposes of Section 2.04(i) of the Credit Agreement, the Existing Term B Loans of each Converting Term B Lender shall be deemed to have been prepaid on the 2025 Refinancing Facility Effective Date.
(e) Notwithstanding anything herein or in the Credit Agreement to the contrary, on the 2025 Refinancing Facility Effective Date the Company shall pay all accrued and unpaid interest and fees with respect to the Existing Term B Loans outstanding immediately prior to such date. Each Converting Term B Lender hereby waives any requirement by the
2

Company to pay any amounts due and owing to it pursuant to Section 2.18 of the Credit Agreement as a result of the transactions described in paragraphs (a), (c) and (d) of this Section 2.
(f) The Company and each Term B Lender party hereto hereby authorize the Administrative Agent to (i) determine all amounts, percentages and other information with respect to the Term B Commitments and New Term B Loans of each Term B Lender and (ii) enter and complete all such amounts, percentages and other information in the Register. The Administrative Agent’s determination and entry and completion shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Company under the Amended Credit Agreement, in each case, absent manifest error.
SECTION 3. Amendments to the Credit Agreement. The parties hereto agree that, pursuant to Section 2.25 of the Credit Agreement in order to effect the provisions of this Agreement and subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Company and each other Loan Party party hereto hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:
(a) On and as of the 2025 Refinancing Facility Effective Date, this Agreement has been duly executed and delivered by each Loan Party party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b) On the 2025 Refinancing Facility Effective Date, and after giving effect to this Agreement and the transactions contemplated hereby to occur on such date, the representations and warranties of each Loan Party set forth in the Amended Credit Agreement and in each other Loan Document are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case as though made on and as of the 2025 Refinancing Facility Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is so true and correct on and as of such prior date.
(c) No further document, instrument or agreement, or any recording, filing, re-recording or re-filing of any Security Document or any notice of a Lien created thereby, is required, as a result of this Agreement in order to maintain the effectiveness, perfection and priority of such Liens created under such Security Documents or to maintain the validity, binding effect or enforceability of the guarantees of the Obligations, except for (i) as have been or substantially contemporaneously with the funding of Loans on the 2025 Refinancing Facility Effective Date will be obtained or made and are (or will so be) in full force and effect, and (ii) those filings or other actions, the failure of which to obtain or make, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
3

(d) On and as of the 2025 Refinancing Facility Effective Date, no Default or Event of Default has occurred and is continuing, both immediately prior to and immediately after giving effect to the transactions contemplated by this Agreement.
SECTION 5. Conditions to Effectiveness. The date on which each of the following conditions precedent is satisfied shall be the “2025 Refinancing Facility Effective Date” and the Term B Commitments shall become effective as of such date subject to the satisfaction of such conditions:
(a) The Administrative Agent (or its counsel) shall have received duly executed counterparts (which may include telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page of a signed counterpart of this Agreement) hereof that, when taken together, bear the authorized signatures of the Administrative Agent, the Company, each Foreign Borrower, each Subsidiary Loan Party and each Term B Lender.
(b) The conditions set forth in paragraphs (a) and (b) of Section 4.03 of the Amended Credit Agreement shall be satisfied on and as of the 2025 Refinancing Facility Effective Date, and the Administrative Agent shall have received a certificate, dated the 2025 Refinancing Facility Effective Date and signed by a Financial Officer of the Company, confirming compliance with (i) such conditions and (ii) the representations and warranties contained in Section 4 above.
(c) The Administrative Agent and the Lenders party hereto shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders party hereto and dated the 2025 Refinancing Facility Effective Date) of each of (i) King & Spalding LLP, counsel for the Company, and (ii) Venable LLP, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(d) The Administrative Agent shall have received such board resolutions, secretary’s certificates, officer’s certificates and other documents as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party party hereto, the authorization of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.
(e) The Collateral and Guarantee Requirement shall be satisfied as of the 2025 Refinancing Facility Effective Date.
(f) Each of the Loan Parties party hereto shall have provided all documentation and other information to the Lenders party hereto that is reasonably requested by the Lenders party hereto no later than ten Business Days prior to the 2025 Refinancing Facility Effective Date to comply with applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and the Beneficial Ownership Regulation, in each case, at least three Business Days prior to the 2025 Refinancing Facility Effective Date.
(g) The Administrative Agent and the Amendment Left Lead Arranger shall have received, in immediately available funds, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Company under Section 9.03 of the Amended Credit Agreement or under Sections 6 and 7 below.
(h) The Administrative Agent shall have received from the Company, in accordance with Section 2.04(a) of the Credit Agreement, a notice of prepayment with respect
4

to the prepayment on the 2025 Refinancing Facility Effective Date of the Existing Term B Loans as described in Section 2 hereof.
(i) Subject to Section 2(d) hereof, the prepayments of Existing Term B Loans, together with any prepayment premium, accrued and unpaid interest and fees and payment of breakage costs relating thereto as contemplated by Section 2 hereof shall have been made and the Term B Commitments outstanding under the Credit Agreement immediately prior to the 2025 Refinancing Facility Effective Date shall have been terminated in full, in each case, substantially simultaneously with the effectiveness of this Agreement, and replaced with the New Term B Loans provided for hereunder.
(j) The Administrative Agent shall have received from the Company a Loan Notice with respect to the borrowing of New Term B Loans on the 2025 Refinancing Facility Effective Date.
The Administrative Agent shall notify the Company and the Lenders of the 2025 Refinancing Facility Effective Date, and such notice shall be conclusive and binding.
SECTION 6. Fees. The Company agrees to pay to the Amendment Left Lead Arranger the fees separately agreed to pursuant to that certain fee letter, dated as of September 8, 2025, between the Company and the Amendment Left Lead Arranger.
SECTION 7. Expenses. The Company agrees to reimburse the Administrative Agent and the Amendment Left Lead Arranger for their respective reasonable and documented out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP.
SECTION 8. Effect of this Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the L/C Issuers or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any of the other Loan Documents in similar or different circumstances.
(a) On and after the 2025 Refinancing Facility Effective Date, any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as modified by this Agreement.
(b) This Agreement shall constitute a Loan Document and a Refinancing Facility Agreement for all purposes of the Amended Credit Agreement and each other Loan Document.
SECTION 9. Reaffirmation; Further Assurances. The Company and each other Loan Party party hereto (collectively, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby consents to this Agreement and the transactions contemplated hereby, and hereby confirms its respective
5

Guarantees (including in respect of the Term B Commitments and the Loans made pursuant thereto), pledges and grants of security interests (including in respect of the Term B Commitments and the Loans made pursuant thereto), as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such Guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (including in respect of the Term B Commitments and the Loans made pursuant thereto). Each of the Reaffirming Loan Parties agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to effect the purposes of this Agreement, the transactions contemplated hereby or the Loan Documents and hereby reaffirms its obligations under each provision of each Loan Document to which it is party.
SECTION 10. No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under the Credit Agreement or any other Loan Document from any of its obligations and liabilities thereunder. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby or thereby in connection herewith or therewith.
SECTION 11. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 13. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 14. Incorporation by Reference. The submission to jurisdiction, service of process, venue, judgment currency, waiver of immunity, waiver of jury trial and electronic signature provisions set forth in the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
[Remainder of page intentionally left blank]
6

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NCR ATLEOS CORPORATION, as the Company
by	/s/ Spencer Shell
Name: Spencer Shell
Title: Treasurer
[Signature Page to Refinancing Facility Agreement to Credit Agreement]

ATM NATIONAL, LLC
by	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: President

CARDTRONICS HOLDINGS, LLC
by	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: President

CARDTRONICS, INC.
by	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: President

CARDTRONICS USA, INC.
by	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: President

[Signature Page to Refinancing Facility Agreement to Credit Agreement]

CATM HOLDINGS LLC
by	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: President

ATM DEPLOYER SERVICES, L.L.C.
by	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: President

NCR FOREIGN INVESTCO 1, LLC
by	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: President

[Signature Page to Refinancing Facility Agreement to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent,
By
/s/ Angela Berry
Name: Angela Berry
Title: Assistant Vice President
[Signature Page to Refinancing Facility Agreement to Credit Agreement]

[Converting Term B Lenders’ signature pages are on file with the Administrative Agent]
[Signature Page to Refinancing Facility Agreement to Credit Agreement]

SCHEDULE I
Term B Commitments

Term B Lender	Term B Commitment
Wells Fargo Bank, N.A.	$6,198,242.61
Converting Term B Lenders[1]	$313,801,757.39
Total	$320,000,000.00

1 List of Converting Term B Lenders on file with the Administrative Agent.
[[~~6495703~~8000343]]

EXHIBIT A
Amended Credit Agreement
[See Attached]
[[~~6495703~~8000343]]

EXECUTION VERSION

Published CUSIP Number: 63001PAG6

[[~~6495703~~8000343]]

CREDIT AGREEMENT
dated as of September 27, 2023,
as amended as of October 17, 2024,

as amended as of September 18, 2025,
among
NCR ATLEOS CORPORATION,
as the Company and as a Borrower,

The FOREIGN BORROWERS
from time to time Party Hereto,

The LENDERS Party Hereto
and
BANK OF AMERICA, N.A.,
as the Administrative Agent
___________________________
BOFA SECURITIES, INC.
BARCLAYS BANK PLC
JPMORGAN CHASE BANK, N.A.
GOLDMAN SACHS BANK USA
ROYAL BANK OF CANADA
CAPITAL ONE, NATIONAL ASSOCIATION
CITIBANK, N.A.
FIFTH THIRD BANK, NATIONAL ASSOCIATION
MANUFACTURERS AND TRADERS TRUST COMPANY
MUFG BANK, LTD.
PNC CAPITAL MARKETS LLC
REGIONS CAPITAL MARKETS
TD SECURITIES (USA) LLC
TRUIST SECURITIES, INC.
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners
___________________________

BOFA SECURITIES, INC.
BARCLAYS BANK PLC
JPMORGAN CHASE BANK, N.A.
GOLDMAN SACHS BANK USA
ROYAL BANK OF CANADA
CAPITAL ONE, NATIONAL ASSOCIATION
CITIBANK, N.A.
FIFTH THIRD BANK, NATIONAL ASSOCIATION
MANUFACTURERS AND TRADERS TRUST COMPANY
MUFG BANK, LTD.
PNC CAPITAL MARKETS LLC
REGIONS BANK
TD SECURITIES (USA) LLC
TRUIST BANK
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, N.A.,
as Co-Syndication Agents
___________________________
SANTANDER BANK, N.A.,
as Joint Bookrunner
___________________________

SANTANDER BANK, N.A.
and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Co-Documentation Agents
__________________________[2]

2 Regions Capital Markets is a division of Regions Bank.
[[~~6495703~~8000343]]

[[~~6495703~~8000343]]

TABLE OF CONTENTS
Page
ARTICLE I
Definitions

SECTION 1.01. Defined Terms    1
SECTION 1.02. Classification of Loans and Borrowings    73
SECTION 1.03.Terms Generally    73
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations    74
SECTION 1.05. Status of Obligations    77
SECTION 1.06. Times of Day    78
SECTION 1.07. Letter of Credit Amounts    78
SECTION 1.08. Interest Rates    78
SECTION 1.09. Exchange Rates; Currency Equivalents    78
SECTION 1.10. Additional Alternative Currencies    79
SECTION 1.11. Change of Currency    81
SECTION 1.12. Borrower Agent    81
SECTION 1.13. Obligations Joint and Several    81
SECTION 1.14. Divisions    81
SECTION 1.15. Timing of Payment and Performance    81
SECTION 1.16. Effectuation of Transactions    82

ARTICLE II
The Credits

SECTION 2.01. The Loans    82
SECTION 2.02. Borrowings, Conversions and Continuations of Loans    83
SECTION 2.03. Letters of Credit    85
SECTION 2.04. Prepayments    96
SECTION 2.05. Termination or Reduction of Commitments    100
SECTION 2.06. Repayment of Loans; Evidence of Debt    101
SECTION 2.07. Amortization and Repayment of Term Loans    102
SECTION 2.08. Interest    103
SECTION 2.09. Inability to Determine Rates    103
[[~~6495703~~8000343]]

SECTION 2.10. Fees    107
SECTION 2.11.    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    107
SECTION 2.12. Evidence of Debt    108
SECTION 2.13. Payments Generally; Administrative Agent’s Clawback    109
SECTION 2.14. Sharing of Payments by Lenders    111
SECTION 2.15. Mitigation Obligations; Replacement of Lenders    112
SECTION 2.16. Cash Collateral    113
SECTION 2.17. Increased Costs    114
SECTION 2.18. Break Funding Payments    116
SECTION 2.19. Taxes    117
SECTION 2.20. Defaulting Lenders    121
SECTION 2.21. Incremental Facilities    123
SECTION 2.22. Additional Reserve Costs    127
SECTION 2.23. Foreign Borrowers    128
SECTION 2.24. Extension of Maturity Date    129
SECTION 2.25. Refinancing Facilities    131

ARTICLE III

Representations and Warranties

SECTION 3.01. Organization; Powers    133
SECTION 3.02. Authorization; Enforceability    133
SECTION 3.03. Governmental Approvals; Absence of Conflicts    133
SECTION 3.04. Financial Condition; No Material Adverse Change    134
SECTION 3.05. Properties    134
SECTION 3.06. Litigation and Environmental Matters    135
SECTION 3.07. Compliance with Laws and Agreements    135
SECTION 3.08. Investment Company Status    135
SECTION 3.09. Taxes    135
SECTION 3.10. Employee Benefit Plans; Labor Matters    136
SECTION 3.11. Subsidiaries and Joint Ventures; Disqualified Equity Interests    137
SECTION 3.12. Solvency    137
[[~~6495703~~8000343]]

SECTION 3.13. Disclosure    137
SECTION 3.14. Collateral Matters    138
SECTION 3.15. Federal Reserve Regulations    138
SECTION 3.16. Anti-Corruption Laws and Sanctions    139
SECTION 3.17. Insurance    139
SECTION 3.18. Affected Financial Institutions    139

ARTICLE IV
Conditions

SECTION 4.01.Effective Date    139
SECTION 4.02. Closing Date    141
SECTION 4.03. Each Credit Extension    144
SECTION 4.04. Initial Credit Event in Respect of Each Foreign Borrower    145

ARTICLE V
Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information    146
SECTION 5.02. Notices of Material Events    148
SECTION 5.03. Additional Subsidiaries    149
SECTION 5.04. Information Regarding Collateral; Material Real Estate Assets    149
SECTION 5.05. Existence; Conduct of Business    150
SECTION 5.06. Payment of Obligations    151
SECTION 5.07. Maintenance of Properties    151
SECTION 5.08. Insurance    151
SECTION 5.09. Books and Records; Inspection and Audit Rights    151
SECTION 5.10. Compliance with Laws    152
SECTION 5.11. Use of Proceeds and Letters of Credit    152
SECTION 5.12. Further Assurances    153
SECTION 5.13. Maintenance of Ratings    153
SECTION 5.14. Post-Closing Covenant    153
SECTION 5.15. Designation of Unrestricted Subsidiaries    153

[[~~6495703~~8000343]]

ARTICLE VI
Negative Covenants

SECTION 6.01. Indebtedness; Certain Equity Securities    154
SECTION 6.02. Liens    158
SECTION 6.03. Fundamental Changes; Business Activities    163
SECTION 6.04. Investments    164
SECTION 6.05. Acquisitions    165
SECTION 6.06. Asset Sales    165
SECTION 6.07. Sale/Leaseback Transactions    168
SECTION 6.08. Hedging Agreements    168
SECTION 6.09. Restricted Payments; Certain Payments of Indebtedness    168
SECTION 6.10. Transactions with Affiliates    170
SECTION 6.11. Restrictive Agreements    170
SECTION 6.12. Amendment of Material Documents    171
SECTION 6.13. Leverage Ratio    172
SECTION 6.14. Fiscal Year    172
SECTION 6.15. ATMCo Escrow Subsidiary    172

ARTICLE VII
Events of Default

ARTICLE VIII
The Administrative Agent

SECTION 8.01. Appointment and Authority    177
SECTION 8.02. Rights as a Lender    177
SECTION 8.03. Exculpatory Provisions    177
SECTION 8.04. Reliance by Administrative Agent    179
SECTION 8.05. Delegation of Duties    179
SECTION 8.06. Resignation of Administrative Agent    179
SECTION 8.07.    Non-Reliance on the Administrative Agent, the Arrangers and the other Lenders    181
SECTION 8.08. No Other Duties, Etc    182
[[~~6495703~~8000343]]

SECTION 8.09. Administrative Agent May File Proofs of Claim    182
SECTION 8.10. Collateral and Guaranty Matters    182
SECTION 8.11. Certain ERISA Matters    184
SECTION 8.12. Recovery of Erroneous Payments    185

ARTICLE IX
Miscellaneous

SECTION 9.01. Notices    185
SECTION 9.02. Waivers; Amendments    187
SECTION 9.03. Expenses; Indemnity; Damage Waiver    191
SECTION 9.04. Successors and Assigns    193
SECTION 9.05. Survival    198
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Signatures    199
SECTION 9.07. Severability    200
SECTION 9.08. Right of Setoff    200
SECTION 9.09. GOVERNING LAW; JURISDICTION ETC    200
SECTION 9.10. Headings    202
SECTION 9.11. Confidentiality    202
SECTION 9.12. Interest Rate Limitation    203
SECTION 9.13. Release of Liens and Guarantees    203
SECTION 9.14. Certain Notices    204
SECTION 9.15. No Fiduciary Relationship    204
SECTION 9.16. Non-Public Information    205
SECTION 9.17. Conditional Non-Petition Covenant    205
SECTION 9.18. Acknowledgement and Consent to Bail-In    205
SECTION 9.19. Judgment Currency    206
SECTION 9.20. Intercreditor Agreements; Conflicts    206
SECTION 9.21. Acknowledgment Regarding Any Supported QFCs    207

[[~~6495703~~8000343]]

SCHEDULES:
Schedule 1.01A    —    Existing Letters of Credit
Schedule 1.01B    —    Cash and Investment Policy
Schedule 2.01        —    Commitments and L/C Commitments
Schedule 3.06        —    Disclosed Matters
Schedule 3.11A    —    Subsidiaries and Joint Ventures
Schedule 3.11B    —    Disqualified Equity Interests
Schedule 3.17        —    Insurance
Schedule 5.14        —    Post-Closing Covenant
Schedule 6.01        —    Existing Indebtedness
Schedule 6.02        —    Existing Liens
Schedule 6.11        —    Existing Restrictions
Schedule 9.01        —    Notices
EXHIBITS:
Exhibit A     —    Form of Assignment and Assumption
Exhibit B     —    Form of Loan Notice
Exhibit C    —    Form of Letter of Credit Report
Exhibit D    —    Form of Affiliate Subordination Agreement
Exhibit E     —    Form of Compliance Certificate
Exhibit F     —    [Reserved.]
Exhibit G     —    Form of Perfection Certificate
Exhibit H     —    Form of Solvency Certificate
Exhibit I-1    —    Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-2    —    Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-3    —    Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-4    —    Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-1     —    Form of Foreign Borrower Joinder Agreement
Exhibit J-2     —    Form of Foreign Borrower Termination
Exhibit K     —    Form of Maturity Date Extension Request
Exhibit L     —    Form of Promissory Note
Exhibit M     —    Form of Collateral Agreement
Exhibit N     —    Form of Intercreditor Agreement
ANNEXES:
Annex A    —    Mark-to-Market Pension Accounting

[[~~6495703~~8000343]]

CREDIT AGREEMENT dated as of September 27, 2023, as amended as of October 17, 2024, as further amended as of September 18, 2025 (this “Agreement”) among NCR ATLEOS CORPORATION, a Maryland corporation (the “Company”), the FOREIGN BORROWERS (as defined below) from time to time party hereto, the LENDERS (as defined below) from time to time party hereto and the Administrative Agent (as defined below).
PRELIMINARY STATEMENTS
Pursuant to the ~~First Amendment~~2025 Refinancing Facility Agreement, the Company, the Administrative Agent and the Lenders party thereto have agreed to amend the Existing Credit Agreement to be in the form of this Agreement.
The Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2025 Refinancing Facility Agreement” means that certain Refinancing Facility Agreement, dated as of the 2025 Refinancing Facility Effective Date, among the Company, the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.
“2025 Refinancing Facility Effective Date” means September 18, 2025.
“Acceptable Intercreditor Agreement” means (a) the Intercreditor Agreement or (b) another intercreditor agreement that is reasonably satisfactory to the Company and the Administrative Agent (which may, if applicable, consist of a payment “waterfall”).
“Additional Agreement” has the meaning assigned to it in Section 8.10.
“Adjusted Consolidated Net Income” means, for any period, Consolidated Net Income for such period; provided, however, that there shall not be included in such Adjusted Consolidated Net Income for any such period:
(a)    any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Restricted Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Equity Interest of any Person;
[[~~6495703~~8000343]]

(b)    extraordinary gains or losses;
(c)    the cumulative effect of a change in accounting principles;
(d)    any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness;
(e)    amortization of non-cash pension expenses and any after-tax one-time gains or losses associated with lump sum payments (or transfers of financial assets) to defease pension and retirement obligations and after-tax mark-to-market gains and losses on pension plans and settlement/curtailment gains and losses thereon;
(f)    any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP;
(g)    the effects of adjustments in the Company’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Closing Date, net of taxes; and
(h)    any increase to reserves for Environmental Liabilities except to the extent cash payments are made in respect of such Environmental Liabilities from such increase.
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediary Controlling Persons Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning set forth in Section 9.01(c).

[[~~6495703~~8000343]]

“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Revolving Credit Commitment” means the sum of the Revolving Credit Commitments of all the Revolving Credit Lenders.
“Aggregate Revolving Credit Exposure” means the sum of the Revolving Credit Exposures of all the Revolving Credit Lenders.
“Agreed Currencies” means Dollars and each Alternative Currency.
“Agreement” has the meaning set forth in the preamble hereto.
“Agreement Currency” has the meaning set forth in Section 9.20(b).
“Alternative Currency” means Sterling and Euros, together with each other currency (other than Dollars) that is approved in accordance with Section 1.10; provided that for each Alternative Currency, such requested currency is an Eligible Currency.
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof;
(b)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.10(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.10(c);
provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date that is two Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
[[~~6495703~~8000343]]

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:
(a)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; or
(b)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.10(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.10(c);
provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the UK Bribery Act 2010.
“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.
“Applicable Creditor” has the meaning set forth in Section 9.21(b).
“applicable law” or “Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by the principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any
[[~~6495703~~8000343]]

time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by the principal amount of such Term A-1 Lender’s Term A-1 Loans at such time, (c) in respect of the Term A-2 Facility, with respect to any Term A-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-2 Facility represented by the principal amount of such Term A-2 Lender’s Term A-2 Loans at such time, (d) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by the principal amount of such Term B Lenders Term B Loans at such time and (e) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.21. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Article VII, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, for any date, (a) with respect to any Term B Loan, (i) prior to the First Amendment Effective Date, (x) 3.75% per annum, in the case of any Base Rate Loan or (y) 4.75% per annum, in the case of a Term SOFR Loan ~~and~~, (ii) on and after the First Amendment Effective Date and prior to the 2025 Refinancing Facility Effective Date, (x) 2.75% per annum, in the case of any Base Rate Loan or (y) 3.75% per annum, in the case of a Term SOFR Loan ~~or~~and (iii) on and after the 2025 Refinancing Facility Effective Date, (x) 2.00% per annum, in the case of any Base Rate Loan or (y) 3.00% per annum, in the case of a Term SOFR Loan or (b) with respect to any Term A Loan or Revolving Credit Loan, the following percentages per annum as set forth in the pricing grids below, based upon the Leverage Ratio as of the end of the fiscal quarter of the Company for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b) of this Agreement:
Prior to the First Amendment Effective Date:

Level	Leverage Ratio	Base Rate Loans	Term SOFR Loans and Alternative Currency Loans	Commitment Fee
I	Less than 2.5 to 1.0	1.50%	2.50%	0.25%
II	Greater than or equal to 2.5 to 1.0, but less than 3.0 to 1.0	1.75%	2.75%	0.30%
III	Greater than or equal to 3.0 to 1.0, but less than 3.5 to 1.0	2.00%	3.00%	0.375%
IV	Greater than or equal to 3.5 to 1.0, but less than 4.25 to 1.0	2.25%	3.25%	0.45%
V	Greater than or equal to 4.25 to 1.0	2.50%	3.50%	0.50%
[[~~6495703~~8000343]]

From and after the First Amendment Effective Date:

Level	Leverage Ratio	Base Rate Loans	Term SOFR Loans and Alternative Currency Loans	Commitment Fee
I	Less than 2.5 to 1.0	1.00%	2.00%	0.25%
II	Greater than or equal to 2.5 to 1.0, but less than 3.0 to 1.0	1.25%	2.25%	0.30%
III	Greater than or equal to 3.0 to 1.0, but less than 3.5 to 1.0	1.50%	2.50%	0.375%
IV	Greater than or equal to 3.5 to 1.0, but less than 4.25 to 1.0	1.75%	2.75%	0.45%
V	Greater than or equal to 4.25 to 1.0	2.00%	3.00%	0.50%

For the purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the third Business Day following the date of delivery to the Administrative Agent pursuant to Sections 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Level V if the Company fails to deliver the consolidated financial statements required to be delivered pursuant to Sections 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof. Notwithstanding anything to the contrary in this definition, the determination of the Applicable Rate will be subject to the provisions of Section 2.11.
“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning set forth in Section 2.25(a).
“Applicant Borrower Amendments” has the meaning set forth in Section 2.25(a).
“Appropriate Lender” means, at any time, (a) with respect to any of the Term A Facility, the Term A-1 Facility, the Term A-2 Facility, the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such facility or holds a Term A
[[~~6495703~~8000343]]

Loan, a Term A-1 Loan, a Term A-2 Loan, a Term B Loan or a Revolving Credit Loan, respectively, at such time and (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.
“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Royal Bank of Canada, Capital One, National Association, Citibank, N.A., Fifth Third Bank, National Association, Manufacturers and Traders Trust Company, MUFG Bank, Ltd., PNC Capital Markets LLC, Regions Capital Markets, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bank National Association, Wells Fargo Bank, N.A., Santander Bank, N.A., Barclays Bank PLC and HSBC Bank USA, National Association.
“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“ATMCo Escrow Subsidiary” means NCR Atleos Escrow Corporation, a Maryland corporation.
“ATM Financing Program” means one or more facilities or individual transactions consisting of loans or leases to the Company or any of its Restricted Subsidiaries by any third-party financing source or notes payable by or other obligations incurred by the Company or any of its Restricted Subsidiaries to any third-party financing source, in each case, for the purpose of financing the Company’s “ATMs-as-a-Service” program and which may be secured by ATM Financing Program Assets.
“ATM Financing Program Assets” means automated teller machines and related software, service program agreements and other similar contracts, and receivables in respect of the foregoing, in each case, entered into in connection with the Company’s “ATMs-as-a-Service” program, and the proceeds thereof.
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b).
“Auto-Reinstatement Letter of Credit” has the meaning set forth in Section 2.03(b).
“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments
[[~~6495703~~8000343]]

pursuant to Section 2.05 and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Article VII.
“Available Amount” means, as of any day, the excess, if any, of:
(a)    the sum of (i) $50,000,000, plus (ii) 50% of cumulative Adjusted Consolidated Net Income from January 1, 2024; over
(b)    the amount of all Investments made in reliance on Section 6.04(u) and Restricted Payments made in reliance on Section 6.09(b)(vi) and all payments made in reliance on Section 6.09(b)(vi) of this Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means:
(a)    with respect to any EEA Member Country implementing Article 55 BRRD, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and
(b)    with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, examiner, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
“Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such
[[~~6495703~~8000343]]

day as publicly announced from time to time by Bank of America as its “prime rate,” (c) the Secured Overnight Financing Rate published on such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source) plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.09 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.
“Blocking Regulation” means Regulation (EU) No 2271/96 of the European Parliament and of the Council of 22 November 1996 protecting against the effects of the extraterritorial application of legislation adopted by a third country, and actions based on or resulting therefrom.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business for financial investment purposes (other than primarily in distressed situations) and which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Company and/or any of its Restricted Subsidiaries or (b) any Affiliate of such competitor, but, in each case, with respect to which no personnel involved with any investment in such Person or the management, control or operation of such Person (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to the Company or its Restricted Subsidiaries or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers or the
[[~~6495703~~8000343]]

Administrative Agent in accordance with clause (a) or (b) of the definition of “Disqualified Lender”.
“Borrower” means each of the Company and each Foreign Borrower.
“Borrower Agent” has the meaning set forth in Section 1.12.
“Borrower Materials” means the materials and/or information provided by or on behalf of the Borrowers to the Administrative Agent, the Lenders and/or the L/C Issuers (as applicable).
“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed under the applicable laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:
(a)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;
(b)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling, means a day other than a day banks are authorized or required to be closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;
(c)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than Euro or Sterling, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and
(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company and its consolidated Restricted Subsidiaries for such period prepared in accordance with GAAP, excluding (i) any such expenditures made to restore, replace or rebuild assets to the condition of such assets immediately prior to any casualty or other insured damage to, or any
[[~~6495703~~8000343]]

taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding, (ii) any such expenditures constituting Permitted Acquisitions or any other acquisition of all the Equity Interests in, or all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of), any Person and (iii) any such expenditures in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Company or its consolidated Restricted Subsidiaries and (b) such portion of principal payments on Capital Lease Obligations made by the Company or any of its Restricted Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person; subject to Section 1.04, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Cash Collateralize” means to deposit in a Controlled Account or pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Consideration” has the meaning set forth in Section 6.06.
“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code, (b) each subsidiary of any such controlled foreign corporation, (c) any Foreign Subsidiary which is an entity disregarded as separate from its owner under Treasury Regulation 301.7701-3 and (d) any CFC Holdco.
“CFC Holdco” means a Subsidiary that has no material assets other than Equity Interests in one or more CFCs (including for this purpose, any debt or other instrument treated as equity for U.S. Federal income tax purposes), any Indebtedness owed to it (or so treated for U.S. Federal income tax purposes) by any CFC and rights to Intellectual Property relating solely to and utilized solely by such CFCs (but in respect of which no significant royalty, license or similar fees are paid by such CFCs) and assets incidental thereto.
“Change in Control” means (a) prior to the Closing Date, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Effective Date), other than an employee benefit plan or related trust of NCR Parent or of NCR Parent and any of its subsidiaries, of Equity Interests in NCR Parent representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in
[[~~6495703~~8000343]]

NCR Parent; (ii) during any 12-month period, a majority of the seats (excluding vacant seats) on the board of directors of the Company cease to be occupied by Persons who were (A) directors of the Company on the first date of such period, (B) nominated or approved by the board of directors of the Company, (C) nominated or approved by the board of directors of the Company as director candidates prior to their election to the board of directors of the Company or (D) appointed by directors who were directors of the Company on the first date of such period or were nominated or approved as provided in clause (B) or clause (C) above; (iii) the occurrence of any “change in control” (or similar event, however denominated) with respect to NCR Parent under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of NCR Parent, the Company or ATMCo Escrow Subsidiary; or (iv) NCR Parent ceasing to own, directly or indirectly, beneficially or of record, 100% of the Equity Interests of each of the Company and ATMCo Escrow Subsidiary, and (b) on and after the Closing Date, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date), other than an employee benefit plan or related trust of the Company or of the Company and any Subsidiaries, of Equity Interests in the Company representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Company; (ii) during any 12-month period, a majority of the seats (excluding vacant seats) on the board of directors of the Company cease to be occupied by Persons who were (A) directors of the Company on the first date of such period, (B) nominated or approved by the board of directors of the Company, (C) nominated or approved by the board of directors of the Company as director candidates prior to their election to the board of directors of the Company or (D) appointed by directors who were directors of the Company on the first date of such period or were nominated or approved as provided in clause (B) or clause (C) above; or (iii) the occurrence of any “change in control” (or similar event, however denominated) with respect to the Company under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of the Company.
“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Charges” has the meaning set forth in Section 9.12.
“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term A-1 Loans, Term A-2 Loans, Term B Loans, Incremental Revolving Loans, Incremental Term Loans or Refinancing Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term A-1 Commitment, Term A-2 Commitment, Term B Commitment, a Commitment in respect of any Incremental Term Loans or a Commitment in respect of any Refinancing Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Revolving Loans,
[[~~6495703~~8000343]]

Incremental Term Loans and Refinancing Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.
“Closing Date” means October 16, 2023.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations; provided that the Collateral shall in no event include, and no Lien securing the Obligations shall attach to, any Excluded Assets.
“Collateral Account” has the meaning set forth in Section 2.03(o).
“Collateral Agreement” means the Guarantee and Collateral Agreement among the Company, the other Loan Parties and the Administrative Agent, to be dated the Closing Date, in substantially the form of Exhibit M or any other form approved by the Administrative Agent.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Administrative Agent shall have received from each Borrower and each Designated Subsidiary either (i) counterparts of the Collateral Agreement and the Intercreditor Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement and joinder to any Acceptable Intercreditor Agreement in force at such time, in substantially the form specified therein, duly executed and delivered on behalf of such Person, together with documents and opinions of the type referred to in paragraphs (d) and (e) of Section 4.02 with respect to such Designated Subsidiary, in each case, if reasonably requested by the Administrative Agent;
(b)    all Equity Interests in any Subsidiary owned by or on behalf of any Guarantor Loan Party shall have been pledged pursuant to the Collateral Agreement (provided that, in each case, the Guarantor Loan Parties shall not be required to pledge 65% or more of the outstanding voting Equity Interests in any CFC), and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (provided that, in the event delivery of such Equity Interests is impracticable (whether due to a pandemic, force majeure or other event or circumstance outside of the Company’s control), as determined by the Company in its reasonable discretion, such delivery shall not be required until promptly following the termination or expiry of such pandemic, force majeure or such other event or circumstance, but the Company shall certify that it has not delivered (and will not in the future deliver for so long as prohibited under the Loan Documents) such Equity Interests to any other Person for purposes of granting “control” under Section 8-106 of the Uniform Commercial Code);
[[~~6495703~~8000343]]

(c)    (i) all Indebtedness of the Company and each Restricted Subsidiary and (ii) all Indebtedness (other than Permitted Investments in non-certificated or book entry form) of any other Person in a principal amount of $10,000,000 or more that, in each case, is owing to any Guarantor Loan Party shall be evidenced by a promissory note (in each case, which may take the form of an intercompany note) and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(d)    all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording (or the Administrative Agent shall have been authorized to make such filing, registration or recording); and
(e)    each Loan Party shall have obtained all consents and approvals required to be obtained by it at such time in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets of the Guarantor Loan Parties, or the provision of Guarantees by any Restricted Subsidiary, if, and for so long as the Administrative Agent and the Company reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Company and the Restricted Subsidiaries, including any potential Section 956 Impact), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Company, (c) in no event shall the Collateral include any Excluded Assets, (d) perfection by control will not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control or possession of pledged Equity Interests (to the extent certificated) and/or promissory notes and other instruments evidencing all such debt securities, in each case, that constitute Collateral) and no blocked account agreement, account control agreement or similar agreement will be required, (e) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel,
[[~~6495703~~8000343]]

warehouseman waiver or other collateral access or similar letter or agreement, and (f) no Loan party will be required to, and the Administrative Agent will not be authorized to take any action, in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create or grant any security interests in assets located or titled outside of the U.S. or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Security Documents governed under the laws of any non-U.S. jurisdiction and no non-U.S. intellectual property filings, searches or schedules) or conduct any foreign lien search. The Administrative Agent may grant extensions of time (including after the expiration of any relevant period, which apply retroactively) for the creation and perfection of security interests in, or the obtaining of, any applicable legal opinions or other deliverables with respect to, particular assets or the provision of any Guarantee by any Restricted Subsidiary (including, without limitation, extensions beyond the Closing Date, as required pursuant to Section 5.14 or in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished, or undue effort or expense would be required to accomplish such action, by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents, and each Lender hereby consents to any such extension of time.
“Commitment” means a Revolving Credit Commitment, a Term A Commitment, a Term A-1 Commitment, a Term A-2 Commitment or a Term B Commitment, as the context may require.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Company” has the meaning set forth in the preamble hereto.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit E or any other form approved by the Administrative Agent.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “SONIA” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of Loan Notices or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consenting Lender” has the meaning set forth in Section 2.24(a).
[[~~6495703~~8000343]]

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus,
(a)    without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of
(i)    consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations);
(ii)    provision for taxes based on income, profits or losses, including foreign withholding taxes during such period;
(iii)    all amounts attributable to depreciation and amortization for such period;
(iv)    any extraordinary losses for such period, determined on a consolidated basis in accordance with GAAP;
(v)    any Non-Cash Charges for such period;
(vi)    any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement other than those relating to foreign currencies;
(vii)    the amount of any pro forma “run rate” expected cost savings, operating expense reductions, operational improvements, integration benefits and synergies (calculated on a pro forma basis as though such items had been realized on the first day of such period, but net of actual amounts realized during such period) related to the Separation Transactions that are reasonably identifiable and factually supportable (in the good faith determination of the Company) and are reasonably expected by the Company to be realized or result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken within the applicable Post-Acquisition Period;
(viii)    Pro Forma Adjustments in connection with Material Acquisitions;
(ix)    nonrecurring integration expenses in connection with acquisitions (including severance costs, retention payments, change of control bonuses, relocation expenses and similar integration expenses);
(x)    one-time out-of-pocket transactional costs and expenses relating to the Separation, Permitted Acquisitions, Investments outside the ordinary course of business and Dispositions (regardless of whether consummated), including legal fees, advisory fees, and upfront financing fees;
(xi)    amortization of non-cash pension expenses and any after-tax one-time losses associated with lump sum payments (or transfers of financial assets) to
[[~~6495703~~8000343]]

defease pension and retirement obligations and after-tax mark-to-market losses on pension plans and settlement/curtailment losses thereon;
(xii)    out-of-pocket costs and expenses relating to restructurings (including a reduction in force), consolidation, separation or closure of facilities and cost saving initiatives, in each case, undertaken out of the ordinary course of business, and (without duplication) any non-cash charges or reserves taken in connection therewith;
(xiii)    out-of-pocket costs and expenses arising from litigation in an amount not to exceed $15,000,000 for any Test Period; and
(xiv)    unrealized losses during such period attributable to the application of “mark-to-market” accounting in respect of any Hedging Agreement;
provided that any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to clause (a)(v) above (or that would have been added back had this Agreement been in effect during and after such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; provided, further, that the aggregate amount of all amounts under clause (vii), (viii) and (xii) (excluding, in the case of clause (xii), such amounts arising from the Separation Transactions and incurred within 12 months of the Closing Date) that increase Consolidated EBITDA in any Test Period (including, for avoidance of doubt, in connection with any calculation made hereunder on a Pro Forma Basis), shall not exceed, and shall be limited to, 15% of Consolidated EBITDA in respect of such Test Period (calculated after giving effect to such adjustments and with no carryover of unused amounts into any subsequent period); and minus
(b)    without duplication and to the extent included in determining such Consolidated Net Income,
(i)    any extraordinary gains for such period, determined on a consolidated basis in accordance with GAAP;
(ii)    any non-cash gains for such period, including any gains attributable to the early extinguishment of Indebtedness;
(iii)    any net income tax benefit for such period determined on a consolidated basis in accordance with GAAP;
(iv)    any gains attributable to the early extinguishment of obligations under any Hedging Agreement other than those relating to foreign currencies;
(v)    after-tax one-time gains associated with lump sum payments (or transfers of financial assets) to defease pension and retirement obligations and
[[~~6495703~~8000343]]

after-tax mark-to-market gains on pension plans and settlement/curtailment gains thereon; and
(vi)    unrealized gains during such period attributable to the application of “mark-to-market” accounting in respect of any Hedging Agreement;
provided, further, that Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of:
(A)    the cumulative effect of any changes in GAAP or accounting principles applied by management; and
(B)    purchase accounting adjustments.
Notwithstanding the foregoing (but without duplication of any other adjustment referred to above), Consolidated EBITDA will be calculated (i) so as to exclude mark-to-market gains and losses on Plans and Foreign Pension Plans and settlement/curtailment gains and losses relating to such plans, and (ii) to give effect to Mark-to-Market Pension Accounting.
“Consolidated Net Income” means, for any period, the net income or loss of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company) that is not a consolidated Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company or, subject to clauses (b) and (c) below, any other consolidated Restricted Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any consolidated Restricted Subsidiary (other than the Company or any Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary (i) is not permitted (A) without any prior approval of any Governmental Authority which, to the actual knowledge of the Company, would be required and that has not been obtained or (B) under any law applicable to the Company or any such Restricted Subsidiary (in the case of any foreign law, of which the Company has actual knowledge) or (ii) is not permitted by the operation of the terms of the organizational documents of such Restricted Subsidiary or any agreement or other instrument binding upon the Company or any Restricted Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Restricted Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Restricted Subsidiary.
“Consolidated Total Assets” means, as of the last day of any fiscal quarter of the Company, total assets as reflected on the consolidated balance sheet of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Debt” means, as of any date, without duplication, (a) the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries (other than Indebtedness described in clause (f) of “Indebtedness”; provided that there shall be included in Consolidated Total Debt any Indebtedness in respect of drawings under letters of credit or letters of guaranty to the extent such drawings are not reimbursed within two Business Days after the date of any such drawing) outstanding as of such date, to the extent such
[[~~6495703~~8000343]]

Indebtedness would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (other than the footnotes thereto), plus (b) without duplication of amounts referred to in clause (a), the amount of Third Party Interests in respect of Permitted Receivables Facilities, in each case, without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) to be below the stated principal amount of such Indebtedness, minus (c) the excess, if any, of the amount of Unrestricted Cash owned by the Company and its consolidated Restricted Subsidiaries as of such date over $150,000,000; provided that, solely for the purposes of determining compliance by the Company with the Leverage Ratio set forth in Section 6.13 as of the last day of any Test Period, Consolidated Total Debt shall exclude any outstanding Notes issued in connection with a Permitted Material Acquisition if (i) such Permitted Material Acquisition has not been consummated on or before the last day of such Test Period and (ii) such Notes are secured on the last day of such Test Period by a Lien on the Permitted Escrow Funds with respect to such Notes (and any earnings thereon) having a value at least equal to the principal amount of such Notes, in accordance with the Permitted Escrow Transactions with respect to such Notes. Notwithstanding anything to the contrary herein, Consolidated Total Debt will exclude any Indebtedness (“Refinanced Debt”) outstanding on any determination date which is to be refinanced, repurchased or purchased, redeemed or otherwise repaid pursuant to a transaction not prohibited under this Agreement (and any amounts to be used to effect such refinancing, repurchase, purchase, redemption or repayment shall not be included as Unrestricted Cash for purposes of this Agreement); provided that a notice of redemption of, or an offer to purchase, such Refinanced Debt has been given or made (and, in the case of an offer to purchase, not withdrawn) on or prior to such date (any such Refinanced Debt, “Defeased Debt”).
“Consolidated Total Secured Debt” means, as of any date, the aggregate principal amount of Consolidated Total Debt of the Company and the Restricted Subsidiaries outstanding as of such date that is secured by Liens on any property or assets of the Company or the Restricted Subsidiaries (which shall be determined after giving effect to clause (c) of the definition of “Consolidated Total Debt”).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuers.
“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 9.21(b).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Party” means the Administrative Agent, each L/C Issuer and each Lender.
[[~~6495703~~8000343]]

“Daily Simple SOFR” means, with respect to any applicable determination date, the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declining Lender” has the meaning set forth in Section 2.24(a).
“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan or an Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Revolving Credit Loans plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.21, any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing or public statement, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Company made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Company’s, as applicable, receipt of such certification in form and substance satisfactory to the Administrative Agent or the Company, as the case may be, (d) has (i) become the subject of a Bankruptcy Event, or (ii) had appointed for it a receiver, examiner, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject,
[[~~6495703~~8000343]]

repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Company, each L/C Issuer and each Lender.
“Defeased Debt” has the meaning given to such term in the definition of “Consolidated Total Debt”.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with a disposition pursuant to Section 6.06 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial Officer of the Company, setting forth the basis of such valuation (the outstanding amount of which will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Permitted Investments within 180 days following the consummation of such disposition).
“Designated Subsidiary” means each Material Subsidiary that is not an Excluded Subsidiary.
“Disclosed Matters” means the actions, suits, proceedings and the environmental, Intellectual Property and other matters disclosed in Schedule 3.06.
“Disposition” has the meaning set forth in Section 6.06.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)    matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
(c)    is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Company or any Restricted Subsidiary, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 180 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Effective Date, the Effective Date); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right
[[~~6495703~~8000343]]

to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after the Termination Date and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, incapacity, death or disability.
“Disqualified Lenders” means (a) such Persons that have been specified in writing by the Company to the Administrative Agent following the Effective Date from time to time; provided that such Persons are identified prior to the occurrence and continuance of an Event of Default described in clauses (a), (b), (i) and/or (j) of Article VII, (b) such Persons that are engaged (whether directly or indirectly) in a substantially similar line of business as the Company and its Subsidiaries that are specified in writing by the Company to the Administrative Agent following the Effective Date from time to time, and (c) in the case of any Person identified pursuant to clause (a) or (b) above, any of its Affiliates (other than, in the case of any Person identified pursuant to clause (b) above, Affiliates that are Bona Fide Debt Funds) that is (x) identified in writing from time to time by the Company to the Administrative Agent following the Effective Date or (y) clearly identifiable on the basis of such Affiliate’s name; provided that no such updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders (it being understood and agreed that such prohibitions with respect to Disqualified Lenders shall apply to any potential future assignments or participations to any such parties). The list of Disqualified Lenders shall be maintained with the Administrative Agent and shall be posted to the Platform, and in connection with an assignment or participation of any Loan pursuant to Section 9.04, may be made available to prospective assignees and participants upon request; provided that the Administrative Agent shall have no obligation or liability with respect to monitoring or enforcing prohibitions on assignments or participations to Disqualified Lenders (or disclosure of confidential information to Disqualified Lenders) and the list of Disqualified Lenders.
“Dollar Equivalent” means, on any date, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Alternative Currency Equivalent with respect to such Alternative Currency, as the case may be, in effect for such amount on such date. The Dollar Equivalent at any time of the amount of any Letter of Credit, L/C Disbursement or Loan denominated in any Alternative Currency shall be the amount most recently determined as provided in Section 1.09.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
[[~~6495703~~8000343]]

“Economic IP Transfer” means a transfer of economic interests in Intellectual Property between or among the Company and any of its Subsidiaries that is not accompanied by a transfer of legal ownership of such Intellectual Property.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Copy” has the meaning set forth in Section 9.06(a).
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any bank and (e) any other financial institution or investment fund engaged as a primary activity in the ordinary course of its business in making or investing in commercial loans or debt securities; provided that in no event shall any natural person (or any holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural person), any Defaulting Lender or any Disqualified Lender be an Eligible Assignee.
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or the L/C Issuers, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated including, for the avoidance of doubt and solely with respect to Letters of Credit, South African Rand. If, after the designation by the Lenders or the L/C Issuers, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuers (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or the L/C Issuers, as applicable, or (d) no longer a currency in which the applicable Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify
[[~~6495703~~8000343]]

the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.
“Engagement Letter” means the Engagement Letter dated September 12, 2023, among the Company, BofA Securities, Inc. and JPMorgan Chase Bank, N.A.
“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees and other laws, and injunctions, issued, promulgated or entered into by any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, to the management, Release or threatened Release of any Hazardous Material, to the extent related to exposure to Hazardous Materials, or to related health or safety matters.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of
[[~~6495703~~8000343]]

its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA and Section 432 of the Code, or (i) any Foreign Benefit Event.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” or “€” means the single currency of the Participating Member States.
“Event of Default” has the meaning set forth in Article VII.
“Excess Cash Flow” means, for any fiscal year of the Company, the sum (without duplication) of:
(a)    the consolidated net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such fiscal year, adjusted to exclude (i) net income (or loss) of any consolidated Restricted Subsidiary that is not wholly owned by the Company to the extent such income or loss is attributable to the non-controlling interest in such consolidated Restricted Subsidiary and (ii) any gains or losses attributable to Prepayment Events; plus
(b)    depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year (excluding any non-cash charge to the extent it represents an accrual or reserve for potential cash charges in any future period or amortization of prepaid cash charges that were paid in a prior period); plus
(c)    the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa), (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Company and its consolidated Restricted Subsidiaries increased during such fiscal year and (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Company and its consolidated Restricted Subsidiaries decreased during such fiscal year; minus
(d)    the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash charge that reduced consolidated net income of the Company and its consolidated Restricted Subsidiaries in any prior period if Excess Cash Flow was not increased by the amount of the corresponding non-cash charge in such prior period), (ii) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa), (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Company and its consolidated Restricted Subsidiaries
[[~~6495703~~8000343]]

decreased during such fiscal year and (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Company and its consolidated Restricted Subsidiaries increased during such fiscal year; minus
(e)    the sum (without duplication) of (i) Capital Expenditures made in cash for such fiscal year (except to the extent financed from Excluded Sources) and (ii) cash consideration paid during such fiscal year to make acquisitions or other long-term investments (other than cash equivalents) (except to the extent financed from Excluded Sources); minus
(f)    the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Company and its consolidated Restricted Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Credit Loans and Letters of Credit or other revolving credit facilities (unless there is a corresponding reduction in the commitments in respect of such other revolving credit facilities), (ii) Term Loans prepaid pursuant to Section 2.04(a), (c), (d) or (e) and (iii) repayments or prepayments of Long-Term Indebtedness financed from Excluded Sources; minus
(g)    the aggregate amount of Restricted Payments made by the Company in cash during such fiscal year pursuant to Section 6.09(a) (other than subclauses (i), (ii), (iii) and (ix) thereof), except Restricted Payments financed from Excluded Sources; minus
(h)    other cash payments in respect of long-term liabilities and long-term assets (in each case, other than in respect of Indebtedness) by the Company and its consolidated Restricted Subsidiaries during such period to the extent not deducted in determining consolidated net income (or loss) for such fiscal year.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Excluded Assets” has the meaning set forth in the Collateral Agreement.
“Excluded Sources” means (a) proceeds of any incurrence or issuance of Long-Term Indebtedness or Capital Lease Obligations, (b) Net Proceeds of any sale, transfer, lease or other disposition of assets made in reliance on Section 6.06(j), and (c) proceeds of any issuance or sale of Equity Interests in the Company or any capital contributions to the Company.
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned subsidiary of the Company on the Closing Date or, if later, the date it first becomes a Subsidiary; provided that any such Subsidiary shall cease to be an Excluded Subsidiary at such time as it becomes a wholly owned Subsidiary of the Company and none of clauses (b) through (i) of this definition apply to it, (b) any Subsidiary that is a CFC or a Subsidiary of a CFC (and accordingly, in no event shall a CFC or any of its Subsidiaries be required to enter into any Security Document or pledge any assets hereunder), (c) any Subsidiary that is prohibited by applicable Requirements of Law from guaranteeing the Loan Document Obligations, (d) any Subsidiary (i) that is prohibited by any contractual obligation existing on the Closing Date or on the date such Subsidiary is acquired or otherwise becomes a Subsidiary (but not entered into in contemplation of avoiding the Collateral and Guarantee Requirement) from guaranteeing the
[[~~6495703~~8000343]]

Loan Document Obligations, (ii) that would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless such consent, approval, license or authorization has been received, or (iii) for which the provision of such Guarantee would result in a material adverse tax consequence to the Company and the Subsidiaries, taken as a whole (as reasonably determined in good faith by the Company), (e) any captive insurance subsidiary, not for profit subsidiary or special purpose entity, including any Receivables Subsidiary, (f) any other Subsidiary excused from becoming a Guarantor Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”, (g) any of the LibertyX Entities, and (h) any Unrestricted Subsidiary (including for so long as ATMCo Escrow Subsidiary is a wholly-owned Subsidiary of the Company, unless otherwise elected by the Company, ATMCo Escrow Subsidiary).
“Excluded Swap Obligation” means, with respect to any Guarantor Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal in accordance with the first sentence of this definition.
“Excluded Taxes” means, with respect to any payment made by any Loan Party under this Agreement or any other Loan Document, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:
(a)    Taxes imposed on or measured by net or gross income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; and
(b)    any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means this Agreement as in effect immediately prior to the ~~First Amendment~~2025 Refinancing Facility Effective Date.
“Existing Letters of Credit” means each letter of credit outstanding on the Closing Date and described on Schedule 1.01A.
“Existing Maturity Date” has the meaning set forth in Section 2.24(a).
“Existing NCR 5.75% Senior Notes” means the 5.75% senior unsecured notes due 2027 issued by NCR Parent on August 21, 2019.
“Existing NCR 6.125% Senior Notes” means the 6.125% senior unsecured notes due 2029 issued by NCR Parent on August 21, 2019.
[[~~6495703~~8000343]]

“Existing NCR Credit Agreement” means the Credit Agreement originally dated as of August 22, 2011 (as amended, amended and restated, supplemented or modified on or prior to the Closing Date), among NCR Parent, as borrower, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent.
“Extension Closing Date” has the meaning set forth in Section 2.24(a).
“FAS 842” has the meaning set forth in Section 1.04(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding business day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than 0.0%, such rate shall be deemed to be 0.0%.
“Fee Letters” has the meaning set forth in the Engagement Letter.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller or other officer or Person with reasonably equivalent responsibilities or performing similar functions of such Person.
“First Amendment” means that certain First Amendment, dated as of the First Amendment Effective Date, among the Company, the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” means October 17, 2024.
“Fixed Amount” has the meaning set forth in Section 1.04(d).
“Fixed Amount Basket” has the meaning set forth in Section 1.04(d).
“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount of unfunded liabilities permitted under the respective requirements of the governing documents for any applicable Foreign Pension Plan or any applicable law, or in excess of the amount that would be permitted absent a waiver from the relevant Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Company or any Restricted Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein (excluding any liability
[[~~6495703~~8000343]]

(including contingent liabilities) that would as a matter of course be imposed under applicable law as the result of any voluntary full or partial termination of any such Foreign Pension Plan as a result of a voluntary and legally permissible defeasance effected by the Company and/or its Restricted Subsidiaries of the related obligations and liabilities of the Company and its Subsidiaries under such Foreign Pension Plan) or (e) the occurrence of any transaction that is prohibited under the respective requirements of the governing documents for any applicable Foreign Pension Plan or any applicable law and that would reasonably be expected to result in the incurrence of any liability by the Company or any Subsidiary, or the imposition on the Company or any Restricted Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with the respective requirements of the governing documents for any applicable Foreign Pension Plan or any applicable law.
“Foreign Borrower” means each wholly-owned Subsidiary of the Company that becomes a party hereto pursuant to Section 2.23(a), in each case, unless and until such Person ceases to be a Foreign Borrower hereunder.
“Foreign Borrower Exposure” means, at any time, the Dollar Equivalent of the outstanding principal amount of the Revolving Loans borrowed by the Foreign Borrowers.
“Foreign Borrower Joinder Agreement” means an agreement substantially in the form of Exhibit J-1, executed by the Company and the applicable Foreign Borrower.
“Foreign Borrower Obligations” means (a) (i) the due and punctual payment by each Foreign Borrower of (A) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans of the Foreign Borrowers, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by each Foreign Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations of each Foreign Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (ii) the due and punctual performance of all other obligations of each Foreign Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); (b) all the Secured Cash Management Obligations owed by the Foreign Borrowers, (c) all the Secured Hedge Obligations owed by the Foreign Borrowers and (d) all the Secured Performance Support Obligations owed by the Foreign Borrowers; provided that (x) the term “Foreign Borrower Obligations” when used in reference to any Foreign Borrower, shall not include any Excluded Swap Obligation of such Foreign Borrower and (y) notwithstanding anything herein to the contrary, the “Foreign Borrower Obligations” shall not include the obligations under the Loan Documents of any Grantor or of any Guarantor Loan Party.
“Foreign Borrower Termination” means an agreement substantially in the form of Exhibit J-2, executed by the Company.
“Foreign Lender” means any Lender that is not a U.S. Person.
[[~~6495703~~8000343]]

“Foreign Pension Plan” means any benefit or welfare plan that under applicable law outside of the United States is funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Source Prepayment” means, for any Foreign Subsidiary, any Net Proceeds arising from a Prepayment Event under paragraph (a) or (b) of the definition of “Prepayment Event” in respect of any asset of such Foreign Subsidiary.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Form 10” means the Registration Statement on Form 10 (including the information statement and the other exhibits filed therewith or incorporated by reference therein) initially filed by NCR Parent with the SEC on June 23, 2023, as it was declared effective by the SEC on August 11, 2023, as amended by (a) Amendment No. 1 to Form 10 on July 21, 2023 and (b) Amendment No. 2 to Form 10 on August 3, 2023.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof (subject to Section 1.04); provided, however, that if the Company hereafter changes its accounting standards in accordance with applicable laws and regulations, including those of the SEC, to adopt International Financial Reporting Standards, GAAP will mean such International Financial Reporting Standards after the effective date of such adoption (it being understood that any such adoption will be deemed to be a change in GAAP for all purposes hereof, including for purposes of Section 1.04).
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Grantor” has the meaning set forth in the Collateral Agreement.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the
[[~~6495703~~8000343]]

payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee (including for purposes of determining the amount of any Investment associated with such Guarantee) shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated contingent liability in respect thereof as determined by the Company in good faith.
“Guarantor Loan Party” means the Company and each Subsidiary Loan Party.
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes that are regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Restricted Subsidiaries shall be a Hedging Agreement.
“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.
“Incremental Equivalent Debt” means any Indebtedness incurred by the Company in the form of one or more series of senior secured notes, notes or term loans secured on a junior lien basis or unsecured notes or term loans; provided that (a) if such Indebtedness is secured, such Indebtedness shall be secured by the Collateral on a pari passu or junior basis with the Loan Document Obligations and shall not be secured by any property or assets of the Company or any Subsidiary other than the Collateral, (b) the stated final maturity of such Indebtedness shall not be earlier than the Latest Maturity Date at the time of the incurrence of such Indebtedness (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with Long-Term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition), (c) the terms and conditions of such Indebtedness (excluding, for the avoidance of doubt, pricing, maturity, prepayment or redemption terms) are not materially more favorable (when taken as a whole), as determined by the Company in good faith, to the lenders or holders providing such Indebtedness than those applicable to the existing Commitments and the Loans at the time of incurrence of such Indebtedness (except for covenants (including financial maintenance covenants) or other provisions (i) applicable only to periods after the Latest Maturity Date in effect at the time such Incremental Equivalent Debt is issued or (ii) that are also for the benefit of all other applicable Lenders in respect of Loans and Commitments outstanding at the time such Incremental Equivalent Debt is incurred), as determined in good faith by the
[[~~6495703~~8000343]]

Company (it being understood that such Indebtedness may include one or more financial maintenance covenants with which the Company shall be required to comply; provided that any such financial maintenance covenant shall also be for the benefit of all other Revolving Credit Lenders and Term A Lenders in respect of all applicable Revolving Credit Loans, Revolving Credit Commitments, Term A Loans and Term A Commitments outstanding at the time that such Incremental Equivalent Debt is incurred), (d) if such Indebtedness is secured, the security agreements relating to such Indebtedness shall not be materially more favorable (when taken as a whole) to the holders providing such Indebtedness than the existing Security Documents are to the Lenders (as determined in good faith by the Company) (with such differences as are appropriate to reflect the nature of such Incremental Equivalent Debt and are otherwise reasonably satisfactory to the Administrative Agent), (e) if such Indebtedness is secured, a trustee or note agent acting on behalf of the holders of such Indebtedness shall have become party to an Acceptable Intercreditor Agreement and (f) such Indebtedness shall not be guaranteed by any Subsidiaries other than the Loan Parties.
“Incremental Facility” means an Incremental Revolving Facility or an Incremental Term Facility.
“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, any other applicable Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.
“Incremental Lender” means an Incremental Revolving Credit Lender or an Incremental Term Lender.
“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Credit Exposure under such Incremental Facility Agreement.

“Incremental Revolving Credit Lender” means a Lender with an Incremental Revolving Commitment.
“Incremental Revolving Facility” means an incremental portion of the Revolving Commitments established hereunder pursuant to an Incremental Facility Agreement providing for Incremental Revolving Commitments.
“Incremental Term A Loans” means Incremental Term Loans that (a) are provided primarily by Regulated Banks, (b) amortize at a rate per annum of not less than 2.50% in each period of four consecutive fiscal quarters commencing on or after the funding of such Loans and ending on or prior to the applicable Maturity Date (subject to any customary grace period) and (c) have a weighted average life to maturity, when incurred, of five years or less.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make Incremental Term Loans of any Series hereunder, expressed as an amount
[[~~6495703~~8000343]]

representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.
“Incremental Term Facility” means an incremental term loan facility established hereunder pursuant to an Incremental Facility Agreement providing for Incremental Term Commitments.
“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Company pursuant to Section 2.21.
“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.
“Incurrence Based Amounts” has the meaning set forth in Section 1.04(d).
“Incurrence Based Basket” has the meaning set forth in Section 1.04(d).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services, excluding current accounts payable incurred in the ordinary course of business, (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party (x) supporting Indebtedness or (y) obtained for any purpose not in the ordinary course of business, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Third Party Interests in respect of Permitted Receivables Facilities of such Person or its subsidiaries except to the extent that such Indebtedness would not appear as a liability upon a balance sheet (other than in the footnotes to financial statements) of such Person prepared in accordance with GAAP, (j) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (if such Person has not assumed such Indebtedness of others, then the amount of Indebtedness of such Person shall be the lesser of (A) the amount of such Indebtedness of others and (B) the fair market value of such property, as reasonably determined by such Person) and (k) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary herein or in any Loan Document, no obligation under any Separation Agreement shall constitute Indebtedness.
[[~~6495703~~8000343]]

“Indemnified Institution” has the meaning set forth in Section 9.03(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Company or any Restricted Subsidiary, including inventions, designs, patents, copyrights, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other similar data or information, software and databases and all embodiments or fixations thereof and related documentation, all additions, improvements and accessions to any of the foregoing and all registrations for any of the foregoing.
“Intercompany Permitted Receivables Facility Note” means any promissory note or debt obligations issued or incurred by a Receivables Subsidiary in consideration or partial consideration for the acquisition of Receivables from the Company or any Restricted Subsidiary in a Permitted Receivables Facility permitted hereunder.
“Intercreditor Agreement” means that certain Equal Priority Intercreditor Agreement, to be dated as of the Closing Date, by and between the Administrative Agent and the Notes Collateral Agent, and acknowledged and agreed to by the Loan Parties party thereto, in substantially the form of Exhibit N or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date, (b) as to any Alternative Currency Daily Rate Loan, the last Business Day of each month and the applicable Maturity Date and (c) as to any Term SOFR Loan or Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan or an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.
“Interest Period” means as to each Term SOFR Loan or Alternative Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Alternative Currency Term Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or Alternative Currency Term Rate Loan (as applicable) and ending on the date one, three or six months thereafter (in each case, subject to the availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Loan Notice, or such other period that is twelve months or less requested by such Borrower and consented to by all the Appropriate Lenders and the Administrative Agent; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
[[~~6495703~~8000343]]

(b)    any Interest Period pertaining to a Term SOFR Loan or Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the applicable Maturity Date.
“Interests” means, with respect to any Person, any Equity Interests, Indebtedness or any other debt or equity interests in such Person, including in the case of a Receivables Subsidiary, if applicable, any Intercompany Permitted Receivables Facility Notes or Third Party Interests.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness or other obligations of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing a payment or prepayment of in respect of principal of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be the amount determined in accordance with the definition of “Guarantee” herein, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of (but not any dividends or other distributions in respect of return on the capital of) such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.
“IP Security Agreements” has the meaning set forth in the Collateral Agreement.
“IP Subsidiary” means any Restricted Subsidiary that at any time owns any Intellectual Property or rights to Intellectual Property that are material to the business or operations of the Company and the Restricted Subsidiaries, taken as a whole.
“IRS” means the United States Internal Revenue Service.
[[~~6495703~~8000343]]

“ISDA CDS Definitions” has the meaning set forth in Section 9.02(e).
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and a Borrower (or any Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“Judgment Currency” has the meaning set forth in Section 9.20(b).
“Junior Indebtedness” means any Indebtedness that is subordinated in right of payment to the Loan Document Obligations.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a committed Borrowing.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Closing Date, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Company, and notified to the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit.
“L/C Issuer” means each of Bank of America, N.A., JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Royal Bank of Canada, Capital One, National Association, Citibank, N.A., Fifth Third Bank, National Association, Manufacturers and Traders Trust Company, MUFG Bank, Ltd., PNC Bank, National Association, Regions Bank, The Toronto-Dominion Bank, New York Branch, Truist Bank, U.S. Bank National Association and Wells Fargo Bank, N.A. (through itself or through one of its designated Affiliates or branch offices), in its capacity as issuer of Letters of Credit hereunder, and each other Lender (if any) as the Company may from time to time select as an L/C Issuer hereunder pursuant to Section 2.03; provided that such Lender has agreed to be an L/C Issuer; and provided further that Bank of America shall be the only L/C Issuer permitted to issue Letters of Credit denominated in Alternative Currencies except for Existing Letters of Credit denominated in an Alternative Currency. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “L/C Issuer” in
[[~~6495703~~8000343]]

connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto.
“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings. The L/C Obligations of any Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Latest Maturity Date” means, at any time, the latest Maturity Date in respect of the Classes of Loans and Commitments that are outstanding at such time.
“LCT Election” has the meaning set forth in Section 1.04(c).
“LCT Test Date” has the meaning set forth in Section 1.04(c).
“Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders and the L/C Issuers.
“Lenders” means the Revolving Credit Lenders, the Term A Lenders, the Term B Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Agreement or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency (including any Existing Letter of Credit).
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Fee” has the meaning specified in Section 2.03(j).
[[~~6495703~~8000343]]

“Letter of Credit Report” means a certificate substantially the form of Exhibit C or any other form approved by the Administrative Agent.
“Letter of Credit Sublimit” means an amount equal to $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date.
“LibertyX Entities” means, collectively, Moon, Inc. (d/b/a LibertyX), a Delaware corporation, and each of its Subsidiaries (whether now existing or formed or acquired in the future).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, assignment by way of security, security interest or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or Synthetic Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Acquisition” means any Permitted Acquisition or other Investment permitted by this Agreement with respect to which the consummation of such Permitted Acquisition or other Investment by the Company or any Restricted Subsidiary is not conditioned on the availability of, or on obtaining, third party financing.
“Loan Document Obligations” means (a) the due and punctual payment by each Borrower of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by each Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of each Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“Loan Documents” means this Agreement, any Incremental Facility Agreements, each Acceptable Intercreditor Agreement, the Collateral Agreement, the other Security Documents, the TLB Escrow Agreement, any letter of credit applications, any agreements
[[~~6495703~~8000343]]

between any Borrower and any L/C Issuer regarding such L/C Issuer’s L/C Commitment or the respective rights and obligations between each applicable Borrower and such L/C Issuer in connection with the issuance of Letters of Credit, any agreement designating an additional L/C Issuer as contemplated by Section 2.03(q) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.06(c).
“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Financial Officer of the applicable Borrower.
“Loan Parties” means each Borrower and each Subsidiary Loan Party.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.
“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Credit Lenders, Lenders having Revolving Credit Exposures and unused Revolving Credit Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposures and the unused Aggregate Revolving Credit Commitment at such time, (b) in the case of the Revolving Credit Lenders and the Term A Lenders voting together, Lenders having Revolving Credit Exposures, unused Revolving Credit Commitments and Term A Loans representing more than 50% of the sum of the Aggregate Revolving Credit Exposures, the unused Aggregate Revolving Credit Commitment and the Term A Loans at such time, (c) in the case of the Term A-1 Lenders, Lenders having Term A-1 Loans representing more than 50% of all Term A-1 Loans at such time, (d) in the case of the Term A-2 Lenders, Lenders having Term A-2 Loans representing more than 50% of all Term A-2 Loans at such time and (e) in the case of the Term Lenders of any other Class, Lenders holding outstanding Term Loans or Term Commitments of such Class representing more than 50% of all Term Loans and Term Commitments of such Class outstanding at such time.
“Mark-to-Market Pension Accounting” means an accounting methodology, as set forth in Annex A, that records actuarial gains and losses on Plans and Foreign Pension Plans in the year incurred rather than amortizing such gains and losses over time.
“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person (other than an existing Restricted Subsidiary of the Company) if, after giving effect thereto, such Person will become Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (other than an existing Restricted Subsidiary of the Company); in each case, with respect to which the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $150,000,000.
[[~~6495703~~8000343]]

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Company and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.
“Material Disposition” means any Disposition, or a series of related Dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company or any Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person, in each case, with respect to which the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $150,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of (without duplication) any one or more of the Company and the Restricted Subsidiaries in an aggregate principal amount of $150,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Intellectual Property” means any Intellectual Property owned by any Loan Party that is material to the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole.
“Material Real Estate Asset” means each Real Estate Asset, or group of related tracts of Real Estate Assets, located in the United States owned by any Loan Party on the Closing Date or acquired (whether in a single transaction or a series of transactions) by any Loan Party after the Closing Date (or owned by any Person that becomes a Loan Party after the Closing Date and located in the United States) that, together with the improvements thereon and all contiguous and all related parcels and the improvements thereon (whether owned or leased), has a fair value of $25,000,000 or more (as determined in good faith by a Financial Officer of the Company), in each case, as of the Closing Date, the time of acquisition of such Real Estate Asset or group of related tracts of Real Estate Assets (as applicable) by such Loan Party following the Closing Date or as of the time such Person becomes a Loan Party.
“Material Subsidiary” means (i) each IP Subsidiary, (ii) each Domestic Subsidiary that has become a Designated Subsidiary pursuant to a designation by the Company under Section 5.03(b), (iii) any Domestic Subsidiary that directly owns or holds Equity Interests of any Foreign Subsidiary or CFC Holdco that is a Material Subsidiary, (iv) each Domestic Subsidiary (a) the consolidated total assets of which (excluding assets of, and investments in, Foreign Subsidiaries) equal 5% or more of the consolidated total assets of the Company and the Restricted Subsidiaries (excluding assets of, and investments in, Foreign Subsidiaries) or (b) the consolidated revenues of which (excluding consolidated revenues attributable to Foreign Subsidiaries) account for 5% or more of the consolidated revenues of the Company and the Restricted Subsidiaries (excluding consolidated revenues attributable to Foreign Subsidiaries),
[[~~6495703~~8000343]]

and (v) any Foreign Subsidiary or CFC Holdco (a) the consolidated total assets of which equal 5% or more of the consolidated total assets of the Company and the Restricted Subsidiaries or (b) the consolidated revenues of which accounts for 5% or more of the consolidated revenues of the Company and the Restricted Subsidiaries, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Company for which financial statements have been delivered pursuant to Sections 5.01(a) or 5.01(b); provided that if at the end of or for any such most recent period of four consecutive fiscal quarters the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that would not constitute Material Subsidiaries shall exceed 15% of the consolidated total assets of the Company and the Restricted Subsidiaries or 15% of the consolidated revenues of the Company and the Restricted Subsidiaries, then the Company shall designate one or more of such Subsidiaries, for all purposes of this Agreement, to be deemed to be “Material Subsidiaries” to eliminate such excess, and if not so designated, one or more of such Subsidiaries shall be deemed to be “Material Subsidiaries” in descending order based on the amounts of their consolidated total assets or consolidated revenues, as the case may be, until such excess shall have been eliminated.
“Maturity Date” means, as the context requires, (a) with respect to the Revolving Credit Facility, October 16, 2028, (b) with respect to the Term A-1 Facility, October 16, 2028, (c) with respect to the Term A-2 Facility, October 16, 2028, (d) with respect to the Term B Facility, April 16, 2029 or (e) the maturity date with respect to any Class of Incremental Term Loans or Refinancing Term Loans, as the context requires; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Maturity Date Extension Request” means a request by the Company, substantially in the form of Exhibit K hereto or such other form as shall be approved by the Administrative Agent, for the extension of the applicable Maturity Date pursuant to Section 2.24.
“Maximum Rate” has the meaning set forth in Section 9.12.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to (A) 102% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit denominated in Dollars and (B) 115% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit denominated in Alternative Currencies, in each case, issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.
“MNPI” means material information concerning the Company and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“NCR Parent” means NCR Corporation, a Maryland corporation.
“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include Permitted Investments) proceeds (including, in the case
[[~~6495703~~8000343]]

of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Company and the Restricted Subsidiaries, (ii) in the case of a Disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, (A) the amount of all payments required to be made by the Company and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset and (B) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (B)) attributable to minority interests and not available for distribution to or for the account of the Company and the Restricted Subsidiaries as a result thereof and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Restricted Subsidiaries and the amount of any reserves established by the Company and the Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the chief financial officer (or officer with comparable responsibility) of the Company). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.
“Net Short Lender” has the meaning set forth in Section 9.02(e).
“Net Working Capital” means, at any date, (a) the consolidated current assets of the Company and its consolidated Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Company and its consolidated Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.
“Non-Cash Charges” means any noncash charges, including (a) any write-off for impairment of long lived assets including goodwill, intangible assets and fixed assets such as property, plant and equipment, and investments in debt and equity securities pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives to any director, officer or employee of the Company or any Restricted Subsidiary (excluding any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof) and (c) any non-cash charges resulting from the application of purchase accounting; provided that Non-Cash Charges shall not include additions in the ordinary course of business to bad debt reserves or bad debt expense, any non-cash charge in the ordinary course of business that results from the write-down or write-off of inventory and any noncash charge that results from the write-down or write-off in the ordinary course of business of accounts receivable or that is taken in the ordinary course of business in respect of any other item that was included in Consolidated Net Income in a prior period.
“Non-Defaulting Lender” means, at any time, any Revolving Credit Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b).
[[~~6495703~~8000343]]

“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.
“Non-Reinstatement Deadline” has the meaning set forth in Section 2.03(b).
“Non-Significant Subsidiary” means any Restricted Subsidiary that is not a Foreign Borrower, a Subsidiary Loan Party or a Material Subsidiary.
“Non-SOFR Successor Rate” has the meaning specified in Section 2.09(c).
“Notes” means senior unsecured (except as contemplated by the definition of “Permitted Escrow Transactions”) notes of the Company or a Permitted Escrow Subsidiary issued and sold to provide a portion of the cash consideration payable for any other Permitted Material Acquisition.
“Notes Collateral Agent” means Citibank, N.A.
“Notice of Additional L/C Issuer” means a certificate delivered pursuant to Section 2.03(q) designating a Revolving Credit Lender as an L/C Issuer under this Agreement in a form approved by the Administrative Agent.
“Obligations” means (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations, (c) all the Secured Hedge Obligations and (d) all the Secured Performance Support Obligations; provided that (x) the term “Obligations” when used in reference to any Subsidiary that is a Guarantor or a Grantor, shall not include any Excluded Swap Obligation of such Subsidiary, and (y) the Secured Cash Management Obligations, Secured Hedge Obligations and Secured Performance Support Obligations shall cease to constitute Obligations on and after the Termination Date.
“Original Credit Agreement” means this Agreement as in effect immediately prior to the First Amendment Effective Date.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced by, any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.15(b)).
“Outstanding Amount” means (a) with respect to Term Loans and Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C
[[~~6495703~~8000343]]

Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the L/C Issuers, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the L/C Issuers, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant Register” has the meaning set forth in Section 9.04(c)(i).
“Participants” has the meaning set forth in Section 9.04(c)(i).
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Party” has the meaning set forth in Section 2.19(j)(i).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” means a certificate substantially in the form of Exhibit G or any other form approved by the Administrative Agent.
“Performance Support Instrument” means (a) a performance bond or performance guarantee or a letter of credit (other than a Letter of Credit) or similar credit support issued in lieu of a performance bond or performance guarantee, in each case for the account of and to support the performance obligations of a Foreign Subsidiary, or (b) a letter of credit (other than a Letter of Credit) or similar credit support issued to support obligations of the Company or any Subsidiary permitted pursuant to Section 6.01(a)(ix)(x).
“Permitted Acquisition” means the purchase or other acquisition (including pursuant to two-step transaction such as a tender offer followed by a merger) by the Company or any Restricted Subsidiary of substantially all the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (i) all transactions related thereto are consummated in accordance with applicable law, (ii) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b), (iii) with respect to each such purchase or other acquisition, all actions required to be taken with respect to each newly created or acquired Restricted Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” shall have been taken or will be taken in accordance with the terms of the Loan Documents (or arrangements for the taking of such actions satisfactory to the Administrative Agent shall have been made) and (iv) at the time of and immediately after giving effect to any such purchase or other acquisition, (A) no Default shall have occurred and be continuing or would result therefrom (provided that, in connection with a Limited Condition Acquisition, the requirement set forth in this clause (A) shall be limited to that there not have occurred and be continuing any Event of Default under clause (a) or (b) of Article VII or any Event of Default with respect to any Borrower under clause (i) or (j) of Article VII, in each case, at the signing of the definitive agreement to consummate such Limited Condition Acquisition and at the closing thereof), (B) the Leverage Ratio
[[~~6495703~~8000343]]

calculated on a Pro Forma Basis giving effect to such purchase or acquisition shall be not more than the then applicable ratio under Section 6.13 for the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Sections 5.01(a) or 5.01(b) (provided that, in connection with a Limited Condition Acquisition, the requirement set forth in this clause (B) may, at the Company’s option, be tested at the signing of the definitive agreement to consummate such Limited Condition Acquisition or at the closing thereof) and (C) in the case of such a purchase or other acquisition for consideration in excess of $150,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (v)(B) above.
“Permitted Additional Indebtedness” means Indebtedness of the Company or any Subsidiary Loan Party that (i) except as otherwise permitted under Section 6.02(a)(xvii), is not secured by any collateral (including the Collateral), (ii) does not mature earlier than, and has a weighted average life to maturity (determined without giving effect to any prepayments that reduce amortization) no earlier than, 91 days after the Latest Maturity Date, (iii) does not provide for any amortization, mandatory prepayment, mandatory redemption or mandatory repurchase (other than upon (x) an asset sale, so long as such requirements permit the prior prepayment of the Term Borrowings with the Net Proceeds of such asset sale, or (y) a change of control) prior to the date that is 91 days after the Latest Maturity Date and (iv) is not guaranteed by any Subsidiary that is not a Subsidiary Loan Party (unless it becomes a Subsidiary Loan Party in connection with such transaction); provided that, (a) notwithstanding any failure of any Senior Bridge Loans (or any extended term loans or exchange notes into or for which such Senior Bridge Loans may be converted or exchanged in accordance with the terms thereof) to comply with the requirements set forth in clauses (ii) and (iii) of this definition, such Senior Bridge Loans (and such extended term loans and exchange notes) shall constitute Permitted Additional Indebtedness for all purposes under this Agreement so long as (x) such Senior Bridge Loans do not mature prior to the first anniversary of the closing date of the applicable Permitted Material Acquisition and the definitive documentation governing the Senior Bridge Facility contains provisions requiring, on or prior to such maturity date, automatic conversion of the Senior Bridge Loans into extended term loans (and permitting exchange of the Senior Bridge Loans for exchange notes), in each case having a maturity and weighted average life to maturity that comply with the requirements of clause (ii) of this definition, (y) the definitive documentation governing the Senior Bridge Facility (or such extended term loans or exchange notes, as applicable) does not require mandatory prepayment of or any mandatory offer to prepay or repurchase the Senior Bridge Loans (or such extended term loans or exchange notes, as applicable) other than from (I) the Net Proceeds of sales of Equity Interests of the Company and (II) to the extent not required to be applied to the prepayment of Term Borrowings, reinvested or utilized to effect Permitted Acquisitions pursuant to Section 2.04(c), from asset sales or incurrences of Indebtedness by the Company and its Restricted Subsidiaries, and (z) the terms of the Senior Bridge Loans (and such extended term loans and exchange notes) otherwise comply with the requirements of clauses (i) and (iv) of this definition and (b) in the event that any Notes are issued in connection with a Permitted Material Acquisition prior to the date of consummation of such Permitted Material Acquisition, notwithstanding any failure of such Notes to comply with the requirements set forth in clauses (i) and (iii) of this definition solely as a result of the Permitted Escrow Transactions with respect to such Notes and the requirement to prepay or repurchase such Notes with the applicable Permitted Escrow Funds in accordance with the requirements of the proviso in Section 6.02(a)(xxi) hereof, such Notes shall constitute Permitted Additional Indebtedness for all purposes under this Agreement so long as the terms of such Notes otherwise comply with the requirements of this definition. The term “Permitted
[[~~6495703~~8000343]]

Additional Indebtedness” shall include the guarantees of Permitted Additional Indebtedness by Restricted Subsidiaries that are Subsidiary Loan Parties.
“Permitted Cash Pooling Arrangement” means a cash management and deposit pooling agreement with a banking entity relating solely to deposit accounts of Foreign Subsidiaries and providing for temporary overdrafts to finance working capital needs of Foreign Subsidiaries, the pooling of funds of Foreign Subsidiaries deposited in linked deposit accounts to repay such overdrafts and the grant of Liens and setoff rights with respect to such deposited funds and linked deposit accounts to secure the repayment of such overdrafts and the payment of related interest and fees to such banking entity; provided that the obligations under any Permitted Cash Pooling Arrangements are not secured by Liens (including set off rights) on or with respect to any assets of the Company or any Loan Party.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;
(c)    pledges and deposits made or Liens imposed (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or other public statutory obligations and (ii) in respect of letters of credit, surety bonds, bank guarantees or similar instruments issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d)    assignments by way of security, pledges and deposits made or Liens imposed (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, surety bonds, bank guarantees or similar instruments issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(e)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations or do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;
(f)    banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing
[[~~6495703~~8000343]]

collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking regulations;
(g)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;
(h)    Liens securing or otherwise arising from judgments not constituting an Event of Default under clause (l) of Article VII;
(i)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement;
(j)    [Reserved]; and
(k)    Liens, encumbrances or other matters disclosed in any title insurance policies obtained in connection with real property, and such other title and survey matters that an accurate, up-to-date survey of real property would show;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clauses (c) and (d) above securing obligations under letters of credit or bank guarantees.
“Permitted Escrow Funds” means, with respect to any Notes issued prior to the date of consummation of the related Permitted Material Acquisition, the sum of (a) the aggregate cash proceeds received by the Company or a Permitted Escrow Subsidiary from the issuance and sale of such Notes, plus (b) cash in an amount equal to interest accruing on such Notes for the escrow period provided in the escrow agreement applicable to such Notes.
“Permitted Escrow Subsidiary” means a wholly-owned limited purpose Subsidiary of the Company formed solely for the purposes of, and that solely engages in, the issuance of Notes and the Permitted Escrow Transactions with respect to such Notes in connection with a Permitted Material Acquisition; provided that such Permitted Escrow Subsidiary (a) has no assets or liabilities other than (i) cash and Permitted Investments constituting Permitted Escrow Funds with respect to the applicable Notes and (ii) obligations under the applicable Notes or otherwise arising out of the Permitted Escrow Transactions with respect to such Notes and (b) is merged into or consolidated with the Company or another Subsidiary Loan Party (with the Company or such Subsidiary Loan Party as the surviving Person) substantially contemporaneously with the consummation of such Permitted Material Acquisition, with the Company or such Subsidiary Loan Party assuming such Permitted Escrow Subsidiary’s obligations under the applicable Notes upon consummation of such merger or consolidation.
“Permitted Escrow Transactions” means, with respect to any Notes issued prior to the date of consummation of the related Permitted Material Acquisition, (a) the establishment by the Company, a Subsidiary Loan Party or a Permitted Escrow Subsidiary of a segregated escrow account under the sole control of the trustee for such Notes or other escrow agent reasonably acceptable to the Administrative Agent, in each case pursuant to an escrow agreement reasonably
[[~~6495703~~8000343]]

acceptable to the Administrative Agent, which shall provide for the termination of such escrow and the discharge and release of the related Liens permitted by clause (c) below upon the earliest to occur of the events specified in the proviso in Section 6.02(a)(xxi) hereof, (b) the depositing of the Permitted Escrow Funds with respect to such Notes into such escrow account substantially contemporaneously with the issuance of such Notes and (c) the granting by the Company, a Subsidiary Loan Party or a Permitted Escrow Subsidiary of a Lien on such escrow account and the Permitted Escrow Funds deposited therein (and any earnings thereon) in favor of the trustee for such Notes, for the ratable benefit of the holders of such Notes.
“Permitted Investments” means Investments in cash equivalents, short-term debt obligations, bank deposits, and other debt and equity securities and obligations that, in each case, constitute “Eligible Securities” under, and otherwise comply with the requirements of, the Company’s current policy on cash and investments set forth on Schedule 1.01B hereto or as updated from time to time by written notice to the Administrative Agent and reasonably acceptable to the Administrative Agent.
“Permitted IP Transfer” means by one or a series of related transactions, the sale, grant of licenses (including exclusive licenses), or transfer of ownership rights (including beneficial ownership rights) or rights to use or otherwise exploit in foreign jurisdictions the Intellectual Property of the Company or any Domestic Subsidiary to a Foreign Subsidiary; provided that, (a) any such sale is made for cash consideration paid by the acquiring Foreign Subsidiary to the Company or such Domestic Subsidiary, as the case may be, at the time of transfer in an amount not less than the fair market value of the Intellectual Property transferred; provided that up to $35,000,000 of such consideration in the aggregate for all Permitted IP Transfers under this clause (a) may consist of promissory notes that are required to be paid in full not later than the Maturity Date for the Term B Facility and up to $10,000,000 of such consideration may consist of the issuance of Equity Interests of Foreign Subsidiaries and (b) the aggregate, cumulative fair market value of all such transferred Intellectual Property shall not exceed the greater of (1) $100,000,000 and (2) 1.75% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof, and provided, further, that in the case of all sales under this definition, (x) the acquiring Foreign Subsidiary shall be (A) a Subsidiary of 65% of the outstanding voting Equity Interests, and all other Equity Interests, of which shall have been pledged pursuant to the Collateral Agreement or (B) a direct or indirect wholly owned subsidiary of one or more Foreign Subsidiaries of the type described in the preceding clause (A) or Subsidiary Loan Parties, (y) no Liens (other than Permitted Encumbrances and Liens in favor of the Administrative Agent, for the benefit of the Secured Parties) shall exist on any such transferred Intellectual Property at the time of its transfer and (z) any license (including any license providing for a declining royalty) of such Intellectual Property or of rights to use such Intellectual Property entered into with or Guaranteed by the Company or any Restricted Subsidiary shall be on arms-length terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a transaction with an unaffiliated third party, as determined in good faith by the Company.
“Permitted Junior Lien Refinancing Debt” means any secured Indebtedness incurred by the Company in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a junior lien, subordinated basis to the Obligations and is not secured by any property or assets of the Company or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (iii) the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the lenders or holders providing such Indebtedness than the existing Security Documents are to the Lenders, (iv) such Indebtedness is not guaranteed by any
[[~~6495703~~8000343]]

Restricted Subsidiaries other than the Loan Parties and (v) the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness shall have become party to an Acceptable Intercreditor Agreement.
“Permitted Leverage Ratio” means (i) in the case of any fiscal quarter ending prior to September 30, 2024, 4.75 to 1.00, (ii) in the case of any fiscal quarter ending on or after September 30, 2024, and prior to September 30, 2025, 4.50 to 1.00, and (iii) in the case of any fiscal quarter ending on or after September 30, 2025, 4.25 to 1.00; provided that, following the consummation of a Material Acquisition that, on a Pro Forma Basis would result in an increase in the Leverage Ratio, if the Company shall so elect by a notice delivered to the Administrative Agent within 45 days after the end of the fiscal period in which the consummation of such Material Acquisition occurs or in connection with the delivery of a Compliance Certificate, whichever is sooner, the maximum Permitted Leverage Ratio shall be increased by 0.25 to 1.00 at the end of and for the fiscal quarter during which such Material Acquisition shall have been consummated and at the end of and for each of the following three consecutive fiscal quarters; provided, further, that, notwithstanding the foregoing, the maximum Permitted Leverage Ratio, inclusive of any adjustment in connection with a Material Acquisition, shall at no time exceed 5.00 to 1.00.
“Permitted Material Acquisition” means a Permitted Acquisition that is a Material Acquisition.
“Permitted Receivables Facility” means one or more facilities or individual transactions consisting of transfers on one or more occasions by the Company or any of its Restricted Subsidiaries (including through a Receivables Subsidiary) to any third-party buyer, purchaser or lender of interests in Receivables (including collections thereof and any related assets), so long as the sum of the aggregate outstanding principal amount of Third Party Interests incurred pursuant to such facilities or transactions and the principal amount of Receivables transferred and outstanding to any third-party buyer or purchaser does not exceed the greater of (x) $250,000,000 and (y) 4.50% of the book value of the Company’s and its consolidated Subsidiaries’ Receivables as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof at any one time; provided, that (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by the Company or any of its Subsidiaries except as permitted by the following clause (b), (b) there shall be no recourse or obligation to the Company or any of its Subsidiaries whatsoever other than (x) recourse solely attributable to any applicable Standard Receivables Undertakings and (y) recourse solely against the Company’s or such Subsidiaries’ retained interest in the Receivables Subsidiary which finances the acquisition of the relevant Receivables or residual values related thereto and (c) neither the Company nor any of its Subsidiaries shall have provided, either directly or indirectly, any credit support of any kind in connection with such Permitted Receivables Facility other than as set forth in clause (b) of this definition.
“Permitted Secured Refinancing Notes” means one or more series of senior secured notes issued by the Company; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis with the Obligations and is not secured by any property or assets of the Company or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (iii) the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the lenders or holders providing such Indebtedness than the existing Security Documents are to the Lenders, (iv) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Loan Parties and (v) the holders of,
[[~~6495703~~8000343]]

or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness shall have become party to an Acceptable Intercreditor Agreement.
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Company in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (i) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (ii) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (iii) such Indebtedness is not secured by any Lien or any property or assets of the Borrower or any Subsidiary.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means IntraLinks, SyndTrak, ClearPar, or a substantially similar electronic transmission system.
“Post-Acquisition Period” means, with respect to any Material Acquisition or any Material Disposition, the period beginning on the date such transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such transaction is consummated.
“Prepayment Event” means:
(a)    any Disposition (including pursuant to a Sale/Leaseback Transaction or by way of merger or consolidation but excluding any Restricted Payment) of any asset of the Company or any Restricted Subsidiary, including any sale or issuance to a Person other than the Company or any Restricted Subsidiary of Equity Interests in any Restricted Subsidiary, other than (i) Dispositions described in clauses (a) through (h) of Section 6.06, and (ii) other Dispositions resulting in aggregate Net Proceeds not exceeding (A) $25,000,000 in the case of any single transaction or series of related transactions and (B) $50,000,000 for all such transactions during any fiscal year of the Company;
(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Company or any Restricted Subsidiary other than any resulting in aggregate Net Proceeds not exceeding (A) $25,000,000 in the case of any single transaction or series of related transactions and (B) $50,000,000 for all such transactions during any fiscal year of the Company; or
(c)    the incurrence by the Company or any Restricted Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01.
[[~~6495703~~8000343]]

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.
“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, the pro forma increase or decrease in Consolidated EBITDA (including the portion thereof attributable to any assets (including Equity Interests) sold or acquired) projected by the Company in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operation of the assets acquired with the operations of the Company and the Subsidiaries or the applicable Disposition; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated EBITDA, that such cost savings will be realizable during the entirety, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated EBITDA for such Test Period.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of (or commencing with) the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a Material Disposition of all or substantially all Equity Interests in any Subsidiary of the Company (including the Separation) or any division, product line, or facility used for operations of the Company or any of the Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (ii) any retirement of Indebtedness, (iii) any Indebtedness incurred or assumed by the Company or any of the Subsidiaries in connection therewith and (iv) if any such Indebtedness has a floating or formula rate, such Indebtedness shall be deemed to have accrued an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with (and subject to applicable limitations included in) the definition of “Consolidated EBITDA” and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Company and the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”; provided, further, that except as specified in the applicable provision requiring Pro Forma Compliance, any determination of Pro Forma Compliance required shall be made assuming that compliance with the financial covenant set forth in Section 6.13 is required with respect to the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Sections 5.01(a) or 5.01(b).
“Promissory Note” means a Revolving Credit Promissory Note, a Term A Promissory Note or a Term B Promissory Note (as applicable).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
[[~~6495703~~8000343]]

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 9.21(a).
“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.
“Qualifying Equity Proceeds” means on any date with respect to any expenditure to make a Restricted Payment under Section 6.09(a)(vi) or to make a payment in reliance on Section 6.09(b)(vi), the aggregate amount of Net Proceeds received by the Company in respect of sales and issuances of its Equity Interests (other than Disqualified Equity Interests and other than sales or issuances to directors, officers and employees) during the 270-day period ending on the date of such expenditure, less the amount of all other expenditures made during such period and on or prior to such date (i) for such purposes in reliance on such receipts of Net Proceeds or (ii) representing the use of such Net Proceeds to make Permitted Acquisitions or other Investments (other than Permitted Investments).
“Real Estate Asset” has the meaning set forth in the Collateral Agreement.
“Receivable” means any accounts receivable owed to or payable to the Company or a Restricted Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, and all proceeds of such accounts receivable.
“Receivables Subsidiary” means a special purpose entity established as a “bankruptcy remote” Subsidiary for the purpose of acquiring Receivables (including collections thereof and any related assets) in connection with any Permitted Receivables Facility, which shall engage in no operations or activities other than those related to such Permitted Receivables Facility, including the issuance of Third Party Interests or other funding of such Permitted Receivables Facilities and activities reasonably related thereto
“Recipient” has the meaning set forth in Section 2.20(a).
“Refinanced Debt” has the meaning set forth in the definition of “Refinancing Term Loan Indebtedness”.
“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Refinancing Term Lenders, establishing commitments in respect of Refinancing Term Loans and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.25.
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any existing unutilized commitments thereunder and any
[[~~6495703~~8000343]]

reasonable fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 180 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of each Class of the Term Loans remaining as of the date of such extension, renewal or refinancing (in each case, determined without giving effect to any prepayments that reduce amortization); (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Company if the Company shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of the Company only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.
“Refinancing Term Lender” means any Person that provides a Refinancing Term Loan.
“Refinancing Term Loan Indebtedness” means (a) Permitted Junior Lien Refinancing Debt, (b) Permitted Unsecured Refinancing Debt, (c) Permitted Secured Refinancing Notes or (d) Refinancing Term Loans obtained pursuant to a Refinancing Facility Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, refinance or replace, in whole or part, existing Term Loans hereunder (including any successive Refinancing Term Loan Indebtedness) (such existing Term Loans and successive Refinancing Term Loan Indebtedness, the “Refinanced Debt”); provided that (i) the principal amount (or accreted value, if applicable) of such Refinancing Term Loan Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Refinanced Debt except by an amount equal to the sum of accrued and unpaid interest, accrued fees and premiums (if any) with respect to such Refinanced Debt and fees and expenses associated with the refinancing of such Refinanced Debt with such Refinancing Term Loan Indebtedness; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing Term Loan Indebtedness, the Borrower may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (i) (and, for purposes of clarity, (x) such additional amount of Indebtedness
[[~~6495703~~8000343]]

shall not constitute Refinancing Term Loan Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis); (ii) the stated final maturity of such Refinancing Term Loan Indebtedness shall not be earlier than 91 days after the Latest Maturity Date of such Refinanced Debt, and such stated final maturity of such Refinancing Term Loan Indebtedness shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the Latest Maturity Date of such Refinanced Debt; (iii) such Refinancing Term Loan Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, on the stated final maturity date as permitted pursuant to the preceding clause (ii) or upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Refinanced Debt) prior to the earlier of (A) the latest stated final maturity of such Refinanced Debt and (B) 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be permitted so long as the weighted average life to maturity of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be no shorter than the weighted average life to maturity of such Refinanced Debt remaining as of the date of such extension, replacement or refinancing; (iv) such Refinancing Term Loan Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Debt) an obligor in respect of such Refinanced Debt, and, in each case, shall constitute an obligation of the Borrower or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt and (v) in the case of Refinancing Term Loans, such Refinancing Term Loan Indebtedness shall contain terms and conditions that are not materially more favorable (when taken as a whole) to the investors providing such Refinancing Term Loan Indebtedness than those applicable to the existing Term Loans of the applicable Class being refinanced (other than (A) with respect to pricing, maturity, amortization, optional prepayments and redemption and (B) covenants or other provisions applicable only to periods after the Latest Maturity Date) on the date such Refinancing Term Loan is incurred.
“Refinancing Term Loans” means one or more Classes of term loans incurred by the Company under this Agreement pursuant to a Refinancing Facility Agreement; provided that such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans).
“Register” has the meaning set forth in Section 9.04(b)(iv).
“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.
[[~~6495703~~8000343]]

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.
“Relevant Party” has the meaning set forth in Section 2.19(j)(ii).
“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, Term SOFR, (b) Sterling, SONIA and (c) Euros, EURIBOR.
“Removal Effective Date” has the meaning set forth in Section 8.06(b).
“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Term B Loans with the proceeds of any long-term bank financing or any other financing similar to such loans incurred or guaranteed by the Company or any Loan Party which reduces the effective yield (with the comparative determinations to be made by the Administrative Agent in a manner consistent with generally accepted financial practices, and in any event consistent with the calculation of the Weighted Average Yield) to less than the effective yield (as determined by the Administrative Agent on the same basis) applicable to such Term B Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to, or consent under, this Agreement reducing the effective yield (to be determined by the Administrative Agent on the same basis as set forth in preceding clause (a)) of the Term B Loans; provided that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver, modification or consent in connection with a Change in Control constitute a Repricing Transaction. Any determination by the Administrative Agent of any effective interest rate as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Term B Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination.
“Required Lenders” means, at any time, subject to Section 9.02(e), Lenders having Revolving Credit Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at such time, in each case, excluding the Loans and Commitments of any Defaulting Lender.
“Rescindable Amount” has the meaning as specified in Section 2.13(b)(ii).
“Resignation Effective Date” has the meaning set forth in Section 8.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restored Lender” has the meaning set forth in Section 2.20.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of, or any other return of capital with respect to, any Equity Interests in the Company or any Restricted Subsidiary (other than any dividend or other distribution payable solely in Equity Interests of the Company (other than Disqualified Equity Interests) or options to purchase Equity Interests of the Company (other than Disqualified Equity Interests)).
[[~~6495703~~8000343]]

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Company.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(c) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment”, as increased by the Revolving Credit Commitments set forth on Schedule I to the First Amendment, or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Person that has a Revolving Credit Commitment at such time.
“Revolving Credit Lender Parent” means, with respect to any Revolving Credit Lender, any Person in respect of which such Lender is a subsidiary.
“Revolving Credit Loan” has the meaning specified in Section 2.01(c).
“Revolving Credit Promissory Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit L.
“S&P” means S&P Global Ratings (f/k/a Standard & Poor’s Rating Services), a Standard & Poor’s Financial Services LLC business.
[[~~6495703~~8000343]]

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Restricted Subsidiary whereby the Company or such Restricted Subsidiary sells or transfers such property to any Person and the Company or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuers, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any country-wide or territory-wide Sanctions (which consists of, at the Effective Date, Cuba, Iran, North Korea, Syria and the Crimea, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic regions of Ukraine, and the non-government controlled areas of the Zaporizhzhia and Kherson oblasts of Ukraine).
“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or the Hong Kong Monetary Authority, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by or controlled by any Person or Persons described in the preceding clause (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or the Hong Kong Monetary Authority.
“Scheduled Unavailability Date” has the meaning specified in Section 2.09(c)(ii).
“SEC” means the United States Securities and Exchange Commission.
“Section 956 Impact” means any incremental tax liability resulting or anticipated to result from the application of Section 956 of the Code (determined without regard to any tax attributes), regardless of a CFC’s current or accumulated earning and profits (as defined within Section 312 of the Code).
“Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Company and each Restricted Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) were owed on the Effective Date to a Person that was a Lender or an Affiliate of a Lender as of the Effective Date or (b) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred; it being understood that each counterparty thereto (other than the Company or any of its Restricted Subsidiaries) shall be deemed (i) to appoint the Administrative Agent as its agent under the
[[~~6495703~~8000343]]

applicable Loan Documents and (ii) to agree to be bound by the provisions of Article VIII and Sections 9.03 and 9.09 of this Agreement and the Intercreditor Agreement and each other Acceptable Intercreditor Agreement as if it were a Lender.
“Secured Hedge Obligations” means the due and punctual payment and performance of any and all obligations of the Company and each Restricted Subsidiary arising under each Hedging Agreement that (a) was in effect on the Effective Date with a counterparty that was a Lender or an Affiliate of a Lender as of the Effective Date or (b) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into; provided that the term “Secured Hedge Obligations” when used in reference to any Restricted Subsidiary that is a Guarantor or a Grantor, shall not include any Excluded Swap Obligation of such Restricted Subsidiary; it being understood that each counterparty thereto (other than the Company or any of its Restricted Subsidiaries) shall be deemed (i) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (ii) to agree to be bound by the provisions of Article VIII and Sections 9.03 and 9.09 of this Agreement and the Intercreditor Agreement and each other Acceptable Intercreditor Agreement as if it were a Lender.
“Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Secured Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date.
“Secured Parties” has the meaning set forth in the Collateral Agreement.
“Secured Performance Support Obligations” means the due and punctual payment and performance of any and all obligations of the Company and each Restricted Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of each Performance Support Instrument (a) that (i) was outstanding on the Effective Date and issued or provided by a Person that was a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is issued or provided after the Effective Date by a Person that is a Lender or an Affiliate of a Lender at the time such Performance Support Instrument is issued or provided, (b) that has been designated by the Company as a Performance Support Instrument pursuant to a written notice to the provider of such Performance Support Instrument specifying the maximum aggregate amount that may become due thereunder and that shall, subject to the next succeeding sentence, be secured hereby; provided that, subject to the following clause (c), the Company may update the maximum aggregate amount with respect to any Performance Support Instrument from time to time by written notice to the provider of such Performance Support Instrument (such maximum aggregate amount, as updated from time to time, its “Instrument Exposure”) and (c) which, at the time of such designation or update, as applicable, does not result in that result in the aggregate amount of Instrument Exposures in respect of all Performance Support Instruments then outstanding exceeding $150,000,000; it being understood that each counterparty thereto (other than the Company or any of its Restricted Subsidiaries) shall be deemed (i) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (ii) to agree to be bound by the provisions of Article VIII and Sections 9.03 and 9.09 of this Agreement and the Intercreditor Agreement and each other Acceptable Intercreditor Agreement as if it were a Lender. The Company shall not less than once in each fiscal quarter provide a summary written statement to the Administrative Agent of the Secured Performance Support Obligations outstanding as of the date of such statement, specifying each Performance Support Instrument, the provider thereof and the maximum aggregate amount that may become due thereunder and that shall be secured hereby. Each such summary statement shall include an aggregate amount of Instrument Exposures in respect of all Performance Support Instruments then outstanding not to exceed $150,000,000 as of the date of
[[~~6495703~~8000343]]

such statement, it being understood that if following the delivery of any such statement the Company shall designate additional Secured Performance Support Obligations that result in the aggregate amount of Instrument Exposures in respect of all Performance Support Instruments then outstanding exceeding $150,000,000, the additional Secured Performance Support Obligations designated after the date of the most recently delivered summary statement shall be reduced ratably by the aggregate amount of reduction required so that the aggregate amount of Instrument Exposures in respect of all Performance Support Instruments then outstanding shall equal $150,000,000.
“Securities Act” means the United States Securities Act of 1933.
“Security Documents” means the Collateral Agreement, the IP Security Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Sections 5.03 or 5.12 to secure the Obligations.
“Seller’s Retained Interests” means the debt or equity interests held by the Company or a Restricted Subsidiary in a Receivables Subsidiary to which Receivables have been transferred in a Permitted Receivables Facility permitted by Section 6.06, including any Intercompany Permitted Receivables Facility Note or equity received in consideration for the Receivables transferred.
“Senior Bridge Facility” means any senior secured or unsecured bridge loan facility provided by banks and other financial institutions to the Company to provide a portion of the cash consideration payable for a Permitted Material Acquisition.
“Senior Bridge Loans” means any bridge loans incurred in connection with a Permitted Material Acquisition.
“Senior Notes Indenture” means that certain Indenture to be dated as of the Senior Secured Notes Issue Date, among, the Company (as successor in interest by merger to ATMCo Escrow Subsidiary), as issuer, Citibank, N.A., as trustee and the Notes Collateral Agent as collateral agent.
“Senior Secured Notes” means the 9.50% Senior Secured Notes due 2029 issued by the Company (as successor in interest by merger to ATMCo Escrow Subsidiary) pursuant to the Senior Notes Indenture.
“Senior Secured Notes Escrow Account” means that certain segregated escrow account in the name of ATMCo Escrow Subsidiary and specified in the Senior Secured Notes Escrow Agreement into which the gross proceeds of the Senior Secured Notes issuance shall be deposited on the Senior Secured Notes Issue Date.
“Senior Secured Notes Escrow Agreement” means an escrow agreement to be dated as of the Senior Secured Notes Issue Date, among, ATMCo Escrow Subsidiary, as issuer, and Citibank, N.A. in its capacities as trustee, collateral agent and escrow agent for the Senior Secured Notes.
“Senior Secured Notes Issue Date” means September 27, 2023.
“Separation” means the separation of NCR Parent into two independent publicly-traded companies, as described more fully in the Form 10.
[[~~6495703~~8000343]]

“Separation Agreements” means, collectively, a separation and distribution agreement (the “Separation and Distribution Agreement”), tax matters agreement, employee matters agreement, trademark license agreement and patent and technology cross-license agreement.
“Separation and Distribution Agreement” has the meaning assigned to it in the definition of “Separation Agreements”.
“Separation Transactions” means, collectively, the Separation, the Special Dividend and the execution, delivery and performance of the Separation Agreements.
“Series” has the meaning set forth in Section 2.22(b).
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Scheduled Unavailability Date” has the meaning specified in Section 2.09(b)(ii).
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“Special Dividend” means the payment of a dividend or distribution to NCR Parent or its subsidiaries in connection with the Separation in an amount not to exceed $3.0 billion.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified ECF Percentage” means, with respect to any fiscal year of the Company, (a) if the Secured Leverage Ratio as of the last day of such fiscal year is greater than 3.25 to 1.00, 50%, (b) if the Secured Leverage Ratio as of the last day of such fiscal year is greater than 2.75 to 1.00 but less than or equal to 3.25 to 1.00, 25%, and (c) if the Secured Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.75 to 1.00, 0%.
“Specified Representations” means the representations and warranties set forth in Sections 3.01(a) (solely with respect to the Company and each Foreign Borrower), 3.02, 3.03(c) (solely with respect to the Loan Parties), 3.03(d) (solely with respect to this Agreement and any then-existing indentures, other than with regard to any agreements governing Indebtedness being repaid in connection with the applicable Limited Condition Acquisition), 3.08, 3.12, 3.14, 3.15 and 3.16 (solely with respect to the use of proceeds).
[[~~6495703~~8000343]]

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness or Restricted Payment that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.
“Standard Receivables Undertakings” means any representations, warranties, covenants and indemnities made by, and repurchase and other obligations of, the Company or a Subsidiary that are customary for a seller or servicer of assets transferred in connection with a Permitted Receivables Facility, as determined in good faith by the Company or such Subsidiary.
“Sterling” or “£” means lawful currency of the United Kingdom.
“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is subordinated in right of payment to any other Indebtedness of such Person.
“Subsequent Maturity Date” has the meaning set forth in Section 2.03(d).
“Subsequent Transaction” has the meaning set forth in Section 1.04(c).
“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Subsidiary Loan Party” means each Restricted Subsidiary that is (or that will become on the Closing Date) a Grantor or “Guarantor” under and as defined in the Collateral Agreement. Notwithstanding anything to the contrary, no CFC shall be a Subsidiary Loan Party.
“Successor Rate” has the meaning specified in Section 2.09(b).
“Supplier” has the meaning set forth in Section 2.19(j)(ii).
“Supported QFC” has the meaning set forth in Section 9.21(a).
“Swap Obligation” means, with respect to any Guarantor or Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such
[[~~6495703~~8000343]]

purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“Tax Administrative Questionnaire” means a Tax Administrative Questionnaire in a form supplied by the Administrative Agent.
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A Borrowing” means, collectively, Term A-1 Borrowings and Term A-2 Borrowings.
“Term A Commitment” means, collectively, the Term A-1 Commitments and the Term A-2 Commitments.
“Term A Facility” means, collectively, the Term A-1 Facility and the Term A-2 Facility.
“Term A Lender” means, collectively, the Term A-1 Lenders and the Term A-2 Lenders.
“Term A Loan” means, collectively, the Term A-1 Loans and the Term A-2 Loans.
“Term A Loan Exposure” means, collectively, the Term A-1 Loan Exposure and the Term A-2 Loan Exposure.
“Term A Promissory Note” means a promissory note made by the Company in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit L.
“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(a).
“Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make Term A-1 Loans to the Company pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
[[~~6495703~~8000343]]

“Term A-1 Facility” means the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time.
“Term A-1 Lender” means any Person that holds Term A-1 Loans at such time.
“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility.
“Term A-1 Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Term A-1 Loans; provided that at any time prior to the making of the Term A-1 Loans, the Term A-1 Loan Exposure of any Lender shall be equal to such Lender’s Term A-1 Commitment.
“Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to the First Amendment and Section 2.01(a).
“Term A-2 Commitment” means, as to each Term A-2 Lender, its obligation to make Term A-2 Loans to the Company pursuant to the First Amendment and Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule II to the First Amendment under the caption “Term A-2 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term A-2 Facility” means the aggregate principal amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time.
“Term A-2 Lender” means any Person that holds Term A-2 Loans at such time.
“Term A-2 Loan” means an advance made by any Term A-2 Lender under the Term A-2 Facility.
“Term A-2 Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Term A-2 Loans; provided that at any time prior to the making of the Term A-2 Loans, the Term A-2 Loan Exposure of any Lender shall be equal to such Lender’s Term A-2 Commitment.
“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term B Lenders pursuant to the ~~First Amendment~~2025 Refinancing Facility Agreement and Section 2.01(b).
“Term B Commitment” means, as to each Term B Lender, its obligation to make or continue Term B Loans to the Company pursuant to the ~~First Amendment~~2025 Refinancing Facility Agreement and Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule ~~III~~I to the ~~First Amendment~~2025 Refinancing Facility Agreement under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
[[~~6495703~~8000343]]

“Term B Facility” means, at any time, the aggregate principal amount of the Term B Commitments and Term B Loans of all Term B Lenders outstanding at such time.
“Term B Lender” means at any time, any Person that holds Term B Commitments or Term B Loans at such time.
“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.
“Term B Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Term B Loans; provided that at any time prior to the making of the Term B Loans, the Term B Loan Exposure of any Lender shall be equal to such Lender’s Term B Commitment.
“Term B Promissory Note” means a promissory note made by the Company in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit L.
“Term Borrowing” means either a Term A Borrowing, a Term A-1 Borrowing, a Term A-2 Borrowing, a Term B Borrowing, the Incremental Term Loans and/or the Refinancing Term Loans, as the context requires.
“Term Commitment” means either a Term A Commitment, a Term A-1 Commitment, a Term A-2 Commitment, a Term B Commitment and any commitment to make Incremental Term Loans or Refinancing Term Loans.
“Term Facilities” means, at any time, the Term A Facility and the Term B Facility.
“Term Lender” means, at any time, a Term A Lender, a Term A-1 Lender, a Term A-2 Lender or a Term B Lender.
“Term Loan” means, collectively, the Term A-1 Loans, the Term A-2 Loans, the Term B Loans, any Incremental Term Loans and any Refinancing Term Loans.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
[[~~6495703~~8000343]]

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.
“Term SOFR Replacement Date” has the meaning set forth in Section 2.09(b).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Termination Date” means the date on which (a) all the Revolving Credit Commitments have expired or terminated, (b) all Obligations, the principal of and interest on each Loan and all fees, expenses and other amounts outstanding, in each case, to the extent then owing, due and payable under and in respect of any Loan Document (other than (i) contingent indemnification obligations and expense reimbursement obligations for which no claim or demand has been made, (ii) obligations set forth in the provisions of any Loan Document that by their express terms survive termination of this Agreement, and (iii) Secured Hedge Obligations and Secured Cash Management Obligations) have been paid in full and (c) all Letters of Credit have expired or have been terminated (or have been (i) collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the applicable L/C Issuer or (y) deemed reissued under another agreement in a manner reasonably satisfactory to the applicable L/C Issuer).
“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Company then last ended.
“Third Party Interests” means, with respect to any Permitted Receivables Facility, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in Receivables or other securities issued for cash consideration by the relevant Receivables Subsidiary to banks, financing conduits, investors or other financing sources (other than the Company and the Restricted Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such Receivables Subsidiary of Receivables in a Permitted Receivables Facility. The amount of any Third Party Interests at any time shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Interests which are outstanding at such time.
“TLB Advance Funded Interest” means an amount of cash, to be determined and agreed by the Administrative Agent and the Company, that would be sufficient to fund all interest payments in connection with the Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) borrowed on the Effective Date until the TLB Escrow Termination Date, and on the basis that such Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) borrowed on the Effective Date are Term SOFR Loans with an Interest Period of 1 month.
“TLB Escrow Account” mean that certain segregated escrow account in the name of ATMCo Escrow Subsidiary and specified in the TLB Escrow Agreement into which the proceeds of the Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) borrowed by ATMCo Escrow Subsidiary shall be deposited on the Effective Date.
“TLB Escrow Agreement” means that certain escrow agreement to be dated as of the Effective Date, among, ATMCo Escrow Subsidiary, Bank of America, in its capacity as Administrative Agent, and Citibank, N.A., as escrow agent for the Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) borrowed on the Effective Date.
[[~~6495703~~8000343]]

“TLB Escrow Amount” means an amount equal to the proceeds of the Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) borrowed on the Effective Date plus the TLB Advance Funded Interest.
“TLB Escrow Termination Date” means the earlier of (a) October 27, 2023, and (b) the date on which the Company publicly announces that the Separation Transactions will not be consummated.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.
“Transaction Costs” means the fees, expenses and other amounts incurred in connection with the Transactions.
“Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance and use of Letters of Credit under this Agreement, (b) the Separation Transactions and (c) the payment of Transaction Costs.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“Unreimbursed Amount” has the meaning specified in Section 2.03(f).
“Unrestricted Cash” means, as of any date, unrestricted cash and cash equivalents owned by the Company and the Restricted Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on the Company or any Restricted Subsidiary on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of the Company or any Restricted Subsidiary (other than to secure the Loan Document Obligations), (b) otherwise segregated from the general assets of the Company and the Restricted Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Company or any Restricted Subsidiary (other than to secure the Loan Document Obligations) or (c) held by a Restricted Subsidiary that is not wholly-owned or that is subject to restrictions (in the case of foreign laws
[[~~6495703~~8000343]]

or approvals of foreign Governmental Authorities applicable to Foreign Subsidiaries, of which the Company has actual knowledge) on its ability to pay dividends or distributions; provided that Unrestricted Cash on any date will include the pro rata share (based on their relative holdings of Equity Interests entitled to dividends and distributions) of the Company and its wholly-owned Restricted Subsidiaries of the Unrestricted Cash of any non-wholly owned Restricted Subsidiary not subject to such restrictions. It is agreed that cash and cash equivalents held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by the Company or a Restricted Subsidiary will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries or Liens to secure the Loan Document Obligations. It is agreed that the TLB Escrow Amount and any other amounts deposited in the TLB Escrow Account from time to time shall not be deemed to be Unrestricted Cash for any purpose.
“Unrestricted Subsidiary” means (a) any Subsidiary of the Company that is designated as an Unrestricted Subsidiary on Schedule 3.11A hereto or designated by the Company as an Unrestricted Subsidiary after the Closing Date pursuant to Section 5.15 and (b) any Subsidiary of any Unrestricted Subsidiary. As of the First Amendment Effective Date, there are no Unrestricted Subsidiaries.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning set forth in Section 9.21(a).
“U.S. Tax Certificate” has the meaning set forth in Section 2.19(f)(ii)(D)(2).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/122); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.
“Weighted Average Yield” means, at any time, with respect to any Loan, the weighted average yield to stated maturity of such Loan based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the Lenders advancing such Loan with respect thereto and to any interest rate “floor”. For purposes of determining the Weighted Average Yield of any floating rate Indebtedness at any time, the rate of interest applicable to such Indebtedness at such time shall be assumed to be the rate applicable at all times prior to maturity; provided that appropriate adjustments shall be made for any changes in rates of interest provided for in the documents governing such Indebtedness (other than those resulting from fluctuations in interbank offered rates, prime rates, Federal funds rates or other external indices not influenced by the financial performance or creditworthiness of the Company or any other Restricted Subsidiary). Determinations of the
[[~~6495703~~8000343]]

Weighted Average Yield of any Loans for purposes of Section 2.19 shall be made by the Administrative Agent at the request of the Company and in a manner determined by the Administrative Agent to be consistent with accepted financial practice, and any such determination shall be conclusive, absent manifest error.
“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party or the Administrative Agent.
“Write-Down and Conversion Powers” means:
(a)    with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and
(b)    with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., an “Alternative Currency Term Rate Loan” or “Alternative Currency Term Rate Borrowing”) or by Class and Type (e.g., an “Alternative Currency Term Rate Revolving Loan” or “Alternative Currency Term Rate Revolving Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be
[[~~6495703~~8000343]]

construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) references to “the date hereof” and “the date of this Agreement” shall be deemed to refer to the Effective Date.
SECTION 1.04.    Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Company, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to (I) any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), or under any similar accounting standard, to value any Indebtedness of the Company or any Restricted Subsidiary at “fair value” or any similar valuation standard, as defined therein and (II) unless the Company notifies the Administrative Agent in writing of its election to cease doing so (which notice shall be included as part of a Compliance Certificate), any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require (x) treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on
[[~~6495703~~8000343]]

December 31, 2015 or (y) recognizing liabilities on the balance sheet with respect to operating leases under FAS 842, and (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For purposes of the foregoing, any change by the Company in its accounting principles and standards to adopt International Financial Reporting Standards, regardless of whether required by applicable laws and regulations, will be deemed a change in GAAP. Notwithstanding the foregoing, none of the Company, the Administrative Agent and the Required Lenders may give a notice requesting any amendment pursuant to clause (i) of the proviso to the first sentence of this Section 1.04 in respect of the proposed or actual adoption by the Company of Mark-to-Market Pension Accounting as permitted by Accounting Standards Codification (ASC) 715-30, unless the accounting principles or application thereof proposed to be adopted or adopted, as the case may be, or the consequences of such adoption, differ materially from those described in the definition of “Mark-to-Market Pension Accounting” herein, including the description set forth in Annex A.
(b)    For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Material Acquisition or Material Disposition occurs, Consolidated EBITDA, the Leverage Ratio and the Secured Leverage Ratio shall be calculated with respect to such period and with respect to such Material Acquisition or Material Disposition on a Pro Forma Basis. In the event that the Revolving Credit Commitments are terminated (whether at maturity or otherwise) and the Term A Loans (including any accrued and unpaid interest and fees) are paid in full, any provision herein requiring pro forma compliance with Section 6.13 (including by a level determined by reference to Section 6.13) will be deemed to refer to the financial covenant in Section 6.13 most recently in effect prior to such termination and payment in full.
(c)    Notwithstanding anything to the contrary contained herein, in connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of:
(i)    determining compliance with any provision of this Agreement (other than actual compliance with the financial covenant in Section 6.13) which requires the calculation of any financial ratio or test, including the Leverage Ratio and the Secured Leverage Ratio; or
(ii)    testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);
in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be (i) in the
[[~~6495703~~8000343]]

case of any acquisition (including by way of merger) or Investment (including the assumption or incurrence of Indebtedness or the re-classification of Indebtedness permitted hereunder in connection therewith), the date the definitive agreement for such Limited Condition Acquisition is entered into, (ii) in the case of any Restricted Payment, the date of the declaration of such Restricted Payment, and (iii) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 6.09, the date of delivery of irrevocable (which may be conditional) notice with respect to such payment or prepayment on or redemption or acquisition of such Indebtedness (the date such definitive agreement is entered into, the date of declaration of such Restricted Payment or the date of such notice, as applicable, the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof), the Company would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Company has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Company or the Person subject to or being acquired in such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company has made an LCT Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Investment, Dispositions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be tested by calculating the availability under such ratio, test or basket on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof).
In connection with any action being taken in connection with a Limited Condition Acquisition (other than a Credit Extension under the Revolving Credit Commitments), for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, or that the representations and warranties be true and correct, such condition shall, at the option of the Company, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists or that the representations and warranties are true and correct, as applicable, on (i) in the case of any acquisition (including by way of merger) or Investment (including the assumption or incurrence
[[~~6495703~~8000343]]

of Indebtedness or the re-classification of Indebtedness permitted hereunder in connection therewith), the date the definitive agreement for such Limited Condition Acquisition is entered into, (ii) in the case of any Restricted Payment, the date of the declaration of such Restricted Payment, and (iii) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 6.09, the date of delivery of irrevocable notice with respect to such payment or prepayment on or redemption or acquisition of such Indebtedness. For the avoidance of doubt, if the Company has made an LCT Election, and any Default, Event of Default or specified Event of Default occurs, or any representations and warranties are not true and correct, following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into (or other applicable date described above) and prior to the consummation of such Limited Condition Acquisition, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing and that the representations and warranties shall be deemed to be true and correct for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.
If the Company shall make any LCT Election in accordance with this Section 1.04(c), the Company shall be permitted to subsequently revoke such LCT Election by providing written notice to the Administrative Agent at any time prior to the consummation of the Limited Condition Acquisition and, upon receipt of such notice, (x) the LCT Test Date shall be deemed instead to be the date of the consummation of such acquisition or Investment, the date such Restricted Payment is to be made or the date such payment or prepayment on, redemption or acquisition of Indebtedness is to be made, as the case may be, and (y) in connection with any subsequent calculation of any ratio, test or basket availability with respect to any Subsequent Transaction following the revocation of any such LCT Election (and prior to the date on which such Limited Condition Acquisition is consummated), for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be tested by calculating the availability under such ratio, test or basket on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith have not yet been consummated.
(d)    Notwithstanding anything to the contrary herein, (x) with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of any Loan Document that does not require compliance with a financial ratio or test (including, without limitation, Pro Forma Compliance with Section 6.13 hereof, any Leverage Ratio test and/or any Secured Leverage Ratio test) (such provision, a “Fixed Amount Basket” and any such amount incurred or transaction entered into (or consummated) in reliance on such provision, the “Fixed Amount”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of any Loan Document that requires compliance with any such financial ratio or test (such provision, an “Incurrence Based Basket” and any such amount incurred or transaction entered into (or consummated) in reliance on such provision, the “Incurrence Based Amounts”), it is understood and agreed that, for purposes of this Agreement, the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into
[[~~6495703~~8000343]]

account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 2.21, Section 6.01 or Section 6.02, and (y) the Company may elect to utilize Incurrence Based Baskets prior to, and regardless of whether capacity exists under, any Fixed Amount Basket (including in any concurrent usage of both Incurrence Based Baskets and Fixed Amount Baskets) and if the Company does not make an election with respect to whether it is utilizing a Fixed Amount Basket or an Incurrence Based Basket, the Company shall be deemed to have elected to utilize the Incurrence Based Basket. Notwithstanding anything to the contrary herein, with respect to any Indebtedness incurred as a Fixed Amount (including, without limitation, any Incremental Term Loans, Incremental Revolving Commitments and any Incremental Equivalent Debt incurred in reliance on clause (A) of Section 2.21(a)) or an Incurrence Based Amount (including, without limitation, any Incremental Term Loans, Incremental Revolving Credit Commitments and any Incremental Equivalent Debt incurred in reliance on clause (B) of Section 2.21(a)), the Company may, at any time and from time to time, elect to re-classify all or any portion of such Indebtedness as either incurred under a Fixed Amount Basket (and as such would be re-classified as a Fixed Amount) or an Incurrence Based Basket (and as such would be re-classified as an Incurrence Based Amount) so long as such Indebtedness meets the applicable criteria at the time of re-classification (regardless of whether it met such criteria at the time of incurrence).
SECTION 1.05.    Status of Obligations. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Document Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.06.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.07.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
[[~~6495703~~8000343]]

SECTION 1.08.    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
SECTION 1.09.    Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies as of each Revaluation Date. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such applicable amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating the financial covenant and ratio set forth in Section 6.13 or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the applicable Dollar Equivalent amount as so determined by the Administrative Agent or the relevant L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.
(c)    For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness to be incurred that is denominated in a currency other than Dollars shall be
[[~~6495703~~8000343]]

calculated (i) in the case of Indebtedness other than revolving Indebtedness, based on the relevant Dollar Equivalent in effect on the date such Indebtedness was incurred and (ii) in the case of revolving Indebtedness, on the date when the commitments thereunder are first available or otherwise effective; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a currency other than Dollars, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant Dollar Equivalent in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased except by an amount no greater than accrued and unpaid interest thereon and any existing unutilized commitments thereunder and any reasonable fees, premiums and expenses related thereto and to such new Indebtedness. The principal amount in Dollars of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different foreign currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated by the Administrative Agent based on the Dollar Equivalent applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.
SECTION 1.10.    Additional Alternative Currencies. (a) The Company may from time to time request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency” provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and each applicable Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each applicable Lender (in the case of any such request pertaining to Alternative Currency Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
[[~~6495703~~8000343]]

(c)    Any failure by a Lender or the applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the immediately preceding clause (b) above shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the applicable Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such applicable Lenders may amend the definition of “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of “Alternative Currency Daily Rate” or “Alternative Currency Term Rate”, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans. If the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and the applicable L/C Issuer may amend the definition of “Alternative Currency Daily Rate” or “Alternative Currency Term Rate”, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of “Alternative Currency Daily Rate” or “Alternative Currency Term Rate”, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.
SECTION 1.11.    Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
[[~~6495703~~8000343]]

(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
SECTION 1.12.    [Reserved.]
SECTION 1.13.    Obligations Joint and Several. Each agreement in any Loan Document by any Foreign Borrower to make any payment, to take any action or otherwise to be bound by the terms thereof is a joint and several agreement of all the Foreign Borrowers, and each obligation of any Foreign Borrower under any Loan Document shall be a joint and several obligation of all the Foreign Borrowers. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, no Foreign Borrower shall be jointly and severally liable with the Company or any Domestic Subsidiary for any Obligation pursuant to any Loan Document.
SECTION 1.14.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.15.    Timing of Payment and Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
SECTION 1.16.    Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) made on or referring to the Closing Date is made after giving effect to the Transactions, unless the context otherwise requires.
ARTICLE II

The Credits
SECTION 2.01.    The Loans. (a) The Term A Borrowings. Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make a single loan to the Company in Dollars on the Closing Date in an amount not to exceed such Term A-1 Lender’s Term A-1 Commitment. The Term A-1 Borrowing shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentage of the Term A-1 Facility. Subject to the terms set forth herein and in the First
[[~~6495703~~8000343]]

Amendment and the conditions set forth in Section 7 of the First Amendment, each Term A-2 Lender severally agrees to make a single loan to the Company in Dollars on the First Amendment Effective Date in an amount not to exceed such Term A-2 Lender’s Term A-2 Commitment. The Term A-2 Borrowing shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders in accordance with their respective Applicable Percentage of the Term A-2 Facility. Term A-1 Loans and Term A-2 Loans borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A-1 Loans and Term A-2 Loans may be Base Rate Loans or Term SOFR Loans.
(b)    The Term B Borrowing. Subject to the terms set forth herein and in the ~~First Amendment~~2025 Refinancing Facility Agreement and the conditions set forth in Section ~~7~~5 of the ~~First Amendment~~2025 Refinancing Facility Agreement, each Term B Lender severally agrees to make or continue a single loan to the Company in Dollars on the ~~First Amendment~~2025 Refinancing Facility Effective Date in an amount not to exceed such Term B Lender’s Term B Commitment. Each Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Term SOFR Loans.
(c)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans in Dollars or any Alternative Currency (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the Revolving Credit Exposure shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment and (iii) the Foreign Borrower Exposure shall not exceed $200,000,000. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.04, and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.
SECTION 2.02.    Borrowings, Conversions and Continuations of Loans. (a)  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of a Term SOFR Loan or an Alternative Currency Term Rate Loan shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (or, solely in respect of Base Rate Loans, 11:00 a.m.) (i) in the case of Term SOFR Loans, two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or any conversion of Term SOFR Loans to Base Rate Loans, (ii) in the case of Alternative Currency Loans, 1:00 p.m. three Business Days (or five Business Days in the case of a Special
[[~~6495703~~8000343]]

Notice Currency) prior to the requested date of any Borrowing or, in the case of Alternative Currency Term Rate Loans, any continuation, and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the applicable Borrower wishes to request Term SOFR Loans or Alternative Currency Term Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans (as applicable), whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to and continuation of Term SOFR Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Except as provided in Sections 2.03(f), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of Loan in a Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, such Loans shall be continued as Term SOFR Loans or Alternative Currency Term Rate Loans (as applicable) in their original currency with an Interest Period of one (1) month. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except as provided pursuant to Section 2.09 and 2.13(a), no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount and currency of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each applicable Lender of the
[[~~6495703~~8000343]]

details of any automatic conversion to Base Rate Loans or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans described in clause (a) above. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of Loans denominated in Dollars, and not later than the Applicable Time in the case of any Loan denominated in an Alternative Currency, in each case, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is an initial Credit Extension, Section 4.01 or Section 4.02, as applicable), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing denominated in Dollars is given by such Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to such Borrower as provided above.
(c)    Except as otherwise provided herein, a Term SOFR Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Alternative Currency Term Rate Loan (as applicable). During the existence of a Default, no Loans may be requested as, or converted to Alternative Currency Daily Rate Loans or requested as, converted to or continued as Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the applicable Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans and Alternative Currency Term Rate Loans upon the determination of such rate.
(e)    After giving effect to all Borrowings and all continuations of Loans as the same Type, there shall not be more than ten (or such greater amount as the Company and the Administrative Agent shall agree) Interest Periods in effect with respect to Loans.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.
[[~~6495703~~8000343]]

(g)    With respect to any Alternative Currency Daily Rate, SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
SECTION 2.03.    Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, any Borrower may request any L/C Issuer, in reliance on the agreements of the Lenders set forth in this Section 2.03, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or, solely in the case of Letters of Credit issued by Bank of America or any of its Affiliates and Existing Letters of Credit, an Alternative Currency for its own account or the account of any of its Restricted Subsidiaries in such form as is acceptable to the Administrative Agent and such L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto on the Closing Date and deemed L/C Obligations, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(b)    Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the applicable Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to an L/C Issuer selected by it and to the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, the applicable Borrower also shall submit a Letter of Credit Application and reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit Application and reimbursement agreement or other agreement submitted by the applicable Borrower to, or entered into by such Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
[[~~6495703~~8000343]]

If the applicable Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by such Borrower and the applicable L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, such Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that such L/C Issuer shall not (i) permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions set forth in Section 4.03 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
If the applicable Borrower so requests in any applicable Letter of Credit Application, any L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the applicable L/C Issuer, such Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuers to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 4.03 is not then
[[~~6495703~~8000343]]

satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.
(c)    Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed its L/C Commitment (unless otherwise agreed by the applicable L/C Issuer), (ii) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (iii) the Revolving Credit Exposure of any Lender shall not exceed its Revolving Credit Commitment and (iv) the sum of the total Revolving Credit Exposures shall not exceed the Aggregate Revolving Credit Commitments.
(i)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any applicable law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;
(D)    any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.21(c)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
[[~~6495703~~8000343]]

(E)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(ii)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)    Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then current expiration date of such Letter of Credit) and (ii) the date that is five Business Days prior to the Maturity Date for the Revolving Credit Facility; provided, that if there exist any Incremental Revolving Commitments having a maturity date later than the Maturity Date for the Revolving Credit Facility (the “Subsequent Maturity Date”), then, so long as the aggregate L/C Obligations in respect of Letters of Credit expiring after the Maturity Date for the Revolving Credit Facility will not exceed the lesser of $50,000,000 and the aggregate amount of such Incremental Revolving Commitments, the applicable Borrower, or the Borrower Agent on its behalf, may request the issuance of a Letter of Credit that shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Subsequent Maturity Date. Notwithstanding the foregoing, any Letter of Credit issued hereunder may, in the sole discretion of the applicable L/C Issuer, expire after the fifth Business Day prior to the Maturity Date for the Revolving Credit Facility (or the Subsequent Maturity Date) but on or before the date that is 90 days after the Maturity Date for the Revolving Credit Facility (or the Subsequent Maturity Date); provided that each Borrower hereby agrees that it shall in the case of any such Letter of Credit issued for its account provide cash collateral in an amount equal to the Minimum Collateral Amount in respect of any such outstanding Letter of Credit to the applicable L/C Issuer at least five Business Days prior to the Maturity Date for the Revolving Credit Facility (or the Subsequent Maturity Date), which such amount shall be (A) deposited by the applicable Borrower in an account with and in the name of such L/C Issuer and (B) held by such L/C Issuer for the satisfaction of the applicable Borrower’s reimbursement obligations in respect of such L/C Issuer until the expiration of such Letter of Credit. Any Letter of Credit issued with an expiration date beyond the fifth Business Day prior to the Maturity Date for the Revolving Credit Facility (or the Subsequent Maturity Date) shall, to the extent of any undrawn amount remaining thereunder on the Maturity Date for the Revolving Credit Facility (or the Subsequent Maturity Date), cease to be a “Letter of Credit” outstanding under this Agreement for purposes of the Revolving Credit Lenders’ obligations to participate in Letters of Credit pursuant to clause (e) below.
(e)    Participations.
(i)    By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any
[[~~6495703~~8000343]]

further action on the part of the applicable L/C Issuer or the Lenders, such L/C Issuer hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments.
(ii)    In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent in Dollars, for account of the applicable L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by an L/C Issuer (expressed in Dollars in the amount of the Dollar Equivalent thereof) not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Credit Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the applicable Borrower or at any time after any reimbursement payment is required to be refunded to such Borrower for any reason, including after the Maturity Date for the Revolving Credit Facility. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Credit Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Revolving Credit Lenders have made payments pursuant to this Section 2.03(e) to reimburse such L/C Issuer, then to such Lenders and such L/C Issuer as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this Section 2.03(e) to reimburse an L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such L/C Disbursement.
Each Revolving Credit Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Revolving Commitment is amended pursuant to the operation of Section 2.21 or 2.24, as a result of an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then,
[[~~6495703~~8000343]]

without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of any L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(iii) shall be conclusive absent manifest error.
(f)    Reimbursement. If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such L/C Issuer in respect of such L/C Disbursement in the currency in which such L/C Disbursement was made (or, if requested by such L/C Issuer, in the Dollar Equivalent of the amount of such L/C Disbursement) by paying to the Administrative Agent an amount equal to such L/C Disbursement within one Business Day of the date that such Borrower receives notice of such L/C Disbursement, provided that, if such L/C Disbursement is not less than $1,000,000, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Borrowing of Base Rate Loans in the Dollar Equivalent of the amount of such L/C Disbursement and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Loans. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the Dollar Equivalent of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the date of payment by the applicable L/C Issuer under a Letter of Credit in an amount equal to the Dollar Equivalent of the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)    Obligations Absolute. The applicable Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
[[~~6495703~~8000343]]

(i)    any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of any Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice any Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;
(vi)    any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder; or
(ix)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Restricted Subsidiary or in the relevant currency markets generally.
[[~~6495703~~8000343]]

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the applicable L/C Issuer. The applicable Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
None of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), an L/C Issuer shall be deemed to have exercised care in each such determination, and that:
(A)    an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(B)    an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(C)    an L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(D)    this sentence shall establish the standard of care to be exercised by an L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto
[[~~6495703~~8000343]]

hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) an L/C Issuer declining to take-up documents and make payment (1) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (2) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (C) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.
(h)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the applicable Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to any Borrower for, and no L/C Issuer’s rights and remedies against a Borrower shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(j)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.20, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Term SOFR Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due
[[~~6495703~~8000343]]

and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date for the Revolving Credit Facility and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(k)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The applicable Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at 0.125% per annum, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the applicable Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(l)    Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such L/C Issuer shall promptly after such examination notify the Administrative Agent and the applicable Borrower in writing of such demand for payment if such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such L/C Issuer and the Lenders with respect to any such L/C Disbursement.
(m)    Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that such Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Revolving Credit Loans; provided that if such Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.08(b) shall apply. Interest accrued pursuant to this clause (m) shall be for account of such L/C Issuer, except that interest accrued on and after the date of payment by any Lender
[[~~6495703~~8000343]]

pursuant to clause (f) of this Section 2.03 to reimburse such L/C Issuer shall be for account of such Lender to the extent of such payment.
(n)    Replacement of any L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between the Company, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. Any L/C Issuer may resign at any time; provided that a successor L/C Issuer is appointed by the Company and the Company, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer agree to such appointment. The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(j). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(o)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the applicable Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Obligations representing at least a majority of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this clause (o), such Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to the Minimum Collateral Amount as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to such Borrower described in clause (i) or (j) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the applicable Borrower shall immediately deposit into the Collateral Account an amount in cash equal to the Minimum Collateral Amount of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.
The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to
[[~~6495703~~8000343]]

reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of such Borrower under this Agreement. If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.
(p)    L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:
(i)    reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)    on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;
(iii)    on any Business Day on which a Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;
(iv)    on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and
(v)    for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.
(q)    Additional L/C Issuers. Any Revolving Credit Lender hereunder may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by the Company, the Administrative Agent and the applicable L/C Issuer. Such new L/C Issuer shall provide its L/C Commitment in such Notice of
[[~~6495703~~8000343]]

Additional L/C Issuer and upon the receipt by the Administrative Agent of the fully executed Notice of Additional L/C Issuer, the defined term L/C Commitment shall be deemed amended to incorporate the L/C Commitment of such new L/C Issuer.
(r)    Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrowers shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of a Borrower. Each Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
(s)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
SECTION 2.04.    Prepayments. (a) Each Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty, subject to Section 2.04(i) below; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 1:00 p.m. (A) two Business Days prior to any date of prepayment of Term SOFR Loans, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of any Alternative Currency Loans, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Term SOFR Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, amount and currency of such prepayment and the Type(s) of Loans to be prepaid, and if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan or an Alternative Currency Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.18. Subject to Section 2.21, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)    In the event and on each occasion that (i) other than as a result of any revaluation of the Dollar Equivalent of any Borrowing or Letter of Credit in accordance with
[[~~6495703~~8000343]]

Section 1.09, (A) the Aggregate Revolving Credit Exposure exceeds the Aggregate Revolving Credit Commitment, the Borrowers shall prepay Revolving Credit Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.03(o)) in an aggregate amount equal to such excess or (B) the Foreign Borrower Exposure exceeds $200,000,000, the Borrowers shall prepay Revolving Credit Borrowings in an aggregate amount such that after giving effect to such prepayments, the Foreign Borrower Exposure shall not exceed $200,000,000 or (ii) as a result of any revaluation of the Dollar Equivalent of any Borrowing or Letter of Credit pursuant to Section 1.09, (x) the Aggregate Revolving Credit Exposure exceeds the Aggregate Revolving Credit Commitment, the Borrowers shall prepay Revolving Credit Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.03(o)) in an aggregate amount equal to such excess or (y) the Foreign Borrower Exposure exceeds $210,000,000, the Borrowers shall prepay Revolving Borrowings in an aggregate amount such that after giving effect to such prepayments, the Foreign Borrower Exposure shall not exceed $210,000,000.
(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Restricted Subsidiary in respect of any Prepayment Event that occurs on or after the Closing Date, the Company shall, on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event”, within five Business Days after such Net Proceeds are received), prepay Term Borrowings in an amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Company shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of the Company to the effect that the Company intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within one year after receipt of such Net Proceeds to acquire, repair or restore assets to be used or useful in the business of the Company or the Domestic Subsidiaries (or in the case of Prepayment Events of Foreign Subsidiaries, of any Restricted Subsidiaries), or to consummate any Permitted Acquisition of Persons that will become, or assets that will be held by, Domestic Subsidiaries (or in the case of Prepayment Events of Foreign Subsidiaries, that will become Restricted Subsidiaries or be held by any Restricted Subsidiaries) permitted hereunder (but not of other Persons), and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such one-year period (or within a period of 180 days thereafter if by the end of such initial one-year period the Company or one or more Domestic Subsidiaries (or, to the extent permitted above, Foreign Subsidiaries) shall have entered into an agreement with a third party to acquire, repair or restore such assets, or to consummate such Permitted Acquisition, with such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied.
(d)    In the event and on each occasion that, as a result of the receipt of any cash proceeds by the Company or any Restricted Subsidiary in connection with any Disposition
[[~~6495703~~8000343]]

of any asset or any other event that occurs on or after the Closing Date, the Company or any other Loan Party would be required by the terms of any Indebtedness that is Subordinated Indebtedness with respect to the Loan Document Obligations (or any Refinancing Indebtedness in respect thereof) to repay, prepay, redeem, repurchase or defease, or make an offer to repay, prepay, redeem, repurchase or defease, any such Subordinated Indebtedness (or such Refinancing Indebtedness) or any other Subordinated Indebtedness, then, prior to the time at which it would be required to make such repayment, prepayment, redemption, repurchase or defeasance or to make such offer, the Company shall, if and to the extent it would reduce, eliminate or satisfy any such requirement, (i) prepay Term Borrowings or (ii) use such cash proceeds to acquire assets in one or more transactions permitted hereby.
(e)    Following the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2025, the Company shall prepay Term Borrowings in an aggregate amount equal to the Specified ECF Percentage of Excess Cash Flow for such fiscal year; provided that such amount shall be reduced by the aggregate amount of voluntary prepayments of Term Borrowings and Revolving Credit Borrowings (but only to the extent accompanied by a permanent reductions of the corresponding Commitment) made pursuant to this Section 2.04 during such fiscal year and after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (e) for such fiscal year is required to have been made, excluding any such prepayments to the extent financed from Excluded Sources. Each prepayment pursuant to this paragraph shall be made no later than the date that is five Business Days following the date on which financial statements are required to be delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being.
(f)    Prior to any optional or mandatory prepayment of Borrowings under this Section, the applicable Borrower, or the Borrower Agent on its behalf, shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (g) of this Section 2.04. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class are outstanding, the Company shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Term Borrowings pro rata (including Term A-1 Loans, Term A-2 Loans, Term B Loans, Incremental Term Loans and Refinancing Term Loans) based on the aggregate principal amounts of outstanding Borrowings of each such Class.
(g)    The applicable Borrower, or the Borrower Agent on its behalf, shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder not later than the time that a Loan Notice would be required under Section 2.02 if such Borrower were requesting a Revolving Borrowing of the Type of Borrowing being prepaid; provided that if a Borrower delivers a Loan Notice in respect of the conversion or continuation of any Borrowing, such Borrowing shall not be prepaid until the Interest Period applicable to such Borrowing at the time such Loan Notice is delivered has expired. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in
[[~~6495703~~8000343]]

connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.05, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.05 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section 2.04 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and currency as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08 together with any additional amounts required pursuant to Section 2.18.
(h)    Notwithstanding the foregoing, the Company shall not be required to prepay any Term Borrowings with any Foreign Source Prepayment to the extent the repatriation to the Company of such Foreign Source Prepayment (i) would result in a material tax liability to the Company or any of its Restricted Subsidiaries, (ii) is prohibited or restricted by any applicable Requirement of Law or (iii) would conflict with the fiduciary duties of any director, officer or employee of the applicable Foreign Subsidiary, then such Foreign Source Prepayment shall not be required to prepay any Term Borrowings pursuant to Section 2.10(b); provided that, if such repatriation would no longer result in a material tax liability to the Company or any of its Restricted Subsidiaries, be prohibited or restricted by any applicable Requirement of Law or conflict with the fiduciary duties of any director, officer or employee of the applicable Foreign Subsidiary, then such an amount equal to such Foreign Source Prepayment shall be promptly repatriated to the Company and such proceeds shall thereafter be applied to the repayment of Term Borrowings pursuant to Section 2.04(c); and provided, further, that in the case of any Prepayment Event in respect of which the Net Proceeds are less than $20,000,000, no prepayment shall be required to be made in respect of any Net Proceeds as to which such repatriation would continue to result in a material tax liability to the Company or any of its Restricted Subsidiaries, be prohibited or restricted by any applicable Requirement of Law or conflict with the fiduciary duties on the date 365 days following such Prepayment Event.
(i)    In the event that, on or prior to the date that is six months after the ~~First Amendment~~2025 Refinancing Facility Effective Date, the Company (x) prepays, repays, refinances, substitutes or replaces any Term B Loans in connection with a Repricing Transaction (including any prepayment made as a result of clause (c) of the definition of Prepayment Event that constitutes a Repricing Transaction), or (y) effects any amendment, waiver or other modification of, or consent under, this Agreement resulting in a Repricing Transaction, the Company shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders, (A) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term B Loans outstanding immediately prior to such amendment, waiver, modification or consent that are the
[[~~6495703~~8000343]]

subject of such Repricing Transaction. If, on or prior to the date that is six months after the ~~First Amendment~~2025 Refinancing Facility Effective Date, all or any portion of the Term B Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.15 as a result of, or in connection with, such Lender not consenting with respect to any amendment, waiver, modification or consent referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.
SECTION 2.05.    Termination or Reduction of Commitments. (a) Optional. The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Facility or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully ~~Cash Collateralized~~cash collateralized hereunder would exceed the Letter of Credit Sublimit.
(b)    Mandatory.
(i)    The aggregate Term A-1 Commitments shall be automatically and permanently reduced to zero on the earlier of (A) the date of the Term A-1 Borrowing and (B) the TLB Escrow Termination Date.
(ii)    The aggregate Term A-2 Commitments shall be automatically and permanently reduced to zero on the date of the Term A-2 Borrowing on the First Amendment Effective Date.
(iii)    The aggregate Term B Commitments shall be automatically and permanently reduced to zero on the date of the Term B Borrowing on the ~~First Amendment~~2025 Refinancing Facility Effective Date.
(iv)    Subject to the terms of Section 2.24, the Revolving Credit Facility shall be automatically and permanently reduced to zero on the Maturity Date for the Revolving Credit Facility.
(v)    If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.05, the Letter of Credit Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.
[[~~6495703~~8000343]]

(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Revolving Credit Commitment under this Section 2.05. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
SECTION 2.06.    Repayment of Loans; Evidence of Debt. (a) Each Borrower (severally and not jointly; provided that each Foreign Borrower is jointly and severally liable for the Foreign Borrower Obligations) hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender to such Borrower on the Maturity Date for the Revolving Credit Facility and (ii) the Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.07.
(b)    The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers in respect of the Loans, L/C Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement.
(c)    Any Lender may request that Loans of any Class made by it be evidenced by a Promissory Note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns) unless such Lender or assignee notifies the applicable Borrower that it does not require a Promissory Note, in which case such Lender or assignee, as applicable, shall promptly return such Promissory Note to the Borrower for cancellation.
SECTION 2.07.    Amortization and Repayment of Term Loans. (a) (i) The Company shall repay Term A-1 Loans on the last day of each of March, June, September and December, beginning with March 31, 2024, and ending with the last such day to occur prior to the Maturity Date for the Term A-1 Facility, in an aggregate principal amount for each such date equal to (A) on or prior to March 31, 2027, 1.875% and (B) following March 31, 2027, 2.50%, in each case, of the aggregate principal amount of the Term A-1 Loans funded on the Closing Date. (ii) The Company shall repay Term A-2 Loans on the last day of each March, June, September and December, beginning with March 31, 2025, and ending with the last such day to occur prior
[[~~6495703~~8000343]]

to the Maturity Date for the Term A-2 Facility, in an aggregate principal amount for each such date equal to 1.25% of the aggregate principal amount of the Term A-2 Loans funded on the First Amendment Effective Date. (iii) The Company shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series (as such amounts may be adjusted pursuant to paragraph (c) of this Section 2.07 or pursuant to such Incremental Facility Agreement).
Subject to the terms of Section 2.24, to the extent not previously paid, (i) all Term A-1 Loans shall be due and payable on the Maturity Date for the Term A-1 Facility, (ii) all Term A-2 Loans shall be due and payable on the Maturity Date for the Term A-2 Facility, (iii) all Term B Loans shall be due and payable on the Maturity Date for the Term B Facility and (iv) all Incremental Term Loans of any Series shall be due and payable on the Incremental Term Maturity Date applicable thereto.

(b)    Any prepayment of a Term Borrowing of any Class shall be applied in direct order to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section; provided that any prepayment of a Term Borrowing of any Class made pursuant to Section 2.04(a) shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section as directed by the Company. In the event that Term Loans of any Class are converted into a new Class of Term Loans pursuant to an amendment effected pursuant to Section 2.24, then the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section will not be reduced or otherwise affected by such transaction (except to the extent that the final scheduled payment shall be reduced thereby).
(c)    Prior to any repayment of any Term Borrowings of any Class under this Section, the Company shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such selection not later than 1:00 p.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amounts repaid.
SECTION 2.08.    Interest. (a) Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; and (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate.
[[~~6495703~~8000343]]

(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.
(ii)    If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest, after as well as before judgment, at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09.    Inability to Determine Rates. (a) If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 2.09(b) or Section 2.09(c) and the circumstances under clause (i) of Section 2.09(b) or of Section 2.09(c), the Scheduled Unavailability Date or the SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.
[[~~6495703~~8000343]]

Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Term SOFR Loans, Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.09(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, or conversion to Term SOFR Loans, or Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Term SOFR Loans, Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.
(b)    Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in
[[~~6495703~~8000343]]

such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under each Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate).
If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.09(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.09 at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate for loans denominated in U.S. dollars giving due consideration to any evolving or then-prevailing market convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required
[[~~6495703~~8000343]]

Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(c)    Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than Term SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii)    the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
or if the events or circumstances of the type described in Section 2.09(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 2.09 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
[[~~6495703~~8000343]]

(d)    Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.0%, the Successor Rate will be deemed to be 0.0% for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
(e)    For purposes of this Section 2.09, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.
SECTION 2.10.    Fees. (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.21. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
[[~~6495703~~8000343]]

SECTION 2.11.    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and for Loans denominated in Alternative Currencies (other than Alternative Currency Loans with respect to EURIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest, including those with respect to Term SOFR Loans and Alternative Currency Loans determined by reference to EURIBOR, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason (excluding any restatement of or other adjustment to the financial statements of the Company with respect to the initial adoption by the Company of Mark-to-Market Pension Accounting as described in Annex A), the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees (including participation fees with respect to Letters of Credit and Letter of Credit Fees, as applicable) that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(j) or Section 2.08(b) or under Article VII. Each Borrower’s obligations under this clause (b) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder for a period of 90 days.
SECTION 2.12.    Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 9.04(b)(iv). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between
[[~~6495703~~8000343]]

the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Promissory Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to Promissory Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
SECTION 2.13.    Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after (i) 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency, shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans or Alternative Currency Loans (or, in the case of
[[~~6495703~~8000343]]

any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuers, as the case may be, the amount due.
With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the
[[~~6495703~~8000343]]

Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to any Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
SECTION 2.14.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the
[[~~6495703~~8000343]]

Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(a)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)    the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Company or any Restricted Subsidiary thereof (as to which the provisions of this Section 2.14 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
SECTION 2.15.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.17 or 2.22, or if a Loan Party is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall (at the request of any Borrower or the Borrower Agent) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17, 2.19 or 2.22, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable out of pocket costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b)    If (i) any Lender requests compensation under Section 2.17 or 2.22, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their
[[~~6495703~~8000343]]

consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (1) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, each L/C Issuer), which consent shall not unreasonably be withheld (if such consent would be required under Section 9.04 in connection with an assignment to such Person), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.17 or 2.22 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected or (2) only in the circumstances described in clause (b)(iii) above, terminate the aggregate unused Commitments of such Defaulting Lender (on a non pro rata basis) upon five Business Days prior notice to the Administrative Agent.
(c)    A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.16.    Cash Collateral. (a) Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Company shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.21(c) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. Additionally, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 100% of the Letter of Credit Sublimit then in effect, then within two (2) Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an
[[~~6495703~~8000343]]

amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
(b)    Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to clause (a) above, after giving effect to Section 2.16(c) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Controlled Accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.20 or Article VII in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.20 and 9.04)) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
SECTION 2.17.    Increased Costs. (a) If any Change in Law shall:
[[~~6495703~~8000343]]

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or L/C Issuer (except any such reserve requirement reflected in the calculation of EURIBOR);
(ii)    impose on any Lender or L/C Issuer or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lender, L/C Issuer or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount but excluding lost profits), then, from time to time upon request of such Lender, L/C Issuer or other Recipient, the applicable Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered; provided that the Company shall not be liable for such compensation (A) unless such Lender or L/C Issuer is generally charging such amounts to similarly situated borrowers under comparable syndicated credit facilities or (B) if the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.
(b)    If any Lender or L/C Issuer determines that any Change in Law regarding capital requirements or liquidity has had or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy and liquidity), then, from time to time upon request of such Lender or L/C Issuer, the applicable Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
[[~~6495703~~8000343]]

(c)    A certificate of a Lender or L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, or such other Recipient, as the case may be, as specified in paragraph (a) or (b) of this Section 2.17 delivered to the Company shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.18.    Break Funding Payments. (a) With respect to Loans that are not Alternative Currency Daily Rate Loans, in the event of (i) the payment of any principal of any Term SOFR Loan or Alternative Currency Term Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Term SOFR Loan or Alternative Currency Term Rate Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert or continue any Term SOFR Loan or Alternative Currency Term Rate Loan on the date specified in any notice delivered pursuant hereto other than as a result of a failure to fund when the conditions precedent are met, (iv) the failure to prepay any Term SOFR Loan or Alternative Currency Term Rate Loan on a date specified therefor in any notice of prepayment given by any Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (v) the assignment of any Term SOFR Loan or Alternative Currency Term Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower, or the Borrower Agent on its behalf, pursuant to Section 2.15 or pursuant to Section 2.21(e), then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR or Alternative Currency Term Rate for Loans denominated in Euro, as applicable, that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the applicable offshore interbank market. A certificate of any Lender delivered to the applicable
[[~~6495703~~8000343]]

Borrower, or the Borrower Agent on its behalf, and setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The applicable Borrower shall pay (or cause to be paid) such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)    With respect to Alternative Currency Daily Rate Loans, in the event of (i) the payment of any principal of any Alternative Currency Daily Rate Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default), (ii) the failure to borrow any Alternative Currency Daily Rate Loan on the date specified in any notice delivered pursuant hereto other than as a result of a failure to fund when the conditions precedent are met, (iii) the failure to prepay any Alternative Currency Daily Rate Loan on a date specified therefor in any notice of prepayment given by any Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (iv) the assignment of any Alternative Currency Daily Rate Loan other than on the Interest Payment Date applicable thereto as a result of a request by the applicable Borrower, or the Borrower Agent on its behalf, pursuant to Section 2.15 or pursuant to Section 2.21(e), then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender delivered to the applicable Borrower, or the Borrower Agent on its behalf, and setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.19.    Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by a Loan Party under this Agreement or any other Loan Document, whether to the Administrative Agent, any Lender or L/C Issuer or any other Person to which any such payment is owed (each of the foregoing being referred to as a “Recipient”), shall be made without deduction or withholding for any Taxes, unless such withholding is required by any applicable law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of deducted or withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(b)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Agreement, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
[[~~6495703~~8000343]]

(d)    Indemnification by the Loan Parties. The Loan Parties shall (severally and not jointly; provided that each Foreign Borrower is jointly and severally liable for the Foreign Borrower Obligations) indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement (including amounts paid or payable under this paragraph) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 20 days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing in reasonable detail the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, the Administrative Agent shall be indemnified only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement shall deliver to each Borrower and the Administrative Agent, at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by a Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A) through (E) of paragraph (f)(ii) below) shall not be required if in the Lender’s judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of a Borrower or the Administrative Agent, any Lender shall update any form or certification
[[~~6495703~~8000343]]

previously delivered pursuant to this Section 2.19(f). If any form or certification previously delivered pursuant to this Section 2.19(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly notify the applicable Borrower, or the Borrower Agent on its behalf, and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that it is not legally able to deliver.
(ii)    Without limiting the generality of the foregoing, each Lender shall, if it is legally eligible to do so, deliver to each Borrower and the Administrative Agent (in such number of copies as is reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;
(B)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States of America, IRS Form W-8ECI;
(D)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit I-1, Exhibit I-2, Exhibit I-3 or Exhibit I-4 (each, a “U.S. Tax Certificate”), as applicable, to the effect that such Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a “controlled foreign corporation” described in Section  881(c)(3)(C) of the Code;
(E)    in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender), (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms
[[~~6495703~~8000343]]

prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax, together with such supplementary documentation as shall be necessary to enable the applicable Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(iii)    If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax or reporting requirements imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold or to report from such payment. Solely for purposes of this Section 2.19(f)(iii), the term “FATCA” shall include any amendments made to FATCA after the Effective Date.
(g)    [Reserved].
(h)    [Reserved].
(i)    Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Recipient, shall repay to such Recipient the amount paid to such Recipient pursuant to the prior sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any Recipient be required to pay any amount to any indemnifying party pursuant to this paragraph if such payment would place such
[[~~6495703~~8000343]]

Recipient in a less favorable position (on a net after-Tax basis) than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)    (i) All amounts expressed to be payable under a Loan Document by any party to a Loan Document (a “Party”) to a Lender or Administrative Agent which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Lender or Administrative Agent to any Party under a Loan Document and such Lender or Administrative Agent is required to account to the relevant tax authority for the VAT, that Party must pay to such Lender or Administrative Agent (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender or Administrative Agent must promptly provide an appropriate VAT invoice to that Party).
(ii)    If VAT is or becomes chargeable on any supply made by any Lender or Administrative Agent (the “Supplier”) to any Recipient under a Loan Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(A)    (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(B)    (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)    Where a Loan Document requires any Party to reimburse or indemnify a Lender or Administrative Agent for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Lender or Administrative Agent for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender or Administrative Agent reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
[[~~6495703~~8000343]]

(iv)    Any reference in this Section 2.19(j) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member of the European Union).
(v)    In relation to any supply made by a Lender or Administrative Agent to any Party under a Loan Document, if reasonably requested by such Lender or Administrative Agent, that Party must promptly provide such Lender or Administrative Agent with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Lender or Administrative Agent’s VAT reporting requirements in relation to such supply.
(k)    L/C Issuer. For purposes of this Section 2.19, the term “Lender” shall include each L/C Issuer.
(l)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the occurrence of the Termination Date.
SECTION 2.20.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Credit Lender is a Defaulting Lender:
(a)    commitment fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.10(a);
(b)    the Revolving Credit Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02), in each case, except to the extent expressly provided in the second to last sentence of Section 9.02(b);
(c)    if any L/C Obligations exists at the time such Revolving Credit Lender becomes a Defaulting Lender then:
(i)    all or any part of the L/C Obligations of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (with the term “Applicable Percentage” meaning, with respect to any Lender for purposes of reallocations to be made pursuant to this paragraph (c), the percentage of the Aggregate Revolving Credit Commitment represented by such
[[~~6495703~~8000343]]

Lender’s Revolving Credit Commitment at the time of such reallocation calculated disregarding the Revolving Credit Commitments of the Defaulting Lenders at such time) but only to the extent that the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s L/C Obligations does not exceed the sum of all Non-Defaulting Lenders’ Revolving Credit Commitments;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the L/C Issuers the portion of such Defaulting Lender’s L/C Obligations that has not been reallocated in accordance with the procedures set forth in Section 2.16 for so long as such L/C Obligations is outstanding;
(iii)    if the Borrowers cash collateralize any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrowers shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.03(j) with respect to such portion of such Defaulting Lender’s L/C Obligations for so long as such Defaulting Lender’s L/C Obligations is cash collateralized;
(iv)    if any portion of the L/C Obligations of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.10(a) and 2.03(j) shall be adjusted to give effect to such reallocation; and
(v)    if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any L/C Issuer or any other Lender hereunder, all participation fees payable under Section 2.03(j) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the L/C Issuers (and allocated among them ratably based on the amount of such Defaulting Lender’s L/C Obligations attributable to Letters of Credit issued by each L/C Issuer) until and to the extent that such L/C Obligations is reallocated and/or cash collateralized; and
(d)    so long as such Revolving Credit Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, amend, renew or extend any Letter of Credit, unless in each case it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Obligations will be fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrowers in accordance with Section 2.21(c), and participating interests in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).
In the event that (x) a Bankruptcy Event with respect to a Revolving Credit Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) any L/C Issuer has a good faith belief that any Revolving Credit Lender has defaulted in fulfilling its obligations under one or more other agreements in which
[[~~6495703~~8000343]]

such Lender commits to extend credit, no L/C Issuer shall be required to issue, amend, renew or extend any Letter of Credit, unless such L/C Issuer shall have entered into arrangements with the applicable Borrower, or the Borrower Agent on its behalf, or such Revolving Credit Lender satisfactory to such L/C Issuer to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Company and each L/C Issuer each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender (a “Restored Lender”), then the L/C Obligations of the Revolving Credit Lenders shall be reallocated in accordance with their Applicable Percentages and on such date such Restored Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Restored Lender to hold such Loans in accordance with its Applicable Percentage (with the term “Applicable Percentage” meaning, with respect to any Lender for purposes of reallocations to be made pursuant to this paragraph, the percentage of the Aggregate Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment at the time of such reallocation calculated including the Revolving Credit Commitment of such Restored Lender but disregarding the Revolving Credit Commitments of the Defaulting Lenders at such time).
Subject to Section 9.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
SECTION 2.21.    Incremental Facilities. (a) The Company may on one or more occasions, by written notice to the Administrative Agent, request (i) following the First Amendment Effective Date, the establishment of Incremental Revolving Commitments and/or (ii) following the First Amendment Effective Date, the establishment of Incremental Term Commitments, in an aggregate amount for all such Incremental Commitments not to exceed the sum of (A) $300,000,000 less the aggregate amount of Incremental Equivalent Debt incurred by the Company in reliance on this clause (A) plus (B) such amount as would not cause the Secured Leverage Ratio, computed on a Pro Forma Basis (but without netting the cash proceeds thereof) as of the last day of the fiscal quarter most recently ended prior to the effective date of the relevant Incremental Facility Agreement in respect of which financial statements have been delivered pursuant to Section 5.01(a) or (b), to exceed, 3.50 to 1.00 plus (C) the amount of any optional prepayment of any Term Loan in accordance with Section 2.04(a) and/or the amount of any permanent reduction of any Revolving Credit Commitments in accordance with Section 2.05(a), in each case, after the First Amendment Effective Date less the aggregate amount of Incremental Equivalent Debt incurred by the Company in reliance on this clause (C); provided that for purposes of the pro forma calculations required by clauses (A), (B) and (C) above, (x) the Incremental Revolving Commitments that would become effective in connection with the requested Incremental Facility shall be assumed to be fully drawn and (y) the calculation of clause (B) above shall be determined without giving effect to any incurrence under clause (A) or (C) above that is incurred substantially simultaneously with amounts under clause (B) above; provided, further, that, in the case of Incremental Term Commitments established to finance a
[[~~6495703~~8000343]]

Limited Condition Acquisition, the condition set forth in this clause (B) may, at the Company’s option, as set forth in the applicable Incremental Facility Agreement, be tested at the signing of the definitive agreement to consummate such Limited Condition Acquisition or at the closing thereof. Each such notice shall specify (A) the date on which the Company proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Revolving Commitments or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment and (y) any Person that the Company proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Credit Lender, each L/C Issuer.
(b)    The terms and conditions of any Incremental Revolving Commitment and Loans and other extensions of credit to be made thereunder shall be, except as otherwise set forth herein, identical to those of the Revolving Credit Commitments and Revolving Credit Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Loans; provided that (i) the maturity date of any Incremental Revolving Commitments shall be no sooner than, but may be later than, the Maturity Date of the Revolving Credit Facility, (ii) there shall be no mandatory reduction of any Incremental Revolving Commitments prior to the Maturity Date for the Revolving Credit Facility and (iii) the up-front fees applicable to any Incremental Revolving Facility shall be as determined by the Company and the Incremental Revolving Credit Lenders providing such Incremental Facility. The terms and conditions of any Incremental Term Facility and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Term B Commitments and the Term B Loans; provided that (i) the up-front fees, interest rates and amortization schedule applicable to any Incremental Term Facility and Incremental Term Loans shall be determined by the Company and the Incremental Term Lenders providing the relevant Incremental Term Commitments, (ii) the weighted average life to maturity of any Incremental Term Loans that are not Incremental Term A Loans shall be no shorter than, but may be longer than, the remaining weighted average life to maturity of the then outstanding Term B Loans (determined without giving effect to any prepayments that reduce amortization), (iii) no Incremental Term Maturity Date in respect of Incremental Term Loans that are not Incremental Term A Loans shall be earlier than, but may be later than, the Maturity Date for the Term B Loans, (iv) no Incremental Term Maturity Date in respect of Incremental Term A Loans shall be earlier than, but may be later than, the Maturity Date for the Revolving Credit Facility and (v) if the Weighted Average Yield applicable to any Incremental Term Loans exceeds by more than 0.50% per annum the applicable Weighted Average Yield payable pursuant to the terms of this Agreement, as amended through the date of such calculation, with respect to the Term B Loans, then the Applicable Rate then in effect for the Term B Loans shall automatically be increased to eliminate such excess; provided, however, that any interest in the Applicable Rate required pursuant to the foregoing as a result of any
[[~~6495703~~8000343]]

interest rate “floor” shall be effected solely through the establishment of or increase to an interest rate “floor”. Notwithstanding the foregoing, the terms and conditions applicable to an Incremental Facility may include additional or different financial or other covenants or other provisions that are agreed between the Company and the Lenders providing such Incremental Facility which are applicable only during periods after the Latest Maturity Date that is in effect on the date of effectiveness of such Incremental Facility. Any Incremental Term Facilities established pursuant to an Incremental Facility Agreement (other than any Incremental Term Facilities having terms identical to the Term B Loans made on the ~~First Amendment~~2025 Refinancing Facility Effective Date) that have identical terms, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement. Notwithstanding anything to the contrary herein, each Incremental Facility and all extensions of credit thereunder shall be secured by the Collateral on a pari passu basis with the other Loan Document Obligations.
(c)    The Incremental Commitments and Incremental Facilities relating thereto shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Company, each Incremental Lender providing such Incremental Commitments and Incremental Facilities and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Term Commitments and the making of Loans and issuance of Letters of Credit thereunder to be made on such date; provided that, in the case of Incremental Term Commitments established to finance a Limited Condition Acquisition, except with respect to the requirement that there not have occurred and be continuing any Default under paragraph (a) or (b) of Article VII or any Default with respect to any Borrower under paragraph (i) or (j) of Article VII (which must be true both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans thereunder to be made on the date of effectiveness thereof), any condition set forth in this clause (i) may, at the Company’s option, as set forth in the applicable Incremental Facility Agreement, be tested at the signing of the agreement to make such Limited Condition Acquisition or on the date of effectiveness of such Incremental Term Commitments, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be made and shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date; provided that, in the case of Incremental Term Commitments established to finance a Limited Condition Acquisition, the condition set forth in this clause (ii) may, at the Company’s option, be modified in a manner determined by the Company and the Incremental Lenders providing such Incremental Term Loan Commitments, as set forth in the applicable Incremental Facility Agreement, such that the only representations and warranties the accuracy of which is a condition to the effectiveness of such Incremental Term Commitments are the Specified Representations, (iii) after giving effect to such Incremental Commitments and the making of Loans pursuant thereto and the use of proceeds thereof (and based on the assumption
[[~~6495703~~8000343]]

that borrowings are effected in the full amount of any Incremental Revolving Commitments), the Company shall be in compliance on a Pro Forma Basis with the covenant contained in Section 6.13 recomputed as of the last day of the most-recently ended fiscal quarter of the Company for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b); provided that, in the case of Incremental Term Commitments established to finance a Limited Condition Acquisition, the condition set forth in this clause (iii) may, at the Company’s option, as set forth in the applicable Incremental Facility Agreement, be tested at the signing of the agreement to make such Limited Condition Acquisition or on the date of effectiveness of such Incremental Term Commitments, (iv) the Company shall make any payments required to be made pursuant to Section 2.18 in connection with such Incremental Commitments and the related transactions under this Section and (v) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction, including a certificate of a Financial Officer to the effect set forth in clauses (i), (ii) and (iii) above, together with reasonably detailed calculations demonstrating compliance with clause (iii) above. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section; provided that to the extent that any term of any such amendment could not be approved as an amendment of this Agreement by the Lenders providing such Incremental Commitments voting a single Class without the approval of any other Lender, such amendment will be subject to the approval of the requisite Lenders required under this Agreement.
(d)    Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Aggregate Revolving Credit Commitment shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Credit Commitment”. Upon the effectiveness of any Incremental Revolving Commitment, the Revolving Credit Exposure of the Incremental Revolving Credit Lender holding such Commitment, and the Applicable Percentage of all the Revolving Credit Lenders, shall automatically be adjusted to give effect thereto.
(e)    On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Credit Lender shall assign to each Incremental Revolving Credit Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Credit Lender shall purchase from each Revolving Credit Lender, at the principal amount thereof (together with
[[~~6495703~~8000343]]

accrued interest), such interests in the Revolving Credit Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans and participations in Letters of Credit will be held by all the Revolving Credit Lenders (including such Incremental Revolving Credit Lenders) ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment.
(f)    Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Company in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.
(g)    The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.21(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Credit Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.21(e).
SECTION 2.22.    Additional Reserve Costs. (a) If and for so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender’s Loans, such Lender may require the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loans at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loans; provided that no Lender may request the payment of any amount under this paragraph to the extent resulting from a requirement imposed (other than as provided in Section 2.17) on such Lender by any Governmental Authority (and not on Lenders or any class of Lenders generally) in respect of a concern expressed by such Governmental Authority with such Lender specifically, including with respect to its financial health.
(b)    If and for so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements addressed by Section 2.24(a)) in respect of any of such Lender’s Loans, such Lender may require the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Loans subject to such requirements, additional interest on such Loans at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loans; provided that no Lender may request the payment of any amount under this paragraph to the extent resulting from a requirement imposed (other than as provided in Section 2.14) on such Lender by any Governmental Authority (and not on Lenders or any class of Lenders generally) in respect of a concern expressed by such Governmental Authority with such Lender specifically, including with respect to its financial health.
[[~~6495703~~8000343]]

(c)    Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, acting in good faith, which determination shall be conclusive absent manifest error, and notified to the applicable Borrower, or the Borrower Agent on its behalf, (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loans, and such additional interest so notified to the applicable Borrower, or the Borrower Agent on its behalf, by such Lender shall be payable to such Lender on each date on which interest is payable for such Loans.
SECTION 2.23.    Foreign Borrowers. (a) The Company may, on and after the Closing Date, upon not less than ten (10) Business Days’ written notice (or such shorter period as may be agreed by the Administrative Agent) to the Administrative Agent and the Revolving Credit Lenders, request that the Revolving Credit Lenders approve the designation of any Restricted Subsidiary (an “Applicant Borrower”) that is a wholly-owned Foreign Subsidiary of the Company as a Foreign Borrower hereunder by delivery to the Administrative Agent of a Foreign Borrower Joinder Agreement executed by such Restricted Subsidiary, the Company and the other Loan Parties under which such Restricted Subsidiary agrees to become a Foreign Borrower and each Loan Party reaffirms its guarantees, pledges, grants and other commitments and obligations under the Loan Documents to which such Loan Party is party. The approval of the designation of an Applicant Borrower as a Foreign Borrower may be granted or withheld in the sole discretion of any Revolving Credit Lender. An Applicant Borrower shall become a Foreign Borrower upon receipt by the Administrative Agent of (i) the written approval of each Revolving Credit Lender, and (ii) the Company’s written approval of such amendments or other modifications to this Agreement and the other Loan Documents as may reasonably be specified by the Administrative Agent to effect the addition of such Applicant Borrower as a Foreign Borrower (collectively, the “Applicant Borrower Amendments”), it being understood that, notwithstanding anything to the contrary in this Agreement, including in Section 9.02, any Applicant Borrower Amendments shall be effective when executed and delivered by the Company and the Administrative Agent. The Administrative Agent shall send a notice to the Company and the Lenders specifying the effective date upon which the requested Applicant Borrower shall constitute a Foreign Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Foreign Borrower to receive Loans hereunder, on the terms and conditions set forth herein (as amended by the Applicant Borrower Amendments), and each of the parties hereto agrees that such Applicant Borrower shall for all purposes of this Agreement be a party to and a Foreign Borrower under this Agreement
(b)    Notwithstanding the preceding paragraph (a), no Subsidiary shall become a Foreign Borrower if it shall be unlawful or a violation of a Lender’s internal policies for such Subsidiary to become a Borrower hereunder or for any Lender to make Loans or otherwise extend credit to such Subsidiary as provided herein.
(c)    The Company may from time to time, upon not less than five (5) Business Days’ written notice to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion), terminate a Foreign Borrower’s status as such upon the execution by the Company and delivery to the Administrative Agent of a Foreign Borrower Termination with respect to such Foreign Borrower; provided that no Foreign
[[~~6495703~~8000343]]

Borrower Termination shall become effective as to any Foreign Borrower (other than to terminate its right to make further Borrowings or obtain Letters of Credit under this Agreement) until all Loans made to the terminated Foreign Borrower have been repaid, no Letter of Credit issued for the account of such terminated Foreign Borrower shall remain outstanding, and all amounts payable by such terminated Foreign Borrower in respect of L/C Disbursements, interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by the terminated Foreign Borrower under any Loan Document) have been paid in full. The Administrative Agent will promptly notify the Lenders of any such termination of a Foreign Borrower’s status.
SECTION 2.24.    Extension of Maturity Date. (a) The Company may, on and after the Closing Date, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the applicable Lenders) not less than 30 days prior to the then-existing Maturity Date for the applicable Class of Commitments and/or Loans hereunder to be extended (the “Existing Maturity Date”), request that the Lenders of such Class extend the Existing Maturity Date in accordance with this Section; provided that, for the avoidance of doubt, each Lender may elect to agree or not agree, in its sole discretion, to an extension of a Maturity Date. Each Maturity Date Extension Request shall (i) specify the applicable Class of Commitments and/or Loans hereunder to be extended, (ii) specify the date to which the applicable Maturity Date is sought to be extended, (iii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on the Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments and/or Loans extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date) and (iv) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to the provisos to Section 9.02(b) shall become effective prior to the Existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Company, each Lender shall have the right to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment and/or Loans of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Company (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Company and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Company (it being understood and agreed that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Commitment and/or Loans, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment and/or Loans, and the aggregate principal amount of each Type and currency of Loans of the applicable Class of such Lender shall be allocated ratably among the extended and non-extended portions of the
[[~~6495703~~8000343]]

Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments and/or Loans held by them, then, subject to paragraph (d) of this Section 2.24, on the date specified in the Maturity Date Extension Request as the Closing Date thereof (the “Extension Closing Date”), (i) the Existing Maturity Date of the applicable Commitments and/or Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the applicable Commitments and/or Loans of the Consenting Lenders (including interest and fees (including Letter of Credit Fees) payable in respect thereof) shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) become effective.
(b)    Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.15(b) and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitment and/or Loans subject to a Maturity Date Extension Request that it has not agreed to extend) with an Eligible Assignee that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment and/or Loans assigned to and assumed by it on and after the effective time of such replacement.
(c)    If a Maturity Date Extension Request has become effective hereunder:
(i)    solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Credit Commitments, not later than the fifth Business Day prior to the Existing Maturity Date, the Borrower shall make prepayments of Revolving Credit Loans and shall provide cash collateral in respect of Letters of Credit, in each case, in the manner set forth in Section 2.03(o), such that, after giving effect to such prepayments and such provision of cash collateral, the Aggregate Revolving Credit Exposure as of such date will not exceed the Aggregate Revolving Credit Commitments of the Consenting Lenders extended pursuant to this Section (and no Borrower shall be permitted thereafter to request any Revolving Credit Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the aggregate amount of the Revolving Credit Commitments so extended);
(ii)    solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Credit Commitments, on the Existing Maturity Date, the Revolving Credit Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section 2.24, terminate, and the Borrowers shall repay all the Revolving Credit Loans made by each Declining Lender to the Borrowers to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it
[[~~6495703~~8000343]]

being understood and agreed that, subject to satisfaction (or waiver in accordance with Section 9.02) of the conditions set forth in Section 4.03, such repayments may be funded with the proceeds of new Revolving Credit Borrowings made simultaneously with such repayments by the Consenting Lenders, which such Revolving Credit Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Revolving Credit Commitments; and
(iii)    solely in respect of a Maturity Date Extension Request that has become effective in respect of a Class of Term Loans, on the Existing Maturity Date, the Company shall repay all the Loans of such Class made by each Declining Lender to the Company, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction (or waiver in accordance with Section 9.02) of the conditions set forth in Section 4.03, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Revolving Credit Lenders.
(d)    Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Closing Date, the conditions set forth in clauses (a) and (b) of Section 4.03 shall be satisfied (or waived in accordance with Section 9.02) (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company.
(e)    Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and the Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.04(b) or Section 2.13(f) or 2.14 or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.02(b).
(f)    The Borrowers, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.
(g)    Notwithstanding anything to the contrary contained in this Section, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section, there shall not be more than six Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.
[[~~6495703~~8000343]]

SECTION 2.25.    Refinancing Facilities. (a) The Company may, on one or more occasions on or after the Closing Date, by written notice to the Administrative Agent, obtain Refinancing Term Loan Indebtedness. Each such notice shall specify the date on which the Company proposes that such Refinancing Term Loan Indebtedness shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:
(i)    no Event of Default shall have occurred and be continuing;
(ii)    substantially concurrently with the incurrence of such Refinancing Term Loan Indebtedness, the Company shall repay or prepay then outstanding Term Borrowings of the applicable Class made to the Company (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Term Loan Indebtedness, and any such prepayment of Term Borrowings of such Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.07(a) ratably,
(iii)    such notice shall set forth, with respect to the Refinancing Term Loan Indebtedness established thereby in the form of Refinancing Term Loans, to the extent applicable, the following terms thereof: (a) the designation of such Refinancing Term Loans as a new “Class” for all purposes hereof, (b) the stated termination and maturity dates applicable to the Refinancing Term Loans of such Class, (c) amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (d) the interest rate or rates applicable to the Refinancing Term Loans of such Class, (e) the fees applicable to the Refinancing Term Loans of such Class, (f) any original issue discount applicable thereto, (g) the initial Interest Period or Interest Periods applicable to Refinancing Term Loans of such Class and (h) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Term Loans of such Class (which prepayment requirements may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are materially more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Term Loans of such Class, and
(iv)    such Refinancing Term Loan Indebtedness will, to the extent secured, rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder on the terms set out in an Acceptable Intercreditor Agreement.
(b)    Any Lender or any other Eligible Assignee approached by the Company to provide all or a portion of the Refinancing Term Loan Indebtedness may elect or decline, in its sole discretion, to provide any Refinancing Term Loan Indebtedness.
[[~~6495703~~8000343]]

(c)    Any Refinancing Term Loans shall be established pursuant to a Refinancing Facility Agreement executed and delivered by the Company, each Refinancing Term Lender providing such Refinancing Term Loan and the Administrative Agent, which shall be consistent with the provisions set forth in clause (a) above (but which shall not require the consent of any other Lender). Each Refinancing Facility Agreement shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect provisions of this Section, including any amendments necessary to treat such Refinancing Term Loans as a new “Class” of loans hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.
(d)    Notwithstanding anything to the contrary contained in this Section, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section, there shall not be more than six Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.
ARTICLE III

Representations and Warranties
Each Borrower represents and warrants to the Lenders on the date hereof, on the Effective Date and on the Closing Date and on each other date on which representations and warranties are made or deemed made hereunder that:
SECTION 3.01.    Organization; Powers. The Company and each Restricted Subsidiary (a) is duly organized or incorporated, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, (b) has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted (except in the case of Non-Significant Subsidiaries, for failures to comply with the foregoing that, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) and (c) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing (to the extent the concept is applicable in such jurisdiction), in every jurisdiction where such qualification is required.
SECTION 3.02.    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of each Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy,
[[~~6495703~~8000343]]

insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; Absence of Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been or substantially contemporaneously with the initial funding of Loans on the Effective Date will be obtained or made and are (or will so be) in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) those consents, approvals, registrations, authorizations, filings or other actions, the failure of which to obtain or make, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of the Company or any Restricted Subsidiary that is not a Non-Significant Subsidiary, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other material agreement or material instrument binding upon any Borrower or any Restricted Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by any Borrower or any Restricted Subsidiary (other than payments, repurchases or redemptions constituting part of the Separation Transactions), or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder (other than terminations, cancellations, accelerations or rights of renegotiation constituting part of the Separation Transactions), in each case other than under agreements governing Indebtedness that will be repaid on the Closing Date and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of any Borrower or any Restricted Subsidiary.
SECTION 3.04.    Financial Condition; No Material Adverse Change. (a) The Company has heretofore delivered (or caused to have been delivered) to the Administrative Agent (for distribution to the Lenders) (i) the consolidated balance sheet of the Company as of December 31, 2021 and December 31, 2022, and related combined statements of operations, comprehensive income, changes in equity and cash flows of the Company for each of the three years year ended December 31, 2022, in each case, audited by and accompanied by the opinion of PricewaterhouseCoopers, LLP, independent registered public accounting firm, (ii) an unaudited condensed combined balance sheet of the Company as of June 30, 2023, and condensed combined statements of operations, comprehensive income, changes in equity and cash flows of the Company for the three and six months ended June 30, 2023 and June 30, 2022, certified by its president, treasure, and (iii) unaudited pro forma combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 and an unaudited pro forma combined balance sheet as of June 30, 2023. Such financial statements referred to in clauses (i) and (ii) of this Section 3.04 present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above. Such pro forma financial statements referred to in clause (iii) have been prepared by the Company in good faith, based on the assumptions believed by the
[[~~6495703~~8000343]]

Company to be reasonable at the time made, and (ii) present fairly, in all material respects, the pro forma consolidated financial position and the pro forma consolidated results of operations of Persons described therein as of the dates thereof and for the periods covered thereby after giving effect to the Separation and related adjustments in accordance with Article 11 of Regulation S-X; provided that the financial statements set forth in this Section 3.04(a) were delivered when the Company filed the same on a publicly available website of the Company or the SEC (e.g., “EDGAR”).
(b)    Since December 31, 2022, there has been no event or condition that has resulted or would reasonably be expected to result in a Material Adverse Effect (it being understood and agreed that in no event shall the Separation Transactions be deemed to result in a Material Adverse Effect).
SECTION 3.05.    Properties. (a)  The Company and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    No patents, trademarks, copyrights, licenses, technology, software, domain names, or other Intellectual Property used by the Company or any Restricted Subsidiary in the operation of its business infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Except for Disclosed Matters, no claim or litigation regarding any patents, trademarks, copyrights, licenses, technology or other Intellectual Property owned or used by the Company or any Restricted Subsidiary is pending against, or, to the knowledge of the Company or any Restricted Subsidiary, threatened in writing against, the Company or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. As of the Effective Date or Closing Date (as applicable), each patent, trademark, copyright, license, technology, software, domain name, or other Intellectual Property that, individually or in the aggregate, is material to the business as currently conducted of the Company and the Restricted Subsidiaries is owned or licensed, as the case may be, by the Company, a Designated Subsidiary or a Foreign Subsidiary.
SECTION 3.06.    Litigation and Environmental Matters. (a) Except for the Disclosed Matters, there are no actions, suits, proceedings, claims or counterclaims by or before any arbitrator or Governmental Authority pending against the Company or any Restricted Subsidiary or, to the knowledge of the Company or any Restricted Subsidiary based on written notice received by it, threatened against or affecting the Company or any Restricted Subsidiary that (i) would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or the Transactions.
(b)    Except for the Disclosed Matters and except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Company or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other
[[~~6495703~~8000343]]

approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability (provided that with respect to this clause (iv), such knowledge shall be deemed to extend solely to the extent of the knowledge of the Company’s law department and environmental engineers).
SECTION 3.07.    Compliance with Laws and Agreements. The Company and each Restricted Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply with any such laws, orders, indentures, agreements or other instruments, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08.    Investment Company Status. None of the Company or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.    Taxes. The Company and each Restricted Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Company or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP with respect thereto or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    Employee Benefit Plans; Labor Matters. (a)  The Company, each of its ERISA Affiliates, and each Restricted Subsidiary is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except as would not reasonably be expected to result in a Material Adverse Effect. No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards Nos. 87 and 158, as applicable) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards Nos. 87 and 158, as applicable) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans except in each such case where such underfunding would not reasonably be expected to have a Material Adverse Effect.
(b)    Each Foreign Pension Plan (if any) is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan, except as would not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan (if any), neither the Company nor any Restricted Subsidiary
[[~~6495703~~8000343]]

or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject the Company or any Restricted Subsidiary, directly or indirectly, to a tax or civil penalty which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan (if any), reserves have been established in the financial statements in respect of any unfunded liabilities where required in accordance with applicable law and ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans would not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans except in such case where the underfunding would not reasonably be expected to have a Material Adverse Effect.
(c)    As of the Effective Date or the Closing Date (as applicable), there are no material strikes or lockouts against or affecting the Company or any Subsidiary pending or, to their knowledge, threatened. The hours worked by and payments made to employees of the Company and the Subsidiaries are not in violation in any material respect or in respect of any material amount under the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters. All material payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Company or such Subsidiary.
SECTION 3.11.    Subsidiaries and Joint Ventures; Disqualified Equity Interests. (a)  Schedule 3.11A sets forth, as of the Effective Date or the Closing Date (as applicable), the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Company or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which the Company or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary, each Material Subsidiary and each Excluded Subsidiary. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.11A, as of the Effective Date or the Closing Date (as applicable), there is no existing option, warrant, call, right, commitment or other agreement to which any Loan Party or any Subsidiary any Equity Interests of which are required to be pledged as Collateral under the Security Documents is a party requiring, and there are no Equity Interests in any such Loan Party or Subsidiary that upon exercise, conversion or exchange would require, the issuance by such Loan Party or Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in such Loan Party or Subsidiary.
(b)    Schedule 3.11B sets forth, as of the Effective Date or the Closing Date (as applicable), all outstanding Disqualified Equity Interests, if any, in the Company or any Subsidiary, including the number, date of issuance and the record holder of such Disqualified Equity Interests.
[[~~6495703~~8000343]]

SECTION 3.12.    Solvency. Immediately after the consummation of the Transactions to occur on or prior to the Closing Date, and giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the present assets of the Company and the Subsidiaries, taken as a whole, will exceed the present debts and liabilities, subordinated, contingent or otherwise, of the Company and the Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of the Company and the Subsidiaries, taken as a whole, will be greater than the total amount that will be required to pay the debts and other liabilities, subordinated, contingent or otherwise, of the Company and the Subsidiaries, taken as a whole, as applicable, as such debts and other liabilities become absolute and matured, (c) the Company and the Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Company and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business (taken as a whole) in which they are engaged, as such business is conducted at the time of and is proposed to be conducted following the Closing Date.
SECTION 3.13.    Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to forecasts or projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date or the Closing Date (as applicable), as of the Effective Date or the Closing Date, respectively (it being understood that such forecasts and projections may vary from actual results and that such variances may be material) and (b) no representation is made with respect to general economic or industry data.
SECTION 3.14.    Collateral Matters. (a)  The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person (in each case, subject to any Liens permitted under Section 6.02), and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Guarantor Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code
[[~~6495703~~8000343]]

financing statements, prior and superior to the rights of any other Person (in each case, subject to any Liens permitted under Section 6.02).
(b)    Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section 3.14, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Guarantor Loan Parties in the Intellectual Property included in the Collateral in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person (in each case, subject to any Liens permitted under Section 6.02) (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in Intellectual Property acquired by the Guarantor Loan Parties after the Closing Date).
(c)    Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section 3.14, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Guarantor Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person (in each case, subject to any Liens permitted under Section 6.02).
SECTION 3.15.    Federal Reserve Regulations. None of the Company or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets of the Company and the Restricted Subsidiaries subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement or any other Loan Document are or will at any time be represented by margin stock.
[[~~6495703~~8000343]]

SECTION 3.16.    Anti-Corruption Laws and Sanctions. (a) Subject to paragraph (b) below, the Company and each Foreign Borrower has implemented and maintain in effect (or has implemented and maintained in effect on its behalf) policies and procedures reasonably designed to promote compliance in all material respects by the Company, each Foreign Borrower, their Subsidiaries and their respective officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Company, each Foreign Borrower, their Subsidiaries and their respective officers and, to the knowledge of the Borrowers, their employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower being designated as a Sanctioned Person. None of (a) the Company, the Foreign Borrowers, any Subsidiary or, to the knowledge of the Company, any Foreign Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Company or any Foreign Borrower, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Transactions will not violate any Anti-Corruption Law or applicable Sanctions.
(b)    The representation in paragraph (a) shall be given by and apply to each Borrower for the benefit of any Credit Party only to the extent that giving, complying with or receiving the benefit of (as applicable) such representation does not result in any violation of (i) the Blocking Regulation or (ii) any similar anti-boycott statute.
SECTION 3.17.    Insurance. Schedule 3.17 sets forth a description of all insurance maintained by or on behalf of the Company and the other Guarantor Loan Parties as of the Effective Date or the Closing Date (as applicable).
SECTION 3.18.    Affected Financial Institutions. Neither the Company nor any Borrower is an Affected Financial Institution.
ARTICLE IV

Conditions
SECTION 4.01.    Effective Date. The obligations of the Term B Lenders (as defined in the ~~Existing~~Original Credit Agreement) to make Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) under the ~~Existing~~Original Credit Agreement, and the Revolving Credit Commitments (as defined in the ~~Existing~~Original Credit Agreement) and the Term A-1 Commitments, shall not become effective until the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received (i) from ATMCo Escrow Subsidiary, a counterpart signed by it (or evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart) that ATMCo Escrow Subsidiary has signed a counterpart) of (A) this Agreement, (B) the TLB Escrow Agreement and (C) any Promissory Note requested
[[~~6495703~~8000343]]

by a Lender at least three Business Days prior to the Effective Date, (ii) from the Company, a counterpart signed by it (or evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart) that the Company has signed a counterpart) of this Agreement and (iii) solely with respect to the Borrowing of Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) to be made on the Effective Date, and notwithstanding the delivery dates set forth in Sections 2.02 and 2.03(b) of the Credit Agreement, at least two Business Day prior to the Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), a Loan Notice executed by ATMCo Escrow Subsidiary;
(b)    [Reserved];
(c)    The conditions set forth in paragraphs (a) and (b) of Section 4.03 shall have been satisfied or shall be satisfied substantially concurrently with the making of the Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) and the effectiveness of the Revolving Credit Commitments (as defined in the ~~Existing~~Original Credit Agreement) and the Term A-1 Commitments on and as of the Effective Date, and the Administrative Agent shall have received a certificate of a Financial Officer dated the Effective Date to such effect;
(d)    The Administrative Agent (or its counsel) shall have received a customary written opinion (addressed to the Administrative Agent, the Lenders and the L/C Issuers and dated the Effective Date) of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP and (ii) Womble Bond Dickinson (US) LLP, in each case covering customary matters as the Administrative Agent may reasonably request;
(e)    The Administrative Agent (or its counsel) shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing (to the extent applicable) of each of the Company and ATMCo Escrow Subsidiary in its jurisdiction of incorporation, formation or organization, as applicable, the authorization of the transactions contemplated herein and any other legal matters relating to each of the Company and ATMCo Escrow Subsidiary, the Loan Documents or the transactions contemplated herein, all in form and substance reasonably satisfactory to the Administrative Agent;
(f)    All fees, cost reimbursements and out-of-pocket expenses required to be paid or reimbursed on the Effective Date pursuant hereto or pursuant to the Engagement Letter and the Fee Letters, to the extent invoiced at least three Business Days prior to the Effective Date (or such shorter period of time as the Company shall agree), shall have been paid or will be paid substantially simultaneously with the initial borrowing of the Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) and the effectiveness of the Revolving Credit Commitments (as defined in the ~~Existing~~Original Credit Agreement) and the Term A-1 Commitments on the Effective Date (which amounts (other than legal fees and expenses) may be offset against the proceeds of the Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) made on the Effective Date);
[[~~6495703~~8000343]]

(g)    [Reserved];
(h)    [Reserved];
(i)    [Reserved];
(j)    [Reserved];
(k)    [Reserved];
(l)    [Reserved];
(m)    The Administrative Agent (or its counsel) shall have received a certificate, substantially in the form of Exhibit H, from a Financial Officer of each of the Company certifying as to the matters set forth therein; and
(n)    (i) The Administrative Agent shall have received, at least three Business Days prior to the Effective Date, all documentation and other information about the Company and ATMCo Escrow Subsidiary that is required by U.S. regulatory authorities in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent reasonably requested in writing to the Company by the Administrative Agent or any Lender (through the Administrative Agent) at least ten Business Days prior to the Effective Date, and (ii) solely to the extent the Company on and as of the Effective Date qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Effective Date, any Lender (through the Administrative Agent) that has requested, in a written notice to the Company at least ten Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification (it being understood and agreed that (x) execution and delivery of a Beneficial Ownership Certification in the form published by The Loan Syndication and Trading Association is acceptable to all Lenders for purposes of satisfying the condition set forth in this clause (n) and (y) upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (n) shall be deemed to be satisfied).
SECTION 4.02.    Closing Date. The obligations of the Term A-1 Lenders hereunder to make Term A-1 Loans, and of the Revolving Credit Lenders (as defined in the ~~Existing~~Original Credit Agreement) to make Revolving Credit Loans (as defined in the ~~Existing~~Original Credit Agreement), and of the Lenders to make any other extensions of credit pursuant to the ~~Existing~~Original Credit Agreement and of the L/C Issuers to issue Letters of Credit under the ~~Existing~~Original Credit Agreement shall not become effective, and the proceeds of the Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) shall not be released from the TLB Escrow Account, in each case, until the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received (i) from each Loan Party party thereto, a counterpart signed by such Loan Party (or evidence satisfactory
[[~~6495703~~8000343]]

to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart) that such party has signed a counterpart) of (A) the Security Documents, and (B) any Promissory Note requested by a Lender at least three Business Days prior to the Closing Date, (ii) from each party thereto, a counterpart signed by such party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) the Intercreditor Agreement (and in the case of each Loan Party, an acknowledgement thereto), (B) an Affiliate Subordination Agreement and (C) a global intercompany note in respect of the intercompany indebtedness disclosed in Schedule 6.01 and as required by clause (c) of the Collateral and Guarantee Requirement, and (iii) to the extent any Borrowings and/or L/C Credit Extension (excluding the Existing Letters of Credit) are to be made on the Closing Date, and notwithstanding the delivery dates set forth in Sections 2.02 and 2.03(b) of the Credit Agreement, at least two Business Day prior to the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), a Loan Notice and/or notice requesting the issuance of Letters of Credit, as applicable, executed by the Company;
(b)    [Reserved];
(c)    The conditions set forth in paragraphs (a) and (b) of Section 4.03 and paragraphs (i), (j), (k), (p) and (q) of this Section 4.02 shall have been satisfied or shall be satisfied substantially concurrently with the making of the Loans on and as of the Closing Date, and the Administrative Agent shall have received a certificate of a Financial Officer dated the Closing Date to such effect;
(d)    The Administrative Agent (or its counsel) shall have received a customary written opinion (addressed to the Administrative Agent, the Lenders and the L/C Issuers and dated the Closing Date) of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP and (ii) Womble Bond Dickinson (US) LLP, in each case covering customary matters as the Administrative Agent may reasonably request;
(e)    The Administrative Agent (or its counsel) shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing (to the extent applicable) of each Loan Party in its jurisdiction of incorporation, formation or organization, as applicable, the authorization of the transactions contemplated herein and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated herein, all in form and substance reasonably satisfactory to the Administrative Agent;
(f)    All fees, cost reimbursements and out-of-pocket expenses required to be paid or reimbursed on the Closing Date pursuant hereto or pursuant to the Engagement Letter and the Fee Letters, to the extent invoiced at least three Business Days prior to the Closing Date (or such shorter period of time as the Company shall agree), shall have been paid or will be paid substantially simultaneously with the initial borrowing of the Loans on the Closing Date (which amounts (other than legal fees and expenses) may be offset against the proceeds of the Loans made on the Closing Date);
[[~~6495703~~8000343]]

(g)    The Administrative Agent shall have received confirmation from the Company that NCR Parent has received the Tax Opinions (as defined in the Form 10);
(h)    The Administrative Agent shall have received correct and complete copies of the Separation Agreements;
(i)    (A) the Separation Transactions have been consummated other than those transactions which are expected to be completed following the Special Dividend pursuant to the Separation Agreements and (B) the Separation and Distribution Agreement has been executed and delivered by each of the parties thereto in accordance with its terms;
(j)    All conditions precedent to the Separation Transactions have been satisfied or waived in accordance with the terms of the Separation and Distribution Agreement and as described in the Separation Agreements (other than those conditions precedent that by their respective terms are to be satisfied substantially concurrently with consummation of the Separation Transactions);
(k)    The Separation (other than the transfer of certain businesses that shall occur after the Closing Date in accordance with the terms of the Separation and Distribution Agreement) shall have been consummated or shall be consummated substantially concurrently with the making of the Loans on the Closing Date, in accordance with applicable law and with the terms and conditions of the Separation and Distribution Agreement;
(l)    There shall have occurred no material payments by the Company to NCR Parent, whether in connection with the Separation or otherwise, other than the payments contemplated by the Transactions, and the assets, liabilities and capitalization of the Company after giving effect to such payments and all related transactions shall be consistent in all material respects with the pro forma financial statements described in Section 3.04(a)(iii);
(m)    The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent (or its counsel) shall have received a completed Perfection Certificate dated the Closing Date and signed by a Financial Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code filings made with respect to the Company and the Designated Subsidiaries in the jurisdictions contemplated by the Perfection Certificate, delivered prior to the Closing Date, and copies of the financing statements disclosed by such search, each of which shall either (i) evidence any Liens permitted by Section 6.02 or (ii) relate to termination statements that have been or will substantially contemporaneously with the initial funding of Loans on the Closing Date delivered to the Administrative Agent;
(n)    The Administrative Agent (or its counsel) shall have received a certificate, substantially in the form of Exhibit H, from a Financial Officer of the Company certifying as to the matters set forth therein;
(o)    (i) The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information about the Company and
[[~~6495703~~8000343]]

the Subsidiary Loan Parties that is required by U.S. regulatory authorities in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent reasonably requested in writing to the Company by the Administrative Agent or any Lender (through the Administrative Agent) at least ten Business Days prior to the Closing Date, and (ii) solely to the extent the Company on and as of the Closing Date qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Closing Date, any Lender (through the Administrative Agent) that has requested, in a written notice to the Company at least ten Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification (it being understood and agreed that (x) execution and delivery of a Beneficial Ownership Certification in the form published by The Loan Syndication and Trading Association is acceptable to all Lenders for purposes of satisfying the condition set forth in this clause (n) and (y) upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (n) shall be deemed to be satisfied);
(p)    ATMCo Escrow Subsidiary shall have merged with and into the Company, with the Company surviving such merger, substantially concurrently with the making of the Loans on the Closing Date, in accordance with applicable law; and
(q)    The Administrative Agent shall have received customary evidence reasonably satisfactory to it that prior to or substantially concurrently with the making of Loans on the Closing Date: (i) all amounts owing under or in connection with the Existing NCR Credit Agreement (other than any (A) contingent indemnification and expense reimbursement obligations for which no claim or demand has been made or (B) obligations expressly stated in the Existing NCR Credit Agreement to survive such payment and termination) shall have been repaid in full (or, in the case of Letters of Credit outstanding under the Existing NCR Credit Agreement, shall have been backstopped or cash collateralized), all commitments to extend credit thereunder shall have been terminated and any security interests and guarantees in connection therewith shall have been terminated and/or released, and (ii) the Existing NCR 5.75% Senior Notes and the Existing NCR 6.125% Senior Notes shall have been redeemed, satisfied and discharged by NCR Parent and all amounts outstanding under or in connection therewith shall have been repaid in full.
SECTION 4.03.    Each Credit Extension. The obligation of each Lender to make a Loan on the occasion of any Borrowing (but not a conversion or continuation of an outstanding Borrowing), and of each L/C Issuer to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)    subject to Sections 1.04(b), (c) and (d) and Section 2.21, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as
[[~~6495703~~8000343]]

applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct, or true and correct in all material respects, on and as of such prior date; and
(b)    subject to Sections 1.04(b), (c) and (d) and Section 2.21, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than any such Borrowing or Letter of Credit issuance on the Closing Date), no Default shall have occurred and be continuing.
Subject to Sections 1.04(b), (c) and (d) and Section 2.21, on the date of any Borrowing (but not a conversion or continuation of an outstanding Borrowing) or the issuance, amendment, renewal or extension of any Letter of Credit, the applicable Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section 4.03 have been satisfied and that, after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of a Letter of Credit, (i) the L/C Obligations will not exceed $75,000,000, (ii) the portion of the L/C Obligations attributable to Letters of Credit issued by any L/C Issuer will not exceed the L/C Commitment of such L/C Issuer (unless otherwise agreed to by such L/C Issuer), (iii) the Revolving Credit Exposure of any Lender will not exceed such Lender’s Revolving Commitment, (iv) the Aggregate Revolving Credit Exposure will not exceed the Aggregate Revolving Credit Commitment and (v) the Foreign Borrower Exposure will not exceed $200,000,000.
SECTION 4.04.    Initial Credit Event in Respect of Each Foreign Borrower. The obligations of the Lenders to make Loans to and of the L/C Issuers to issue Letters of Credit for the account of each Foreign Borrower shall be subject to the satisfaction of the following additional conditions precedent on the date of the initial Borrowing by or L/C Credit Extension for such Foreign Borrower:
(a)    the Administrative Agent (or its counsel) shall have received a Foreign Borrower Joinder Agreement and such documents, legal opinions and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing (to the extent the concept is applicable in such jurisdiction) of such Foreign Borrower, and the authorization of the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(b)    (i) The Administrative Agent shall have received, at least three Business Days prior to the date of the initial Borrowing by or L/C Credit Extension for such Foreign Borrower, all documentation and other information about such Foreign Borrower that is required by U.S. regulatory authorities in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent reasonably requested in writing of the Company by the Administrative Agent or any Lender (through the Administrative Agent) at least ten Business Days prior to the date of the initial Borrowing by or L/C Credit Extension for such Foreign Borrower, and (ii) solely to the extent the such Foreign Borrower on and as of the Closing Date qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the date of the initial Borrowing by or L/C Credit Extension for such Foreign Borrower, any Lender (through
[[~~6495703~~8000343]]

the Administrative Agent) that has requested, in a written notice to such Foreign Borrower at least ten Business Days prior to the date of the initial Borrowing by or L/C Credit Extension for such Foreign Borrower, a Beneficial Ownership Certification in relation to such Foreign Borrower shall have received such Beneficial Ownership Certification (it being understood and agreed that (x) execution and delivery of a Beneficial Ownership Certification in the form published by The Loan Syndication and Trading Association is acceptable to all Lenders for purposes of satisfying the condition set forth in this clause (b) and (y) upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (b) shall be deemed to be satisfied).
ARTICLE V

Affirmative Covenants
From the Effective Date and until the Termination Date has occurred, each Borrower covenants and agrees with the Lenders that:
SECTION 5.01.    Financial Statements and Other Information. The Company will furnish to the Administrative Agent, on behalf of each Lender:
(a)    within 90 days after the end of each fiscal year of the Company (or, so long as the Company shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of Pricewaterhouse Coopers L.L.P. or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception (except as a result of a maturity date in respect of any Term Loans or Revolving Credit Commitments or Revolving Credit Loans) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, so long as the Company shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of the Company as presenting fairly, in all material respects, the financial
[[~~6495703~~8000343]]

position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes;
(c)    not later than the fifth Business Day following the date of delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of the Company, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.13 and computing the Leverage Ratio and the Secured Leverage Ratio as of the last day of the fiscal period covered by such financial statements, (iii) (x) stating whether any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Company most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) and, if any such change has occurred, specifying the effect of such change on the financial statements (including those for the prior periods) accompanying such certificate and (y) if any change in GAAP or in the application thereof has occurred with respect to the treatment of Capital Lease Obligations or other lease obligations, attaching a reconciliation in form and substance reasonably satisfactory to the Administrative Agent, setting forth the differences in such treatment from the treatment effected by the Company pursuant to Section 1.04(a), (iv) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided or identifying and providing any such notices not previously provided, (v) in the case of any delivery of financial statements under clause (a) above, setting forth a reasonably detailed calculation of Adjusted Consolidated Net Income for the applicable fiscal year, (vi) in the case of any delivery of financial statements under clause (a) above, setting forth reasonably detailed calculations as of the last day of the most recent fiscal quarter covered by such financial statements with respect to which Subsidiaries are Material Subsidiaries based on the information contained in such financial statements and identifying each Restricted Subsidiary, if any, that has automatically been designated a Material Subsidiary in order to satisfy the condition set forth in the definition of the term “Material Subsidiary” and of the calculation of Excess Cash Flow for such fiscal year (beginning with the fiscal year ending December 31, 2024), and (vii) identifying, as of the last day of the most recent fiscal quarter covered by such financial statements, each Restricted Subsidiary that (A) is an Excluded Subsidiary as of such date but has not been identified as an Excluded Subsidiary in Schedule 3.11A or in any prior Compliance Certificate or (B) has previously been identified as an Excluded Subsidiary but has ceased to be an Excluded Subsidiary;
(d)    not later than five days after any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether it obtained knowledge during the course of its examination of such financial statements of any Default relating to compliance with Section 6.13 as of, or for the Test Period ending, on the last day of any fiscal quarter during the fiscal year covered by such financial statements and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required or recommended by accounting rules or
[[~~6495703~~8000343]]

guidelines and may assume the accuracy of any Pro Forma Adjustments made by the Company to Consolidated EBITDA for the Test Periods involved);
(e)     promptly after the same has been submitted to and reviewed by the board of directors of the Company in each fiscal year, a consolidated budget for such fiscal year in substantially the same form and detail as the 2023 budget furnished to the Administrative Agent prior to the Closing Date (or in such other form as the Administrative Agent may agree), setting forth the assumptions used for purposes of preparing such budget, and, promptly after the same have been submitted to and reviewed by the board of directors of the Company, any material revisions to such budget;
(f)    promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Company or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Company or the applicable ERISA Affiliate shall upon the reasonable request of the Administrative Agent promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;
(g)    promptly after any request therefor, such other non-privileged information regarding compliance with the USA PATRIOT Act and the Beneficial Ownership Regulation, as the Administrative Agent or any Lender may reasonably request; and
(h)    promptly after any request therefor, such other non-privileged information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; provided that the Company will not be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Company or any of its Subsidiaries or any of their respective customers or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by the Company or any Subsidiary; provided, further, that if any information is withheld pursuant to clause (i), (ii) or (iii) above, the Company shall promptly notify the Administrative Agent of such withholding of information and the basis therefor.
Information required to be delivered pursuant to clause (a) or (b) of this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be
[[~~6495703~~8000343]]

delivered by electronic communications pursuant to procedures approved by the Administrative Agent.
SECTION 5.02.    Notices of Material Events. The Company will furnish to the Administrative Agent prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Company to the Administrative Agent and the Lenders, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and
(d)    any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto; provided that the Company will not be required to provide any information pursuant to this Section 5.02 (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Company or any of its Subsidiaries or any of their respective customers or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by the Company or any Subsidiary; provided, further, that if any information is withheld pursuant to clause (i), (ii) or (iii) above, the Company shall promptly notify the Administrative Agent of such withholding of information and the basis therefor.
SECTION 5.03.    Additional Subsidiaries. (a) If any Material Subsidiary is formed or acquired after the Closing Date, the Company will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Material Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests of such Subsidiary owned by any Guarantor Loan Party.
(b)    The Company may designate any Domestic Subsidiary that is not otherwise a Designated Subsidiary as a Designated Subsidiary; provided that (i) such Subsidiary shall have delivered to the Administrative Agent a supplement to the Collateral Agreement, in the form specified therein, duly executed by such Subsidiary, (ii) the Company shall have
[[~~6495703~~8000343]]

delivered a certificate of a Financial Officer or other executive officer of the Company to the effect that, after giving effect to any such designation and such Subsidiary becoming a Subsidiary Loan Party hereunder, the representations and warranties set forth in this Agreement and the other Loan Documents as to such Subsidiary shall be true and correct in all material respects and no Default shall have occurred and be continuing and (iii) such Subsidiary shall have delivered to the Administrative Agent documents and opinions of the type referred to in paragraphs (d) and (e) of Section 4.01, in each case, if reasonably requested by the Administrative Agent.
SECTION 5.04.    Information Regarding Collateral; Material Real Estate Assets. (a) The Company will, furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Guarantor Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Guarantor Loan Party (including as a result of any merger or consolidation), or (iii) the location of the chief executive office of any Guarantor Loan Party. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or the Administrative Agent shall have been advised of the Company’s intent to make such change and shall have received all the information necessary to, and shall have been authorized to, make all filings) under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral owned by such Guarantor Loan Party.
(b)    Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(a), the Company shall deliver to the Administrative Agent a certificate executed by an officer of the Company setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 5.04(b).
(c)    The Company will, as promptly as practicable, and in any event within 90 days (or such longer period as the Administrative Agent may agree to in writing) after any such acquisition, furnish to the Administrative Agent written notice of the acquisition by any Loan Party of a Material Real Estate Asset after the Closing Date.
SECTION 5.05.    Existence; Conduct of Business. (a) The Company and each Restricted Subsidiary will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and exercise commercially reasonable efforts to preserve, renew and keep in full force and effect those licenses, permits, privileges, and franchises (other than Intellectual Property) that are material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, amalgamation, dissolution or similar transaction permitted under Section 6.03 or any Disposition permitted by Section 6.06. The Company and the Restricted Subsidiaries will exercise commercially reasonable efforts in accordance with industry standard practices to preserve, renew and keep in full force and effect their Intellectual Property licenses and rights, and their patents, copyrights, trademarks and trade names, in each case material to the conduct of their
[[~~6495703~~8000343]]

business, except where the failure to take such actions, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any Disposition permitted by Section 6.06.
(b)    The Company and each Restricted Subsidiary will take all actions reasonably necessary in accordance with industry standard practices to protect all patents, trademarks, copyrights, technology, software, domain names and other Intellectual Property material to the conduct of its business, including (i) protecting the secrecy and confidentiality of the confidential information and trade secrets of the Company or such Subsidiary by having and following a policy requiring employees, consultants, licensees, vendors and contractors to execute confidentiality agreements when it is likely that confidential information will be shared with them, (ii) taking all actions reasonably necessary in accordance with industry standard practices to ensure that trade secrets of the Company or such Subsidiary do not fall into the public domain and (iii) protecting the secrecy and confidentiality of the source code of computer software programs and applications owned or licensed out by the Company or such Subsidiary by having and following a policy requiring licensees of such source code (including licensees under any source code escrow agreement) to enter into agreements with use and nondisclosure restrictions, except with respect to any of the foregoing where the failure to take any such action, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06.    Payment of Obligations. The Company and each Restricted Subsidiary will pay its obligations (other than obligations with respect to Indebtedness), including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.07.    Maintenance of Properties. The Company and each Restricted Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08.    Insurance. The Company and each Restricted Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each such policy of insurance shall, to the extent available from the relevant insurance carrier on commercially reasonable terms, (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, (b) in the case of each
[[~~6495703~~8000343]]

casualty insurance policy covering property of the Company and/or its Subsidiaries (excluding any business interruption insurance policy, any workers’ compensation policy, any employee liability policy and/or any representation and warranty insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder, and (c) to the extent available from the relevant insurance carrier, provide for at least 30 days’ (or 10 days’ if such cancellation results from non-payment) (or such shorter number of days as may be agreed to by the Administrative Agent, in its discretion) prior written notice to the Administrative Agent of any cancellation of such policy; provided that the Company shall have ninety days after the Closing Date (or such later date as agreed by the Administrative Agent) to comply with the requirements of the foregoing clauses (a), (b) and (c) with respect to policies in effect on the Closing Date.
SECTION 5.09.    Books and Records; Inspection and Audit Rights. The Company and each Restricted Subsidiary will keep proper books of record and account in which full, true and correct entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. The Company and each Restricted Subsidiary will permit the Administrative Agent or any Lender, and any agent designated by any of the foregoing, upon reasonable prior notice and, subject to applicable legal privileges, (a) to visit and inspect its properties, (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested provided that (i) unless an Event of Default shall have occurred and be continuing, no such discussion with any such independent accountants shall be permitted unless the Company shall have received reasonable notice thereof and a reasonable opportunity to participate therein and no Lender shall exercise such rights more often than one time during any calendar year and (ii) the reasonable costs and expenses of Lenders in connection with such visits and examinations shall be borne by the Company only after the occurrence and during the continuance of an Event of Default. Notwithstanding the foregoing, neither the Company nor its Subsidiaries will be required to reveal to the Administrative Agent or any Lender any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of the Company or any of its Subsidiaries or any of their respective customers or suppliers, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law or (c) the revelation of which would violate any confidentiality obligations owed to any third party by the Company or any Subsidiary; provided that if any information is withheld pursuant to this sentence, the Company shall promptly notify the Administrative Agent of such withholding of information and the basis therefor.
SECTION 5.10.    Compliance with Laws. (a) The Company and each Restricted Subsidiary will comply with all Requirements of Law, including Environmental Laws, ERISA and the laws applicable to each Foreign Pension Plan, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
[[~~6495703~~8000343]]

(b)    The Company and each Foreign Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote compliance in all material respects by the Company, each Foreign Borrower, their Subsidiaries and the respective directors, officers and employees of the foregoing with Anti-Corruption Laws and applicable Sanctions.
(c)    The covenant in paragraph (b) shall be given by and apply to each Borrower for the benefit of any Credit Party only to the extent that giving, complying with or receiving the benefit of (as applicable) such covenant does not result in any violation of (i) the Blocking Regulation or (ii) any similar anti-boycott statute.
SECTION 5.11.    Use of Proceeds and Letters of Credit. (a) The proceeds of (i) the Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) released from the TLB Escrow Account on the Closing Date and of the Term A-1 Loans and Revolving Credit Loans (as defined in the ~~Existing~~Original Credit Agreement) advanced on the Closing Date shall be applied by the Company to (A) fund the Special Dividend, (B) pay Transaction Costs and (C), to the extent of any remaining proceeds, pay for working capital and general corporate purposes of the Company and its Restricted Subsidiaries (including cash on the balance sheet and to fund any other transaction not prohibited hereby), and (ii) any Revolving Credit Loans advanced after the Closing Date (other than any Revolving Credit Loans advanced on the First Amendment Effective Date) shall be applied by the Company and any Foreign Borrowers for working capital and general corporate purposes of the Company and its Subsidiaries (including cash on the balance sheet and to fund any other transaction not prohibited hereby). The proceeds of the Term B Loans, the Term A-2 Loans and the Revolving Credit Loans, in each case, advanced on the First Amendment Effective Date shall be applied by the Company (i) to prepay Term B Loans (as defined in the ~~Existing~~Original Credit Agreement) outstanding under the ~~Existing~~Original Credit Agreement, (ii) pay the accrued interest, fees, any required prepayment premium and transaction expenses associated with the foregoing, and (iii) to the extent of any remaining proceeds, for general corporate purposes of the Company and its Subsidiaries and for any other purpose not prohibited hereby. The proceeds of the Term B Loans advanced on the 2025 Refinancing Facility Effective Date shall be applied by the Company to prepay Term B Loans (as defined in the Original Credit Agreement) outstanding under the Original Credit Agreement. Letters of Credit (including the Existing Letters of Credit) may be issued (i) on the Closing Date to replace or provide credit support for any letter of credit, bank guarantee and/or surety, customs, performance or similar bond of the Company and its Subsidiaries and/or to replace cash collateral posted by any of the foregoing Persons and (ii) on and after the Closing Date, for general corporate purposes of the Company, the Foreign Borrowers and the other Subsidiaries and any other purpose not prohibited by the terms of the Loan Documents.
(b)    No Borrower will request any Borrowing or L/C Credit Extension, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or any L/C Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned
[[~~6495703~~8000343]]

Country, in each case, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.12.    Further Assurances. Each Borrower and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times on and after the Closing Date or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties. The Company will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
SECTION 5.13.    Maintenance of Ratings. The Company will use commercially reasonable efforts to maintain continuously in effect a rating of the credit facilities hereunder by S&P and Moody’s.
SECTION 5.14.    Post-Closing Covenant. As promptly as practicable, and in any event within the time period after the Closing Date set forth therefor in Schedule 5.14 (or such later date as the Administrative Agent may agree), the Company and each other Guarantor Loan Party will satisfy the requirements set forth on Schedule 5.14.
SECTION 5.15.    Designation of Unrestricted Subsidiaries. The Company may, at any time on or after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing, (b) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any other Material Indebtedness of the Company and (c) notwithstanding anything set forth in this Agreement to the contrary, (i) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary will require that no such Restricted Subsidiary may own or be an exclusive licensee of any Material Intellectual Property at the time of such designation and (ii) no Loan Party will be permitted to transfer Material Intellectual Property to an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Company therein at the date of designation in an amount equal to the fair market value of the Company’s Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Company’s Investment in such Subsidiary.
[[~~6495703~~8000343]]

ARTICLE VI

Negative Covenants
From the Effective Date and until the Termination Date has occurred, each Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Indebtedness; Certain Equity Securities. (a) None of the Company or any Restricted Subsidiary will create, incur, assume or permit to exist any Indebtedness, except (provided that the baskets in Section 6.01(a) (vii), (xi), (xii), (xiii), (xviii) and (xx) shall only be available on and following the Closing Date):
(i)    Indebtedness created under the Loan Documents;
(ii)    (x) Indebtedness existing on the Effective Date and (except in the case of Guarantees in an amount less than $10,000,000) set forth on Schedule 6.01, (y) Refinancing Indebtedness in respect of debt owed to non-Affiliates reflected on such schedule and (z) extensions and renewals of debt owed by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary reflected on such schedule;
(iii)    Indebtedness of the Company or any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than the Company or any Restricted Subsidiary and (B) any such Indebtedness owing by any Loan Party to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the Loan Document Obligations substantially in accordance with the provisions of Exhibit D hereto;
(iv)    (x) Guarantees incurred in compliance with clause (a)(xiv) or (xv) below, (y) Guarantees by Guarantor Loan Parties of Indebtedness of other Guarantor Loan Parties, Guarantees by Foreign Borrowers of Indebtedness of other Foreign Borrowers and Guarantees by Restricted Subsidiaries that are not Loan Parties of Indebtedness of other Restricted Subsidiaries that are not Loan Parties, in each case, in respect of Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 (other than clauses (ii), (vi) and (xi)); provided, that if the Indebtedness that is being Guaranteed is unsecured and/or subordinated to the Loan Document Obligations, the Guarantee shall also be unsecured and/or subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders and (z) Guarantees by Guarantor Loan Parties of Indebtedness of Restricted Subsidiaries that are not Guarantor Loan Parties, other than in respect of Permitted Cash Pooling Arrangements, in an aggregate principal amount not at any time in excess of the greater of (x) $175,000,000 and (y) 3.25% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof;
[[~~6495703~~8000343]]

(v)    Indebtedness of the Company or any Restricted Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (a)(v)(x), together with the aggregate principal amount of Indebtedness or other obligations incurred under Section 6.01(a)(xvii), shall not at any time outstanding exceed the greater of (x) $175,000,000 and (y) 3.25% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof;
(vi)    Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in a Permitted Acquisition; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) neither the Company nor any Restricted Subsidiary (other than such Person or the Restricted Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing; provided that after giving effect to such Indebtedness permitted by this clause (vi), the Company shall be in Pro Forma Compliance with the covenant set forth in Section 6.13;
(vii)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount not in excess of the greater of (x) $300,000,000 and (y) 5.50% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof;
(viii)    (A)(x) Indebtedness of the Company or other Domestic Subsidiaries in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services; provided that such Indebtedness shall be repaid in full within 45 days of the incurrence thereof and (y) Indebtedness of Foreign Subsidiaries in respect of Permitted Cash Pooling Arrangements; provided that such Indebtedness (1) shall not exceed the greater of (x) $150,000,000 and (y) 2.75% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof in the
[[~~6495703~~8000343]]

aggregate at any time outstanding and (2) shall be reduced to zero not less frequently than every 90 days, (B) Indebtedness owed by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary pursuant to intercompany cash pooling arrangements in the ordinary course of business and consistent with past practices and (C) Indebtedness in connection with automated clearing-house transfers of funds;
(ix)    (x) Indebtedness in respect of letters of credit, surety and performance bonds, bank guarantees, appeal bonds and similar instruments issued for the account of the Company or any Restricted Subsidiary supporting obligations of the Company or any Restricted Subsidiary under (A) workers’ compensation and other social security and/or insurance laws in the ordinary course of business, (B) bids, trade contracts, leases, statutory obligations, customs/duties, taxes and obligations of a like nature in the ordinary course of business and (C) judgments pending appeal that do not constitute an Event of Default and (y) Indebtedness of the type referred to in clause (f) of the definition thereof securing judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (1) of Article VII;
(x)    Indebtedness of the Company or any Restricted Subsidiary in the form of purchase price adjustments, earn-outs or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or any other Investment;
(xi)    Indebtedness in respect of any Permitted Receivables Facility (including in respect of any Standard Receivables Undertakings incurred in connection therewith);
(xii)    Permitted Additional Indebtedness; provided that, after giving effect to the incurrence thereof, the Leverage Ratio calculated on a Pro Forma Basis giving effect to such incurrence (but without netting the cash proceeds thereof) shall be not more than the then applicable ratio under Section 6.13 for the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b); provided, further, however, that notwithstanding anything to the contrary set forth in the definition of “Permitted Additional Indebtedness”, any Indebtedness incurred pursuant to this clause (xii) may be secured by the Collateral to the extent permitted by Section 6.02(a)(xvii);
(xiii)    other Indebtedness in an aggregate principal amount not exceeding at any time outstanding the greater of (x) $250,000,000 and (y) 4.50% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof; provided that the aggregate principal amount of Indebtedness of the Restricted Subsidiaries that are not Guarantor Loan Parties permitted by this clause (xiii) shall not exceed at any time outstanding the greater of (x) $150,000,000 and (y) 2.75% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof;
[[~~6495703~~8000343]]

(xiv)    [reserved];
(xv)    [reserved];
(xvi)    any Defeased Debt;
(xvii)    Indebtedness or other obligations incurred in connection with any ATM Financing Program; provided that the aggregate principal amount of Indebtedness or other obligations permitted by this clause (xvii), together with the aggregate principal amount of Indebtedness incurred under Section 6.01(a)(x), shall not at any time outstanding exceed the greater of (x) $175,000,000 and (y) 3.25% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof;
(xviii)    any Incremental Equivalent Debt; provided that the aggregate principal amount of such Incremental Equivalent Debt issued in accordance with this clause (xviii) shall not exceed the amount permitted to be incurred as Incremental Facilities under Section 2.21; provided that any unsecured Incremental Equivalent Debt will be deemed secured when calculating the Secured Leverage Ratio for the purposes of the calculating the maximum amount of Incremental Equivalent Debt that is permitted to be issued in accordance with this clause (xviii) and the maximum amount of Incremental Facilities pursuant to Section 2.21(a); provided, further, that (A) the weighted average life to maturity of such Incremental Equivalent Debt shall be no shorter than the Latest Maturity Date that is in effect on the date such Incremental Equivalent Debt is incurred, (B) the terms of any junior-lien or unsecured Incremental Equivalent Debt shall not provide for any scheduled repayment, mandatory redemption, sinking fund obligations or other payment (other than periodic interest payments) prior to the earliest maturity date permitted by clause (b) of the definition of “Incremental Equivalent Debt” and (C) Incremental Equivalent Debt secured by the Collateral on a pari passu basis with the Loans may participate (on not more than a pro rata basis) in any mandatory prepayments of the Term Facilities;
(xix)    Indebtedness created under the Senior Notes Indenture; and
(xx)    Refinancing Term Loan Indebtedness incurred pursuant to Section 2.25; provided that the Net Proceeds thereof are used to make the prepayments required under Section 2.25(a)(iii).
For purposes of determining compliance with this Section 6.01(a), (i) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness described in this Section 6.01(a) but may be permitted in part under any combination thereof and (ii) in the event that Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in this Section 6.01(a), the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such
[[~~6495703~~8000343]]

Indebtedness (or portion thereof) in one of the clauses of this Section 6.01(a), and such Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses.
(b)    The Company will not permit any Restricted Subsidiary to issue any preferred Equity Interests except for preferred Equity Interests issued to and held by the Company or any other Restricted Subsidiary (and, in the case of any preferred Equity Interests issued by any Foreign Borrower or Subsidiary Loan Party, such preferred Equity Interests shall be held by the Company, a Borrower or a Subsidiary Loan Party).
SECTION 6.02.    Liens. (a) None of the Company or any Restricted Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it or assign or sell any income or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except (provided that the baskets in 6.02(a)(xvi), (xvii) and (xxv) shall only be available on and following the Closing Date):
(i)    Liens created under the Loan Documents;
(ii)    Permitted Encumbrances;
(iii)    any Lien on any asset of the Company or any Restricted Subsidiary existing on the Effective Date and set forth on Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of the Company or any Restricted Subsidiary and (B) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;
(iv)    any Lien existing on any asset prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of the Company or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any Restricted Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;
[[~~6495703~~8000343]]

(v)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Restricted Subsidiary; provided that (x) such Liens secure only Indebtedness permitted by Section 6.01(a)(v) and (y) such Liens shall not apply to any other asset of the Company or any Restricted Subsidiary (other than the proceeds and products thereof); provided, further, that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;
(vi)    in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.06, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(vii)    in the case of (A) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (B) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(viii)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;
(ix)    any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;
(x)    Liens deemed to exist in connection with Investments in repurchase agreements that are Permitted Investments;
(xi)    Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary permitted under Section 6.01;
(xii)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Restricted Subsidiaries in the ordinary course of business;
(xiii)    Liens in favor of any Receivables Subsidiary, or any collateral agent (or other party acting in a similar capacity) for holders of Third Party Interests or any third-party buyer or purchaser of Receivables, in each case, in connection with a Permitted Receivables Facility;
[[~~6495703~~8000343]]

(xiv)    (x) leases, licenses, subleases or sublicenses, including non-exclusive software licenses, granted to others that do not (A) interfere in any material respect with the business of the Company and the Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (y) licensing, sublicensing or cross-licensing of any intellectual property rights of the Company or any Restricted Subsidiary in connection with the Separation Transactions to the extent consistent in all material respects with the Form 10;
(xv)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(xvi)    other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $250,000,000 and (y) 4.50% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof;
(xvii)    Liens on the Collateral securing Permitted Additional Indebtedness in the form of term loans or notes; provided that, (x) after giving effect to the incurrence of such Indebtedness (but without netting the cash proceeds thereof), the Secured Leverage Ratio calculated on a Pro Forma Basis giving effect to such incurrence shall be not more 3.50 to 1.00, (y) any such Liens shall rank pari passu or junior to the Liens securing the Obligations and shall be subject to an Acceptable Intercreditor Agreement and (z) to the extent the Liens securing any term loans rank pari passu to the Liens securing the Obligations, the applicable Indebtedness shall be subject to clause (v) of the second proviso in Section 2.21(b) as if such Indebtedness was incurred in the form of Incremental Term Loans;
(xviii)    to the extent constituting Liens on the assets of the Company or any of its Restricted Subsidiaries, Liens incurred in connection with any Defeased Debt;
(xix)    to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder, cash margin deposits securing obligations under Hedging Agreements permitted under Section 6.07, in an aggregate amount not to exceed the greater of (x) $75,000,000 and (y) 1.375% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof;
(xx)    Liens on (i) deposit accounts of the Company and Domestic Subsidiaries, and related set-off rights of cash management banks securing Indebtedness permitted by Section 6.01(a)(viii)(A)(x) and (ii) deposit accounts of Foreign Subsidiaries and related set-off rights of cash management banks servicing Permitted Cash Pooling Arrangements, including in each case, fees and other obligations to cash management
[[~~6495703~~8000343]]

banks with respect to the provision of cash management services (but not other obligations);
(xxi)    Liens incurred to secure any Notes issued in connection with a Permitted Material Acquisition pursuant to the Permitted Escrow Transactions with respect to such Notes; provided that such Liens are discharged and released on the earliest to occur of (i) the release of the Permitted Escrow Funds with respect to such Notes to pay a portion of the consideration for such Permitted Material Acquisition in connection with the consummation thereof, (ii) the release of the Permitted Escrow Funds with respect to such Notes to repay in full the principal of and accrued interest on such Notes in the event that the acquisition agreement relating to such Permitted Material Acquisition is terminated in accordance with its terms prior to the consummation of such Permitted Material Acquisition or such Permitted Material Acquisition is abandoned and (iii) the date of the termination of the escrow period provided in the escrow agreement applicable to such Notes;
(xxii)    Liens on ATM Financing Program Assets securing Indebtedness or other obligations incurred under Section 6.01(a)(xvii) in respect of any ATM Financing Program;
(xxiii)    Liens incurred to secure Incremental Equivalent Debt incurred under Section 6.01(a)(xviii); provided that any such Liens shall rank pari passu or junior to the Liens securing the Obligations and shall be subject to an Acceptable Intercreditor Agreement;
(xxiv)    Liens securing the Senior Secured Notes; provided that such Liens shall rank pari passu to the Liens securing the Obligations and shall be subject to an Acceptable Intercreditor Agreement; and
(xxv)    Liens on Collateral securing any Permitted Junior Lien Refinancing Debt or Permitted Secured Refinancing Notes; provided that such Liens are subject to the terms of an Acceptable Intercreditor Agreement.
For purposes of determining compliance with this Section 6.02(a), (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in this Section 6.02(a) but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in this Section 6.02(a), the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien (and portion of Indebtedness secured thereby) in one of the above clauses, and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses.
[[~~6495703~~8000343]]

(b)    Notwithstanding the foregoing, no Restricted Subsidiary that is a Designated Subsidiary as of the Effective Date shall create, incur, assume or permit to exist any Lien (other than any non-consensual Lien or any Lien of the type referred to in Section 6.02(a)(iv)) on any Equity Interests that are required by the Collateral and Guarantee Requirement to be pledged as Collateral (or, in the case of Equity Interests of any Foreign Subsidiary or CFC Holdco, Equity Interests that would be required to be pledged if such Restricted Subsidiary became a Material Subsidiary), except pursuant to the Security Documents.
(c)    Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall grant to any third party any license or sublicense of Intellectual Property; provided that the foregoing will not restrict or prohibit (i) non-exclusive licenses and sublicenses of Intellectual Property entered into in the ordinary course of business in compliance with clause (a)(xiv) above; (ii) exclusive licenses and sublicenses of Intellectual Property in compliance with clause (a)(xiv) above that are on arms-length terms and are exclusive only in respect of fields of use that are not included in the business of the Company and its Restricted Subsidiaries in any material respect and (iii) Economic IP Transfers.
(d)    Notwithstanding the foregoing, no Loan Party shall create or permit to exist any Lien securing Indebtedness for borrowed money over any Material Real Estate Asset.
SECTION 6.03.    Fundamental Changes; Business Activities. (a) None of the Company or any Restricted Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person (other than the Company) may merge or consolidate with any Foreign Borrower in a transaction in which the surviving entity is a Foreign Borrower, (iii) any Person (other than a Borrower) may merge or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (and, if any party to such merger or consolidation is a Subsidiary Loan Party, is a Subsidiary Loan Party), (iv) any Restricted Subsidiary may merge into or consolidate with any Person (other than a Borrower) in a transaction permitted under Section 6.06 in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary, and (v) any Restricted Subsidiary (other than a Foreign Borrower, unless such Foreign Borrower shall substantially contemporaneously cease to be a Foreign Borrower in accordance with Section 2.25) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that the assets and operations of any Material Subsidiary that is liquidated or dissolved shall be transferred to the Company, a Subsidiary Loan Party, or the direct holder of the Equity Interests of such Material Subsidiary in connection therewith.
(b)    None of the Company or any Restricted Subsidiary will engage to any material extent in any business other than businesses of the type conducted or engaged in by the Company or any of its Restricted Subsidiaries on the date hereof, reasonably related, similar, incidental, complementary, ancillary, corollary, synergistic or related businesses, and/or a
[[~~6495703~~8000343]]

reasonable extension, development or expansion of such businesses (including the Separation Transactions).
(c)    The Company will not permit any Person other than the Company, one or more of its Restricted Subsidiaries that is not a CFC and minority investors in Excluded Subsidiaries, to own any Equity Interests in any Domestic Subsidiary (other than as a result of an acquisition of a CFC that owns Equity Interests in a Domestic Subsidiary and such ownership structure is not established in contemplation of such acquisition). Notwithstanding the foregoing, a CFC may own the Equity Interests of a CFC Holdco.
SECTION 6.04.    Investments. None of the Company or any Restricted Subsidiary will make any Investment, except (provided that the baskets in Section 6.04(n), (o), (p), (s), (u) and (v) shall only be available on and following the Closing Date):
(a)    Investments by the Company or a Restricted Subsidiary in assets that were cash or Permitted Investments when such Investment was made;
(b)    asset purchases (including purchases of inventory, supplies and materials) in the ordinary course of business;
(c)    Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that the aggregate amount of such Investments in Non-Loan Parties pursuant to the foregoing clause (iv) shall not exceed in an aggregate amount, as valued at cost at the time each such Investment is made, (A) the greater of (x) $200,000,000 and (y) 3.75% of Consolidated Total Assets;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(e)    Investments consisting of Indebtedness, Liens, fundamental changes, acquisitions, Dispositions, Hedging Agreements and/or Restricted Payments permitted under Section 6.01, Section 6.02, Section 6.03, Section 6.05, Section 6.06, Section 6.08 and Section 6.09, respectively (other than, in each case, by reference to this Section 6.04(e));
(f)    Investments existing on the Effective Date and any modification, replacement, renewal, reinvestment or extension of any such Investments; provided that the amount of any Investment permitted pursuant to this Section 6.04(f) is not increased from the amount of such Investment on the Effective Date except pursuant to the terms of such Investment as of the Effective Date or as otherwise permitted by this Section 6.04;
(g)    promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 6.06;
[[~~6495703~~8000343]]

(h)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(i)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy, insolvency or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(j)    advances of payroll payments to employees in the ordinary course of business;
(k)    Investments held by a Restricted Subsidiary acquired after the Effective Date or of a Person merged into a Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 6.03 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(l)    Guarantees in respect of Capital Lease Obligations or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(m)    Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (and cash in lieu of fractional shares);
(n)    Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (x) $300,000,000 and (y) 5.50% of Consolidated Total Assets; provided that the aggregate amount of such Investments in Unrestricted Subsidiaries pursuant to the foregoing clause (n) shall not exceed in an aggregate amount, as valued at cost at the time each such Investment is made, $50,000,000;
(o)    Investments in joint ventures in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding the greater of (x) $200,000,000 and (y) 3.75% of Consolidated Total Assets;
(p)    Investments in connection with a Permitted Receivables Facility;
(q)    contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy or insolvency of either a Borrower or any Restricted Subsidiary;
(r)    Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition
[[~~6495703~~8000343]]

of “Unrestricted Subsidiary”; provided that such Investments were not incurred in contemplation of such redesignation;
(s)    other Investments; provided that, at the time of such Investment, (x) no Event of Default shall have occurred and be continuing and (y) the Leverage Ratio as of the last day of the most recently ended Test Period, after giving Pro Forma Effect to such Investment, is not greater than the 3:50 to 1.00;
(t)    Investments in any of the LibertyX Entities in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding $25,000,000 and (y) 0.45% of Consolidated Total Assets; provided that all Investments made pursuant to this Section 6.04(t) shall be made in connection with and pursuant to applicable regulatory requirements;
(u)    so long as no Default shall have occurred and be continuing, any Investment in an aggregate amount not in excess of the Available Amount and the then available amount of Qualifying Equity Proceeds, in each case, immediately prior to the making of such payment in reliance on this clause 6.04(u); and
(v)    Permitted Acquisitions permitted under Section 6.05.
For purposes of determining compliance with this Section 6.04, (i) Investments need not be permitted solely by reference to one category of permitted Investments described in this Section 6.04 but may be permitted in part under any combination thereof and (ii) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments described in this Section 6.04, the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Investment (or portion thereof) in one of the clauses of this Section 6.04, and such Investment will be treated as being incurred or existing pursuant to only one of such clauses.
Notwithstanding anything to the contrary set forth herein, (1) no Loan Party that is a direct or indirect wholly-owned Subsidiary of the Company may, by virtue of an Investment, Disposition or any similar transaction, become a non-wholly owned Subsidiary if such Loan Party is the legal owner or exclusive licensee of any Material Intellectual Property and (2) no Loan Party may sell, transfer, lease or otherwise dispose of any Material Intellectual Property to (x) any Unrestricted Subsidiary or (y) any Foreign Subsidiary, except, in the case of this clause (y), to the extent that such sale, transfer, lease or other disposition constitutes a Permitted IP Transfer.
SECTION 6.05.    Acquisitions. The Company will not consummate, and will not permit any Restricted Subsidiary to consummate any Material Acquisition for consideration in excess of $150,000,000 other than a Permitted Acquisition.
SECTION 6.06.    Asset Sales. None of the Company or any Restricted Subsidiary will sell, transfer, lease or otherwise dispose of (including pursuant to any transfer or
[[~~6495703~~8000343]]

contribution to a Restricted Subsidiary), or exclusively license, any asset, including any Equity Interest owned by it, nor will any Restricted Subsidiary issue any additional Equity Interest in such Restricted Subsidiary (other than to the Company or a Restricted Subsidiary, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under Requirements of Law) (each, a “Disposition”; provided that an Economic IP Transfer shall not constitute a Disposition), except (provided the baskets in Section 6.06(i), (j), (k), (l) and (m) shall only be available on and following the Closing Date):
(a)    Dispositions of inventory or used or surplus equipment in the ordinary course of business or of cash and Permitted Investments and the granting of non-exclusive licenses and sublicenses of Intellectual Property in the ordinary course of business;
(b)    Dispositions to the Company or any Restricted Subsidiary; provided that any such Dispositions involving a Restricted Subsidiary that is not a Guarantor Loan Party shall be made in compliance with Section 6.09; provided that no Disposition of Intellectual Property material to the business or operations of the Company and its Restricted Subsidiaries, taken as a whole, owned by a Guarantor Loan Party may be made to a Restricted Subsidiary that is not a Guarantor Loan Party pursuant to this clause (b);
(c)    (i) Dispositions of Receivables in connection with the compromise or collection thereof in the ordinary course of business and not as part of any Permitted Receivables Facility and (ii) Dispositions of Receivables pursuant to a Permitted Receivables Facility;
(d)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(e)    any Permitted IP Transfer;
(f)    sales by the Company or Restricted Subsidiaries of Receivables to one or more Receivables Subsidiaries in connection with any Permitted Receivables Facility; provided that (i) each such Permitted Receivables Facility is effected on terms which are considered customary for such a facility, as determined in good faith by the Company or such Restricted Subsidiary, (ii) the aggregate amount of the Seller’s Retained Interests in such Permitted Receivables Facilities does not exceed an amount at any time outstanding that is customary for similar transactions, as determined in good faith by the Company or such Restricted Subsidiary and (iii) the proceeds to each such Receivables Subsidiary from the issuance of Third Party Interests are applied substantially simultaneously with the receipt thereof to the purchase from the Company or Restricted Subsidiaries of Receivables;
(g)    [Reserved.];
(h)    Dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);
[[~~6495703~~8000343]]

(i)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(j)    Dispositions of assets that are not permitted by any other clause of this Section; provided that all Dispositions made in reliance on this clause shall be made for fair value and at least 75% Cash Consideration; provided, further, that any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in respect of such sale, transfer, lease or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause that is at that time outstanding, not in excess of $100,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Consideration;
(k)    [Reserved.];
(l)    Dispositions of assets related to the business of the Company and its Restricted Subsidiaries to one or more joint ventures in exchange for Equity Interests in such joint ventures; provided that the aggregate book value of all assets disposed of in reliance on this clause after the Effective Date shall not exceed the greater of (x) $200,000,000 and (y) 3.75% of Consolidated Total Assets as of the end of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) hereof;
(m)    Restricted Payments permitted by Section 6.09(a); and
(n)    sales, transfers, leases, subleases, licenses, sublicenses, cross-licenses or other dispositions to or by NCR Parent or any Restricted Subsidiary in connection with the Separation Transactions to the extent the making thereof is consistent in all material respects with the Form 10.
“Cash Consideration” means, in respect of any Disposition by the Company or any Restricted Subsidiary, (a) cash or Permitted Investments received by it in consideration of such Disposition, (b) any liabilities (as shown on the most recent balance sheet of the Company provided hereunder or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Company and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing and (c) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 90 days following the closing of the applicable Disposition.
Notwithstanding the foregoing, and other than Dispositions to the Company or a Restricted Subsidiary, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under Requirements of Law, (i) no
[[~~6495703~~8000343]]

Disposition of any Equity Interests in any Restricted Subsidiary or, in any Foreign Borrower or Subsidiary Loan Party shall be permitted unless, except with respect to any Foreign Borrower or Subsidiary Loan Party in the case of clause (g), (h), (j) or (l) above, such Equity Interests constitute all the Equity Interests in such Restricted Subsidiary held by the Company and the Restricted Subsidiaries, and in the case of any Disposition of a Foreign Borrower, such Foreign Borrower shall substantially contemporaneously cease to be a Foreign Borrower in accordance with Section 2.25 and (ii) any Disposition of any assets pursuant to this Section 6.06 to a Person that is not a Loan Party, shall be for no less than the fair market value of such assets at the time of such Disposition (as determined by the Company in good faith).
Notwithstanding anything to the contrary set forth herein, (1) no Loan Party that is a direct or indirect wholly-owned Subsidiary of the Company may, by virtue of a Investment, Disposition or any similar transaction, become a non-wholly owned Subsidiary if such Loan Party is the legal owner or exclusive licensee of any Material Intellectual Property and (2) no Loan Party may sell, transfer, lease or otherwise dispose of any Material Intellectual Property to (x) any Unrestricted Subsidiary or (y) any Foreign Subsidiary, except, in the case of this clause (y), to the extent that such sale, transfer, lease or other disposition constitutes a Permitted IP Transfer.
SECTION 6.07.    Sale/Leaseback Transactions. None of the Company or any Restricted Subsidiary will enter into any Sale/Leaseback Transaction, except for any such sale of any fixed or capital assets by the Company or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; provided that (a) the sale or transfer of the property thereunder is permitted under Section 6.06, (b) any Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations and Synthetic Lease Obligations) are permitted under Section 6.02.
SECTION 6.08.    Hedging Agreements. None of the Company or any Restricted Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Restricted Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of the Company or any Restricted Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Restricted Subsidiary.
SECTION 6.09.    Restricted Payments; Certain Payments of Indebtedness. (a) None of the Company or any Restricted Subsidiary will declare, make or pay, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder, (ii) any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, or make other Restricted
[[~~6495703~~8000343]]

Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests or its Equity Interests of the relevant class, as the case may be, (iii) the Company may acquire Equity Interests upon the exercise of stock options if such Equity Interests are transferred in satisfaction of a portion of the exercise price of such options, (iv) the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Company, (v) the Company may make Restricted Payments, not exceeding $10,000,000 in the aggregate for any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Company and the Restricted Subsidiaries; provided, however, that any such permitted amount not utilized in a particular fiscal year may be carried forward and utilized in subsequent fiscal years, (vi) so long as no Default shall have occurred and be continuing and the Company shall be in Pro Forma Compliance with the covenant set forth in Section 6.13 after giving effect thereto, the Company may make Restricted Payments in an amount not exceeding the Available Amount and the then available amount of Qualifying Equity Proceeds, in each case, immediately prior to the making of such Restricted Payment in reliance on this clause (vi), (vii) so long as no Default or Event of Default shall have occurred and be continuing, the Company may make Restricted Payments in respect of Equity Interests of the Company in an aggregate amount not to exceed $100,000,000, (viii) so long as no Default shall have occurred and be continuing and after giving effect thereto, the Leverage Ratio calculated on a Pro Forma Basis shall be not more than 3.50 to 1.00, the Company may make other Restricted Payments, (ix) any Foreign Subsidiary may make Restricted Payments to redeem its outstanding Equity Interests held by minority investors in such Foreign Subsidiary, (x) in the case of a Receivables Subsidiary, to make Restricted Payments in respect of the Seller’s Retained Interests or other applicable Equity Interests to the extent of net income or other assets available therefor, (xi) the Company may pay the Special Dividend and (xii) to the extent constituting Restricted Payments, the other Separation Transactions; provided that the baskets in Section 6.09(a)(vi), (vii), (viii), (ix) and (x) shall only be available on and following the Closing Date).
(b)    None of the Company or any Restricted Subsidiary will pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancellation or termination of any Junior Indebtedness, except (provided that the baskets in Section 6.09(b)(vi) and (vii) shall only be available on and following the Closing Date):
(i)    regularly scheduled interest and principal payments as and when due in respect of any Junior Indebtedness, and any payments or prepayments in respect of Junior Indebtedness owed by any Loan Party to the Company or any Restricted Subsidiary, in each case other than payments in respect of Junior Indebtedness prohibited by the subordination provisions thereof;
(ii)    refinancings of Junior Indebtedness to the extent permitted under Section 6.01;
[[~~6495703~~8000343]]

(iii)    the conversion of any Junior Indebtedness to Equity Interests (other than Disqualified Equity Interests) of the Company;
(iv)    payments of secured Junior Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Junior Indebtedness in transactions permitted hereunder;
(v)    payments of or in respect of Junior Indebtedness made solely with Equity Interests in the Company (other than Disqualified Equity Interests);
(vi)    so long as no Default shall have occurred and be continuing, any payment of or in respect of Junior Indebtedness in an amount not in excess of the Available Amount and the then available amount of Qualifying Equity Proceeds, in each case, immediately prior to the making of such payment in reliance on this clause (vi); and
(vii)    so long as no Default shall have occurred and be continuing and after giving effect thereto, the Leverage Ratio calculated on a Pro Forma Basis shall be not be more than 3.50 to 1.00, the Company may make other payments of or in respect of Junior Indebtedness.
SECTION 6.10.    Transactions with Affiliates. None of the Company or any Restricted Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Company or such Restricted Subsidiary than those that would prevail in arm’s-length transactions with unrelated third parties, (b) transactions between or among the Guarantor Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted under Section 6.09, (d) issuances by the Company of Equity Interests, (e) compensation, expense reimbursement and indemnification of, and other employment arrangements with, directors, officers and employees of the Company or any Restricted Subsidiary entered in the ordinary course of business, (f) Dispositions between Restricted Subsidiaries of the Company or between the Company and any Restricted Subsidiary of the Company permitted under Section 6.06, (g) payroll, travel and similar advances to directors and employees of the Company or any Restricted Subsidiary on customary terms and made in the ordinary course of business, (h) loans or advances to directors and employees of the Company or any Restricted Subsidiary on customary terms and made in the ordinary course of business, (i) transactions between or among Non-Loan Parties not involving any other Affiliate, (j) in connection with any Permitted Receivables Facility, (k) Indebtedness of the Company or any Restricted Subsidiary to the Company or any other Restricted Subsidiary permitted under Section 6.01, (l) transactions the value of which, in aggregate, does not exceed $5,000,000, (m) Guarantees and other Investments by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary of obligations not constituting Indebtedness and (o) the Separation Transactions.
SECTION 6.11.    Restrictive Agreements. None of the Company or any Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any
[[~~6495703~~8000343]]

agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Company or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Company or any Restricted Subsidiary or to Guarantee Indebtedness of the Company or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by Requirements of Law or by any Loan Document, (B) restrictions and conditions existing on the Effective Date identified on Schedule 6.11 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (C) in the case of any Restricted Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement; provided that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary, and (D) restrictions and conditions imposed by transactional agreements and documents (including organizational documents of Receivables Subsidiaries) governing Permitted Receivables Facilities and related Indebtedness permitted by clause (xi) of Section 6.01(a) and by Section 6.06(f); provided that any such restrictions and conditions (I) are customary and usual for such Permitted Receivables Facilities, as determined in good faith by the Company or such Restricted Subsidiary, (II) in the case of restrictions and conditions of the type referred to in clause (a) of the foregoing, apply only to assets of and Interests in such Receivables Subsidiary, and, in the case of any Intercompany Permitted Receivables Facility Note issued by such Receivables Subsidiary that is held in whole or in part by the Company or any Restricted Subsidiary, permits the pledge of such Intercompany Permitted Receivables Facility Note to secure the Obligations, subject, if applicable, to the terms of any intercreditor agreement, subordination agreement or similar agreement with respect thereto that is reasonably acceptable to the parties thereto, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by clause (v) of Section 6.01(a) if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof, (iii) the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary, or a business unit, division, product line or line of business or other assets in a transaction permitted by Section 6.06, that are applicable solely pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary, or the business unit, division, product line or line of business or other asset, that is to be sold and such sale is permitted hereunder, (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by clause (vi) of Section 6.01(a) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition); provided that such restrictions and conditions apply only to such Restricted Subsidiary and were not incurred in contemplation of such acquisition, and (C) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Subsidiaries permitted under Section 6.01(a); provided that such restrictions and conditions apply only to Foreign Subsidiaries, (iv) clause (b) of the foregoing shall not apply to restrictions and conditions imposed pursuant to Permitted Additional Indebtedness incurred pursuant to Section 6.01 that are
[[~~6495703~~8000343]]

not more restrictive than the terms hereof, as reasonably determined by the Company and (v) the foregoing shall not apply to the Separation Agreements or other agreements entered into in connection with the Separation Transactions to the extent consistent in all material respects with the Form 10. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.12 or under the Security Documents.
SECTION 6.12.    Amendment of Material Documents. None of the Company or any Restricted Subsidiary will amend, modify or waive any of its rights under (i) any agreement or instrument governing or evidencing any Junior Indebtedness or (ii) its certificate of incorporation, bylaws or other organizational documents, in each case to the extent such amendment, modification or waiver would reasonably be expected to be adverse in any material respect to the Lenders, in each case to the extent such amendment, modification or waiver would reasonably be expected to be adverse in any material respect to the Lenders.
SECTION 6.13.    Leverage Ratio. The Company will not permit the Leverage Ratio on the last day of any fiscal quarter of the Company (commencing with the first fiscal quarter of the Company ended after the Closing Date) to exceed the Permitted Leverage Ratio then in effect. The provisions of this Section 6.13 are solely for the benefit of the Revolving Credit Lenders and the Term A Lenders and, notwithstanding the provisions of Section 9.02, a Majority in Interest of the Revolving Credit Lenders and the Term A Lenders, voting together (excluding the Revolving Credit Commitments, Revolving Credit Exposure and Term A Loans of Defaulting Lenders), may (i) amend or otherwise modify Section 6.13 or, solely for purposes of Section 6.13, the defined terms used, directly or indirectly, therein, or (ii) waive any noncompliance with Section 6.13 or any Event of Default resulting from any such noncompliance, in each case without the consent of any other Lenders.
SECTION 6.14.    Fiscal Year. Without the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), the Company will not, and the Company will not permit any other Loan Party to, change its fiscal year to end on a date other than December 31.
SECTION 6.15.    ATMCo Escrow Subsidiary. Notwithstanding anything herein to the contrary, prior to the Closing Date, ATMCo Escrow Subsidiary will not (a) engage in any business or activity other than compliance with its obligations under the Loan Documents, (b) own or acquire any assets, other than the TLB Escrow Account and the Senior Secured Notes Escrow Account (and any cash held in such accounts) and (c) incur any liabilities (including, for the avoidance of doubt, Indebtedness) or any Liens, other than (i) liabilities under the Loan Documents, (ii) liabilities in respect of the Senior Secured Notes, (iii) Liens created under the TLB Escrow Agreement and the Senior Secured Notes Escrow Documents and (iv) liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities.
[[~~6495703~~8000343]]

ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;
(c)    any representation or warranty made or deemed made by or on behalf of any Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other information furnished pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03, 5.05 (with respect to the existence of the Borrowers), 5.11 or 5.14 or in Article VI; provided that any failure to comply with Section 6.13 shall not constitute an Event of Default with respect to any Term B Loans unless and until the Administrative Agent or a Majority in Interest of the Revolving Credit Lenders and the Term A Lenders, voting together, shall have terminated the Revolving Credit Commitments and/or declared the Revolving Credit Loans and the Term A Loans then outstanding to be due and payable in accordance with this Article VII;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article VII), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Company (with a copy to the Administrative Agent in the case of any such notice from the Required Lenders);
(f)    any Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any period of grace specified for such payment in the agreement or instrument governing such Material Indebtedness;
(g)    (i) any event or condition occurs that results in any Material Indebtedness (other than with respect to any Hedging Agreements) becoming due and payable (or subject to
[[~~6495703~~8000343]]

compulsory repurchase or redemption) prior to its scheduled maturity or that enables or permits, in each case after the expiration of the grace period, if any, provided for therein, the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Material Indebtedness to become due and payable (or require a compulsory repurchase or redemption thereof) prior to its stated maturity or (ii) an “early termination date” (or equivalent event) under any Hedging Agreement constituting Material Indebtedness shall occur as a result of any event of default, “termination event” (or equivalent event) under such Hedging Agreement as to which the Company or any Restricted Subsidiary is the “defaulting party” or “affected party” (or equivalent term) as a result of which the Company or any Restricted Subsidiary is required to pay, or that enables the applicable counterparty, after the expiration of the grace period, if any, provided for therein, to require the Company or any Restricted Subsidiary to pay, the termination value in respect of such Hedging Agreement; provided that this clause (g) shall not apply to (A) any secured Indebtedness that becomes due as a result of a casualty event in respect of or the voluntary sale or transfer of the assets securing such Indebtedness or (B) any Indebtedness that becomes due as a result of a refinancing thereof permitted under Section 6.01;
(h)    one or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(i)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for a Borrower or a Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(j)    any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by clause (v) of Section 6.03(a)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article VII, (iii) apply for or consent to the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of a Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (j) or clause (i) of this Article VII;
[[~~6495703~~8000343]]

(k)     any Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(l)    one or more judgments for the payment of money in an aggregate amount in excess of (x) $150,000,000 in the case of a Borrower or any Domestic Subsidiary or (y) $150,000,000 in the case of other Foreign Subsidiaries (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer) and in excess of amounts covered by indemnification obligations of third parties that shall have the financial capacity to pay such obligations (in the case of each such third party, to the extent a claim therefor has been made in writing and liability therefor has not been denied by such third party), shall be rendered against any Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Restricted Subsidiary to enforce any such judgment;
(m)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents, or (ii) as a result of the Administrative Agent no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (iii) as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner;
(n)    any Guarantee of a Loan Party purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except upon the consummation of any transaction permitted under this Agreement as a result of which the Subsidiary Loan Party providing such Guarantee ceases to be a Restricted Subsidiary;
(o)    (A) the provisions of the Intercreditor Agreement (or any other Acceptable Intercreditor Agreement entered into after the Closing Date, any such provisions being referred to as the “Intercreditor Provisions”, shall, in whole or in part, terminate, cease to be effective or ceases to be legally valid, binding and enforceable against any holder of the applicable Indebtedness (in each case, other than in accordance with the terms of the Intercreditor Agreement or any other Acceptable Intercreditor Agreement); or (B) the Company or any other Loan Party shall, directly or indirectly, disavow or contest in any matter (1) the effectiveness, validity or enforceability of any of the Intercreditor Provisions or (2) that the Intercreditor Provisions exist for the benefit of the Secured Parties;
(p)    a Change in Control; or
[[~~6495703~~8000343]]

(q)    the Separation shall not have been consummated within one Business Day of the Closing Date;
then, and in every such event (other than an event with respect to any Borrower described in clause (i) or (j) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of L/C Obligations as provided in Section 2.03(o), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any event with respect to any Borrower described in clause (i) or (j) of this Article VII, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of L/C Obligations shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided, however, that upon the occurrence and during the continuance of any Event of Default attributable to a failure to comply with Section 6.13, (x) actions pursuant to clause (i), (ii) or (iii) may be taken by a Majority in Interest of the Revolving Credit Lenders and the Term A Lenders voting together (excluding any Defaulting Lenders) with respect to the Revolving Credit Loans and Term A Loans only (without the requirement for Required Lender action) or by the Administrative Agent at the direction of such Lenders, and (y) only if action has been taken in respect of such Event of Default under clause (i), (ii) or (iii) (with respect to the Revolving Credit Loans and Term A Loans) by a Majority in Interest of the Revolving Credit Lenders and the Term A Lenders voting together (excluding any Defaulting Lenders) or by the Administrative Agent at the direction of such Lenders, then such Event of Default will be deemed to be an Event of Default with respect to all Lenders hereunder and the remedies set forth above can be exercised in respect of all Loans.
In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, in connection with the exercise of rights under this Article VII, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Loan Parties of any cash collateral arising in respect of
[[~~6495703~~8000343]]

the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. Each Loan Party further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Loan Party’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect subject to Section 5.02 of the Collateral Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9 615(a)(3) of the Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights under this paragraph after the occurrence of an Event of Default. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
ARTICLE VIII

The Administrative Agent
SECTION 8.01.    Appointment and Authority. (a) Each of the Lenders, the L/C Issuers and the other Secured Parties hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions other than as set forth in Sections 8.06 and 8.10. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.
[[~~6495703~~8000343]]

Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
SECTION 8.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind banking, trust, financial, advisory, underwriting or other of business with any Loan Party or any Restricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice or consent of the Lenders with respect thereto.
SECTION 8.03.    Exculpatory Provisions. The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable, and their respective Related Parties:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or
[[~~6495703~~8000343]]

applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)    shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Article VII) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or an L/C Issuer;
(e)    shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and
(f)    shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and shall not be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
SECTION 8.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be
[[~~6495703~~8000343]]

genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 8.06.    Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company (which shall not be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender, a Disqualified Lender or an Affiliate of a Defaulting Lender or a Disqualified Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted
[[~~6495703~~8000343]]

by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the consent of the Company (with shall not be unreasonably withheld), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.19(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section 8.06 shall also constitute its resignation as an L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the Closing Date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by the Company of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender, a Disqualified Lender or an Affiliate of a Defaulting Lender or a Disqualified Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its
[[~~6495703~~8000343]]

duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
SECTION 8.07.    Non-Reliance on the Administrative Agent, the Arrangers and the other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Arranger to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent or the Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Restricted Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
SECTION 8.08.    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Arrangers, Co-Syndication Agents or Co-
[[~~6495703~~8000343]]

Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
SECTION 8.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.10 and 9.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 9.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
SECTION 8.10.    Collateral and Guaranty Matters. Without limiting the provisions of Section 8.09, each of the Lenders and the L/C Issuers irrevocably authorizes and instructs (and by entering into a hedge agreement with respect to any Secured Hedge Obligations, by entering into documentation in connection with any Secured Cash Management Obligations, and/or by entering into documentation in connection with any Secured Performance Support Obligations, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, at the request of the Company:
[[~~6495703~~8000343]]

(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Assets” (as such term is defined in the Collateral Agreement) or (iv) if approved, authorized or ratified in writing in accordance with Section 9.02;
(b)    to release any Guarantor Loan Party from its obligations under the Security Documents to which such Guarantor Loan Party is a party (i) if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions or any event or other circumstance permitted hereunder); provided that a Guarantor Loan Party that would become an Excluded Subsidiary solely on the basis of clause (a) of the definition thereof shall not be an Excluded Subsidiary and shall not be released from its obligations under the Security Documents unless the transaction effecting such release is otherwise permitted under this Agreement and has a bona fide business purpose (and the primary purpose thereof is not the release of such Guarantor Loan Party from its obligations under the Security Documents), and (ii) upon the occurrence of the Termination Date; and
(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.01(a)(v).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor Loan Party from its obligations under the Guarantee pursuant to this Section 8.10. In each case as specified in this Section 8.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Loan Party from its obligations under the Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 8.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Each Secured Party hereby (a) acknowledges that it has received a copy of the Intercreditor Agreement and consents to the subordination of the Liens on the Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement, (b) agrees that it will be bound by, and will not take any action contrary to, the provisions of the Intercreditor Agreement, any
[[~~6495703~~8000343]]

other Acceptable Intercreditor Agreement or any Additional Agreement and (c) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement or any Additional Agreement (including any Acceptable Intercreditor Agreement) and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.
No holder of any Secured Hedge Obligation, any Secured Cash Management Obligations, and/or any Secured Performance Support Obligations, in each case, in its respective capacity as such, shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.
SECTION 8.11.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the institutions named as Joint Lead Arrangers, Joint Bookrunners, Co-Syndication Agents and Co-Documentation Agents on the cover page hereof and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
[[~~6495703~~8000343]]

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to such Lender or (2) such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the institutions named as Joint Lead Arrangers, Joint Bookrunners, ~~Syndication Agent and Documentation~~Co-Syndication Agents and Co-Documentation Agents on the cover page hereof and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of the Administrative Agent or any of the institutions named as Joint Lead Arrangers, Joint Bookrunners, Co-Syndication Agents and Co-Documentation Agents on the cover page hereof or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by any Person under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 8.12.    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as
[[~~6495703~~8000343]]

provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company or any other Loan Party, the Administrative Agent or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).
(b)    Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent, any L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
[[~~6495703~~8000343]]

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)    Change of Address, Etc. Any party hereto may change its address, e-mail or fax number for notices and other communications hereunder by written notice to the other parties hereto.
(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications and any notice of prepayment) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
SECTION 9.02.    Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the specific
[[~~6495703~~8000343]]

purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time.
(b)    Except as provided in Sections 2.09, 2.22, 2.23 and 2.25 and in the Collateral Agreement, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that (i) (A) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (B) the Administrative Agent and the Company may amend, restate, amend and restate or otherwise modify any Acceptable Intercreditor Agreement and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any commitment), (B) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon (other than as a result of (x) any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.08(b), (y) any amendment of any financial covenant herein (or any component definition) or (z) any extension of the date on which financial statements under Section 5.01(a) or 5.01(b) or a Compliance Certificate is required to be delivered, it being understood that a waiver of a Default or any such amendment or extension shall not constitute a reduction of interest for this purpose), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.07, or the required date of reimbursement of any L/C Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change Section 2.13(f) or except as provided in Sections 2.22 or 2.23, change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) except pursuant to an Incremental Facility Agreement or a permitted amendment to reflect a new Class of Loans or Commitments hereunder, change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the
[[~~6495703~~8000343]]

Required Lenders or the Majority in Interest of a Class of Lenders, as the case may be, the provisions of this Section and the definition of the term “Required Lenders” or “Majority in Interest” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (F) release Guarantees constituting all or substantially all the value of the Guarantees under the Collateral Agreement, or limit the liability of Loan Parties in respect of Guarantees constituting such value, or limit its liability in respect thereof, in each case without the written consent of each Lender, (G) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.13 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (H) subordinate the Obligations under this Agreement or any other Loan Document to any other Indebtedness or subordinate the Liens on all or substantially all of the Collateral securing the Obligations to any Lien on such Collateral securing any other Indebtedness, in each case, without the prior written consent of each Lender, except (i) any Indebtedness that is expressly permitted by the Loan Documents as in effect on the Effective Date to be senior to the Loans and/or to be secured by a Lien that is senior to the Lien securing the Loans (including Liens on ATM Financing Program Assets permitted under Sections 6.02(a)(xxii)), (ii) any Liens on accounts receivables which are covered under an asset-based loan facility, factoring, securitization or other similar facility the incurrence of which is approved by the Required Lenders, (iii) any “debtor-in-possession” facility or (iv) any other Indebtedness, in each case, so long as each Lender has the same bona fide opportunity to provide its pro rata portion of such Indebtedness on terms and with economics that equal those provided to all other Lenders (including with respect to any fees payable in connection with such Indebtedness) and (I) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral or payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided, further, that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent or any L/C Issuer without the prior written consent of the Administrative Agent or such L/C Issuer, as the case may be, (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Company and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, (3) any amendment, waiver or other modification of Section 4.02 or Section 4.03 with respect to the funding of the Term A-1 Loans shall only require the consent of a Majority in Interest of the Term A-1 Lenders, (4) any amendment, waiver or other modification of Section 4.02 or Section 4.03 with respect to the funding of any Revolving Loan shall only require the consent of a Majority in Interest of the Revolving Credit Lenders and (5) any amendment, waiver or other
[[~~6495703~~8000343]]

modification of this Agreement with respect to the financial covenant set forth in Section 6.13 (including any breach thereof) and any definitions related thereto (but solely as such definitions are used for purposes of such covenant) may be effected by an agreement or agreements in writing entered into by the Company, the Borrowers and the Majority in Interest of the Revolving Credit Lenders and the Term A Loans voting together. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B), (C) or (D) of the first proviso of this clause (b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (y) in the case of any vote requiring the approval of all Lenders or each affected Lender, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification. Notwithstanding anything herein to the contrary, the Administrative Agent and the Company may, without the consent of any Secured Party or any other Person, amend this Agreement, the Collateral Agreement and any other Security Document to add provisions with respect to “parallel debt” and other non-U.S. guarantee and collateral matters, including any authorizations, collateral trust arrangements or other granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case if such amendment is necessary or desirable to create or perfect, or preserve the validity, legality, enforceability and perfection of, the Guarantees and Liens contemplated to be created pursuant to this Agreement (with the Company hereby agreeing to provide its agreement to any such amendment to this Agreement, the Collateral Agreement or any other Security Document reasonably requested by the Administrative Agent).
(c)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Company, the Required Lenders, the Administrative Agent and each lender providing any additional Revolving Commitment or term loan (A) to increase the Aggregate Revolving Credit Commitments of the Lenders, (B) to add one or more additional tranches of term loans to this Agreement and to provide for the ratable sharing of the benefits of the Loan Documents with the other then outstanding Obligations in respect of the extensions of credit from time to time outstanding under any such additional tranche of term loans and (C) to include appropriately the lenders under any such additional tranche of term loans in any determination of Required Lenders or the determination of the requisite Lenders under any other provision of this Agreement.
(d)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
[[~~6495703~~8000343]]

(e)    Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Credit Lender) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (in each case unless otherwise agreed to by the Company). For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar Equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes the Company or any other Loan Party or any instrument issued or guaranteed by the Company or any other Loan Party shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Company or any other Loan Party and any instrument issued or guaranteed by the Company or any other Loan Party, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Company or any other Loan Party (or any of their successors) is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Company or any other Loan Party (or any of their successors) other than, in each case, as part of an index so long as (x) such index is not created, designed,
[[~~6495703~~8000343]]

administered or requested by such Lender and (y) the Company or any other Loan Party and any instrument issued or guaranteed by any of the Company or any other Loan Party, collectively, shall represent less than 5% of the components of such index. In connection with any such determination, each Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Credit Lender) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Company and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Company and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including expenses incurred in connection with due diligence and the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, local counsel in any foreign jurisdiction, and any other counsel for any of the foregoing retained with the Company’s consent (such consent not to be unreasonably withheld, conditioned or delayed), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of the Engagement Letter and the Fee Letters, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any L/C Issuer or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender and L/C Issuer (each such Person, an “Indemnified Institution”), and each Related Party of any of the foregoing Persons (each Indemnified Institution and each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable and documented or invoiced out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (including reasonable fees, disbursements and other charges of one counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnified Institution affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of another firm of counsel
[[~~6495703~~8000343]]

for such affected Indemnified Institution)), incurred by or asserted against any Indemnitee arising out of or relating to, based upon, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Engagement Letter, the Fee Letters, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Engagement Letter, the Fee Letters, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to the Engagement Letter, any Fee Letter, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto and regardless of whether such claim, litigation or proceeding is brought by a third party or by the Company or any of the Subsidiaries); provided that such indemnity shall not, (x) as to any Indemnified Institution, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (i) the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, such Indemnified Institution or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (y) as to any other Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the bad faith, gross negligence or willful misconduct of, or a material breach of this agreement by, such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision).
(c)    To the extent that the Company fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any L/C Issuer in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the Total Revolving Credit Outstandings, outstanding Term Loans and unused Commitments at the time (or most recently outstanding and in effect).
[[~~6495703~~8000343]]

(d)    To the extent permitted by applicable law, the Company shall not assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) in the absence of willful misconduct, bad faith or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable decision). To the extent permitted by applicable law, no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee or any other party hereto or its Affiliates on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that nothing contained in this sentence will limit the indemnity and reimbursement obligations of the Company set forth in this Section.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) (it being understood that a merger, consolidation, amalgamation, reorganization, recapitalization or other similar transaction not otherwise prohibited hereunder shall not constitute an assignment or transfer by a Borrower) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), the Arrangers and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, any Arranger, any L/C Issuer and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Notwithstanding anything to the contrary contained herein, neither any Borrower nor any Affiliate of any Borrower may acquire by assignment, participation or otherwise any right to or interest in any of the Commitments or Term Loans hereunder (and any such attempted acquisition shall be null and void). Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
[[~~6495703~~8000343]]

(A)    the Company; provided that no consent of the Company shall be required (1) for an assignment of Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (2) for an assignment of Revolving Commitments and associated Revolving Loans to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender (other than an Approved Fund) or (3) if an Event of Default has occurred and is continuing, for any other assignment; provided, further, that the Company shall be deemed to have consented to any such assignment of Term Loans (other than any such assignment to a Disqualified Lender or an Affiliate thereof referred to in the last proviso of clause (b)(ii)(F) of this Section 9.04 and identified to the Administrative Agent as such prior to the delivery of written notice of such proposed assignment) unless it shall object thereto by written notice to the Administrative Agent within ten Business Days (or, in the case of any assignment of Term B Loans, five Business Days) after the Company has received written notice thereof;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    each L/C Issuer with outstanding Letters of Credit in excess of $3,000,000, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its L/C Obligations.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of assignments of Term B Loans or Term B Commitments, and $5,000,000, in the case of assignments of Revolving Loans, Revolving Commitments, Term A Loans or Term A Commitments, in each case unless each of the Company and the Administrative Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and
[[~~6495703~~8000343]]

obligations in respect of one Class of Commitments or Loans but not those in respect of a second Class;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with, unless waived by the Administrative Agent, a processing and recordation fee of $3,500; provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender (and if a Loan Party is required to be a party to such assignment it shall not (except in the case of an assignment pursuant to Section 2.15(b)) be required to pay such fee);
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws;
(E)    at the time of each assignment pursuant to this Section 9.04(b), the respective assignee shall provide to the relevant Loan Party and the Administrative Agent the appropriate forms and certificates as provided, and cooperate with the relevant Loan Party as required, under Section 2.19; and
(F)    the assignee shall not be a natural person or a Disqualified Lender (and such assignee shall be required to represent that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender that would constitute a Disqualified Lender but for the fact that it is not readily identifiable as such on the basis of its name); provided that whether a prospective assignee is a Disqualified Lender may be communicated to a Lender upon request; provided, further, that it is agreed that the Borrower may withhold its consent to an assignment to any person that is known by it to be an Affiliate of a Disqualified Lender (regardless of whether it is readily identifiable as an Affiliate by virtue of its name (other than, in the case of Disqualified Lenders under clause (b) of the definition thereof, such Affiliates that are Bona Fide Debt Funds)).
(iii)    Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this
[[~~6495703~~8000343]]

Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19, 2.22 and 9.03).
(iv)    The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the L/C Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, as to entries pertaining to it, any L/C Issuer or Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(vi)    Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04(b), whether or not such
[[~~6495703~~8000343]]

assignment or transfer is reflected in the Register, shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.
(c)    (i) Any Lender may, without the consent of any Borrower, the Administrative Agent or any L/C Issuer, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the L/C Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 2.22 (subject to the requirements and limitations therein, including the requirements under Sections 2.19(f), (g) and (h) (it being understood that the documentation required under Sections 2.19(f), (g) and (h) shall be delivered to the participating Lender and the participating Lender shall ensure that the terms of the participation require the Participant to cooperate as required under Section 2.19(g) and (h))) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.13 and 2.15 as if it were an assignee under paragraph (b) of this Section 9.04 and (y) shall not be entitled to receive any greater payment under Section 2.17, 2.19 or 2.22, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.15(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of each applicable Borrower, maintain a register on which it enters the name and address of each Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights and obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under
[[~~6495703~~8000343]]

Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Lender, Defaulting Lender or any natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any L/C Obligations is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an L/C Issuer shall have provided to the Administrative Agent a written consent to the release of the Revolving Credit Lenders from their obligations hereunder with respect to any Letter of Credit issued by such L/C Issuer (whether as a result of the obligations of the applicable Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such L/C Issuer, or being supported by a letter of credit that names such L/C Issuer as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Credit Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.03(e) or 2.03(f). The provisions of Sections 2.13, 2.17, 2.18, 2.19, 2.22 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Signatures. (a) This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may
[[~~6495703~~8000343]]

be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders and L/C Issuers may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent and/or any L/C Issuer has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders and L/C Issuers shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender or L/C Issuer (as applicable) without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
(b)    Neither the Administrative Agent nor L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and L/C Issuers shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
(c)    Each of the Loan Parties and each Lender and L/C Issuer hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this
[[~~6495703~~8000343]]

Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and L/C Issuer and their respective Related Parties for any liabilities arising solely from the Administrative Agent’s, any Lender’s and/or any L/C Issuer’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and L/C Issuer, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency and whether or not matured) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or L/C Issuer, or by such an Affiliate, to or for the credit or the account of any Borrower against any of and all the obligations then due of such Borrower now or hereafter existing under this Agreement held by such Lender or L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement; provided that such setoff against obligations under this Agreement shall not apply in the case of amounts owed under any Receivables subject to a Permitted Receivables Facility by a Lender, L/C Issuer, or any of its Affiliates. The rights of each Lender and L/C Issuer, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or Affiliate may have.
SECTION 9.09.    GOVERNING LAW; JURISDICTION ETC. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY
[[~~6495703~~8000343]]

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION 9.09. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[[~~6495703~~8000343]]

(e)    Service of Process. (i) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(i)    Each Foreign Borrower hereby irrevocably designates and appoints CT Corporation System, National Corporate Research, Ltd., Corporation Services Company, Capitol Services, Inc. or another nationally recognized service firm as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in paragraph (b) of this Section 9.09 in any Federal or New York State court sitting in the County of New York. Each Foreign Borrower represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent. If such agent shall cease so to act, each Foreign Borrower covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.
SECTION 9.10.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.11.    Confidentiality. Each of the Administrative Agent, the Arrangers, the Lenders and the L/C Issuers agrees to maintain the confidentiality of, and not disclose, the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any governmental or regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.11 and in accordance with the standard processes of the Administrative Agent, the Arrangers or any Lender, as applicable, or customary market standards for the dissemination of such type of information (which shall be deemed to include those required to be made in order to obtain access to information posted on IntraLinks, SyndTrak, Debtdomain or any similar website), in each case, that requires “click through” or other affirmative consent and acknowledgement to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (in each case, that is an Eligible Assignee) or (ii) any direct, indirect, actual or prospective counterparty (or its Related Parties) to any swap, derivative, securitization or other transaction
[[~~6495703~~8000343]]

under which payments are made by reference to the Company or any Restricted Subsidiary and its obligations, this Agreement or payments hereunder, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.11 or as a result of any improper disclosure by the Administrative Agent, any Arranger or any Lender or any of their respective Affiliates or their and their Affiliates’ respective Related Parties or (ii) becomes available to the Administrative Agent, any Arranger, any Lender, any L/C Issuer or any Affiliate of any of the foregoing on a non-confidential basis from a source other than the Company and that is not known by the Administrative Agent, any Arranger, any Lender or any Affiliate of any of the foregoing to have provided, and that none of the Administrative Agent, Arrangers, Lenders or any of the Affiliates of the foregoing has reasonable grounds to believe that such source has provided, such Information in a breach of any confidentiality obligation to the Borrower. For purposes of this Section 9.11, “Information” means all information received from the Company relating to the Company or any Subsidiary or their businesses, other than (A) any such information that is available to the Administrative Agent, any Arranger, any Lender, any L/C Issuer or any Affiliate of any of the foregoing on a non-confidential basis prior to disclosure by the Company and (B) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In no event shall any disclosure of any Information be made to a Person that is a Disqualified Lender or an Affiliate thereof that is clearly identifiable on the basis of such Affiliate’s name (other than a Bona Fide Debt Fund), in each case at the time of disclosure.
SECTION 9.12.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate, and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.13.    Release of Liens and Guarantees. (a) A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (i) upon the consummation of any transaction
[[~~6495703~~8000343]]

permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary, and (ii) upon the occurrence of the Termination Date; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to the Company or any Domestic Subsidiary that is not a CFC Holdco) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released.
(b)    In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(c)    The Administrative Agent shall be deemed to have automatically released any Lien on any property granted to or held by it under the Collateral Agreement or any other Loan Document that is sold or distributed or to be sold or distributed as part of or in connection with any sale permitted hereunder and under each other Loan Document. The Administrative Agent shall, at the expense of the applicable Loan Party, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of collateral from the assignment and security interest granted under the Collateral Agreement or other Loan Document.
SECTION 9.14.    Certain Notices. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.
SECTION 9.15.    No Fiduciary Relationship. The Company, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the L/C Issuers and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the L/C Issuers or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the L/C Issuers and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and none of the Administrative Agent, the
[[~~6495703~~8000343]]

Arrangers, the Lenders, the L/C Issuers or their Affiliates has any obligation to disclose any of such interests to the Company or any of its Affiliates.
SECTION 9.16.    Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Company and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
(b)    The Company, and each Lender acknowledge that, if information furnished by the Company pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Company has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if the Company has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. The Company agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Company that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Company without liability or responsibility for the independent verification thereof.
SECTION 9.17.    Conditional Non-Petition Covenant. Each of the Administrative Agent and the Lenders agrees that in the event it or any other Secured Party acquires any Interests in any Receivables Subsidiary (as creditor or otherwise) in connection with the exercise of remedies against the Collateral or otherwise in connection with the enforcement, collection or payment of the Obligations hereunder or under any Security Document, it shall not (including by acting on behalf of any such Secured Party or the Secured Parties generally), until one year and one day after the Third Party Interests of such Receivables Subsidiary have been satisfied in full, institute against such Receivables Subsidiary, or join in any institution against such Receivables Subsidiary of, any bankruptcy, reorganization, arrangement, insolvency, receivership, winding-up or liquidation proceedings or any similar proceedings under any bankruptcy or insolvency laws of any jurisdiction; provided that the foregoing shall not limit the rights of the Administrative Agent or any Lender to file any claim in or otherwise take any action with respect to any such proceeding that was instituted by another Person that is not one of its Affiliates against a Receivables Subsidiary. The foregoing agreement shall survive any termination of this Agreement.
SECTION 9.18.    Acknowledgement and Consent to Bail-In. Notwithstanding anything to the contrary in any Loan Document or in any other agreement,
[[~~6495703~~8000343]]

arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.19.    Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the occurrence of the Termination Date.
SECTION 9.20.    Intercreditor Agreements; Conflicts. (a) Intercreditor Agreements. REFERENCE IS MADE TO ANY ACCEPTABLE INTERCREDITOR
[[~~6495703~~8000343]]

AGREEMENT. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO EACH ACCEPTABLE INTERCREDITOR AGREEMENT AS “SENIOR CREDIT FACILITIES COLLATERAL AGENT” (OR OTHER APPLICABLE TITLE) ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO EACH ACCEPTABLE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH ACCEPTABLE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN EACH ACCEPTABLE INTERCREDITOR AGREEMENT.
(b)    Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between any Acceptable Intercreditor Agreement and any Loan Document, the terms of such Acceptable Intercreditor Agreement shall govern and control.
SECTION 9.21.    Acknowledgment Regarding Any Supported QFCs. (a)  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes
[[~~6495703~~8000343]]

subject to a proceeding under a U.S. Special Resolution Regime, default rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such default rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[Remainder of page intentionally left blank]

[[~~6495703~~8000343]]

[[8000327]]